Exhibit 10.4

Execution Version

DATED 28 SEPTEMBER 2018

TRINSEO EUROPE GMBH (formerly STYRON EUROPE GMBH)

(as a Swiss Seller, a Swiss Servicer and Chargor)

TRINSEO EXPORT GMBH

(as a Swiss Seller, a Swiss Servicer and Pledgor)

TRINSEO DEUTSCHLAND ANLAGENGESELLSCHAFT MBH (formerly STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH)

(as German Seller and German Servicer)

TRINSEO NETHERLANDS B.V. (formerly STYRON NETHERLANDS B.V.)

(as Dutch Seller and Dutch Servicer)

TRINSEO LLC (formerly STYRON LLC)

(as U.S. Seller and U.S. Servicer)

TRINSEO U.S. RECEIVABLES COMPANY SPV LLC

(as U.S. Intermediate Transferor)

STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY

(as Master Purchaser and Chargee)

TRINSEO FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN (formerly STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN)

(as Investment Manager and Styron Noteholder)

REGENCY ASSETS DESIGNATED ACTIVITY COMPANY

(as Regency Noteholder)

HSBC BANK PLC

(as Cash Manager and Master Purchaser Account Bank)

TRINSEO HOLDING S.À R.L. (formerly STYRON HOLDING S.À R.L.)

(as Parent)

TMF ADMINISTRATION SERVICES LIMITED

(as Corporate Administrator and Registrar)

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee)

DEED OF AMENDMENT AND RESTATEMENT

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THIS DEED is dated 28 September 2018 and made between:

(1)       TRINSEO EUROPE GMBH (formerly STYRON EUROPE GMBH), a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen, Switzerland, being an indirect wholly-owned subsidiary of the Parent (a “Swiss Seller”, a “Swiss Servicer” and “Chargor”);

(2)       TRINSEO EXPORT GMBH, a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen, Switzerland, being an indirect wholly-owned subsidiary of the Parent (a “Swiss Seller” and together with Trinseo Europe GmbH, the “Swiss Sellers”, a “Swiss Servicer” and together with Trinseo Europe GmbH, the “Swiss Servicers”, and “Pledgor”);

(3)       TRINSEO DEUTSCHLAND ANLAGENGESELLSCHAFT MBH (formerly STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH), incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung), registered at the “local court (Amtsgericht) of Tostedt under HRB 202609 and having its business address at Kölner Straße 10, 65760 Eschborn, Germany (the “German Seller” and the “German Servicer”);

(4)       TRINSEO NETHERLANDS B.V. (formerly STYRON NETHERLANDS B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands, having its corporate seat (statutaire zetel) in Terneuzen, The Netherlands and its registered office at Innovatieweg 14, 4542 NM Hoek (Terneuzen), The Netherlands (the “Dutch Seller” and the “Dutch Servicer”);

(5)       TRINSEO LLC (formerly STYRON LLC), a limited liability company formed under the laws of the State of Delaware, having its primary office at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, (the “U.S. Seller” and the “U.S. Servicer”);

(6)       TRINSEO U.S. RECEIVABLES COMPANY SPV LLC, a limited liability company organized under the laws of the State of Delaware, having its primary office at c/o Trinseo LLC at 1000 Chesterbrook Boulevard, Suite 300, Berwyn,  Pennsylvania 19312, in its capacity as the U.S. Intermediate Transferor (the “U.S. Intermediate Transferor” and, together with the Swiss Sellers, the German Seller, the Dutch Seller and the U.S. Seller, the “Sellers”);

(7)       STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY a company incorporated in Ireland with registration number 486138, whose registered office is at 3rd Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1, Ireland  (the “Master Purchaser”, the “Pledgee”, and the “Chargee”);

(8)       TRINSEO FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN (formerly STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN), a Swiss branch, with offices located at Zugerstrasse 231, CH-8810, Horgen, Switzerland, of Trinseo Finance Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at

46A avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 151.012 and having a share capital of USD 10,025,001 (the “Investment Manager” and the “Styron Noteholder”);

(9)       REGENCY ASSETS DESIGNATED ACTIVITY COMPANY a company incorporated in Ireland with registration number 272959, whose registered office is at 6th Floor, Pinnacle 2, Eastpoint Business Park, Dublin 3, Ireland (the “Regency Noteholder”);

(10)     HSBC BANK PLC, a company incorporated in England and Wales (Company Number: 14259) having its registered office at 8 Canada Square,  London El4 5HQ (the “Cash Manager” and the “Master Purchaser Account Bank”);

(11)     TRINSEO HOLDING S.À R.L. (formerly STYRON HOLDING S.À R.L.), a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 46A avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.582 and having a share capital of US$ 162,815,834.12 (the “Parent” and the “Guarantor”);

(12)     TMF ADMINISTRATION SERVICES LIMITED, a company incorporated in Ireland, whose registered office is at 3rd Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1, Ireland (the “Corporate Administrator” and the “Registrar”); and

(13)     THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office  at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as security trustee under the Styron Security Deed (the “Styron Security Trustee”),

(together the “Parties”).

IT IS AGREED as follows:

1.         DEFINITIONS AND INTERPRETATION

1.1       Definitions

1.2       In this Deed:

“2018 Amendment Effective Date” means the date of this Deed.

“Amendment Conditions Precedent” means the conditions precedent set out in Schedule 1 hereto.

“Amendments” means the amendments being effected by this Deed.

“Original Master Definitions and Framework Deed” means the Master Definitions and Framework Deed dated 12 August 2010 and amended on 17 August  2010,  24 May 2011, 4 July 2012, 30 May 2013, 25 June  2015, 4 February 2016, 31 October 2016 and 21 December 2017 between  the Parties.

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“Seller and Servicer Party” shall have the meaning given to it in Clause 14.1 of the Original Master Definitions and Framework Deed.

“Transaction Documents” shall have the meaning given to it in the Original Master Definitions and Framework Deed.

“Variable Loan Note Issuance Deed” means the variable loan note issuance deed dated 12 August 2010 and as amended and restated on 24 May 2011, 30 May 2013 and 31 October 2016 between the Master Purchaser, the Registrar, the Cash Manager, the Styron Security Trustee and the Noteholders.

1.3       Incorporation of defined terms

(a)       Unless a contrary indication appears, a term defined in any other Transaction Document has the same meaning in this Deed.

(b)       The principles of construction set out in the Original Master Definitions and Framework Deed shall have effect as if set out in this Deed.

1.4       Clauses

In this Deed any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Deed.

1.5       Designation

In accordance with the Original Master Definitions and Framework Deed, the Instructing Party and the Master Purchaser nominate this Deed a Transaction Document.

2.         CONSENT TO THE STYRON SECURITY TRUSTEE

Each of the Parties (other than the Styron Security Trustee):

(a)        confirms that it has formed its own view in relation to the Amendments without any reliance on the Styron Security Trustee;

(b)        confirms that it consents to the Amendments;

(c)        authorises and directs the Styron Security Trustee to consent to such Amendments and to execute this Deed to effect such Amendments;

(d)        agrees that the Styron Security Trustee shall not be responsible for any losses or Liabilities that may arise under this Deed, the Notes, or any Transaction Document as a result of implementing Clause 2(c) (and the Noteholders irrevocably waive any claims against the Styron Security Trustee in respect of such losses or Liabilities) and shall have no liability for the exercise or non- exercise of any trusts, powers, authorities or discretions vested in the Styron Security Trustee in connection with this Deed, the Amendments, any Transaction Document or any operation of law.

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3.         AMENDMENTS

3.1       Amendment of the Original Master Definitions and Framework Deed

With effect from the 2018 Amendment Effective Date the Original Master Definitions and Framework Deed shall be amended and restated so that it shall be read and construed for all purposes on the terms set out in Schedule 2 hereto.

3.2       Amendment of the Variable Loan Note Issuance Deed

With effect from the 2018 Amendment Effective Date the Variable Loan Note Issuance Deed shall be amended such that Clause 15.3 (Article 405 of the Capital Requirements Regulation) thereof shall be deleted and marked as “Reserved”.

4.         AMENDMENTS TO BECOME EFFECTIVE

4.1       The Amendments shall take place subject to the satisfaction or waiver by the Cash Manager of each of the Amendment Conditions Precedent (acting reasonably).

5.         REPRESENTATIONS AND WARRANTIES AND COVENANTS

5.1       The Master Purchaser represents and warrants on the terms of the Master Purchaser Warranties, by references to the facts and circumstances as at the 2018 Amendment Effective Date.

5.2       On the date of this Deed and on each Monthly Payment Date, each Trinseo Party represents and warrants that no Trinseo Party, any director or officer, or any employee, agent or Affiliate, of any Trinseo Party or any of its Subsidiaries is:

(a)        a Person that is, or is owned or controlled by Persons that are, the target/subject of any Sanctions; or

(b)        located, organised or resident in a country or territory that is, or whose government is, the target/subject of Sanctions, including, without limitation, currently, Cuba, Iran, North Korea, Sudan, Crimea and Syria.

5.3       On the date of this Deed and on each Monthly Payment Date, each Trinseo Party represents and warrants that no Trinseo Party, nor to the knowledge of any Trinseo Party, any director, officer, agent, employee, affiliate or other person acting on behalf of such Trinseo Party or any of its subsidiaries is  aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”)  and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Further, each Trinseo Party represents and warrants that each Trinseo Party and, to the knowledge of each Trinseo Party, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures  designed

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to provide, and which are reasonably expected to continue to provide, continued compliance therewith.

5.4       Each Trinseo Party shall procure that no Trinseo Entity will directly or indirectly use the proceeds obtained under the Transaction Documents or lend, contribute or otherwise make available such proceeds to any Person:

(a)        to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or

(b)        in any other manner that would result in a violation of Sanctions by any  Person (including the Cash Manager and the Regency Noteholder, whether as underwriter, advisor, investor or otherwise).

5.5       Each Trinseo Party shall procure that no part of the proceeds obtained under the Transaction Documents will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.

6.         CONTINUITY AND FURTHER ASSURANCE

6.1       Continuing obligations

The provisions of the Original Master Definitions and Framework Deed and the other Transaction Documents shall, save as amended by this Deed, continue in full force and effect.

6.2       Further assurance

Each of the Parties shall, at the request of the Sellers or the Master Purchaser, and at the expense of the Sellers, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Deed.

7.         EXECUTION OF DEED BY PARENT

7.1       The Parent shall execute this Deed on behalf of each Seller and Servicer Party in accordance with Clause 14.1 of the Original Master Definitions and Framework Deed (Appointment of Parent by Seller and Servicer Parties; Modification and Waiver).

8.         COSTS, EXPENSES AND INDEMNIFICATION

8.1       The Master Purchaser shall, from time to time on demand of the Styron Security Trustee, reimburse the Styron Security Trustee for all properly incurred, costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation and execution or purported execution of this Deed.

8.2       The Regency Noteholder and the Master Purchaser hereby agree to indemnify the Styron Security Trustee against all actions, proceedings, claims, demands, liabilities,  losses,  damages,  costs,  expenses  and  charges  (including legal

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expenses and together with value added tax or any similar tax charged or chargeable in respect thereof) which the Styron Security Trustee or any person appointed by it (or their respective officers or employees) may incur directly or indirectly from the exercise of the powers vested in the Styron Security Trustee by or pursuant to the Styron Security Deed or as a result of any actions taken pursuant to this Deed.

9.         GOVERNING LAW AND JURISDICTION

9.1       This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.2       The Parties submit to the exclusive jurisdiction of the English courts.

10.       MISCELLANEOUS

10.1     Incorporation of terms

The provisions of Clause 8 (Notices), Clause 13 (Waivers; Remedies Cumulative), Clause 15 (Entire Agreement), Clause 16 (No Liability), 17 (Limited Recourse and Non-Petition in Favour of Regency Noteholder),  Clause 18 (Miscellaneous Provisions), Clause 19 (Counterparts), Clause 21 (Contracts (Rights of Third Parties) Act 1999), and Clause 24 (Restriction on Enforcement of Security, Non-Petition and Limited Recourse in Favour of the Master Purchaser) of the Original Master Definitions and Framework Deed shall be incorporated into this Deed as if set out in full in this Deed and as if references in those clauses to “this Deed” are references to this Deed.

This Deed has been entered into on the date stated at the beginning of this Deed.

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SCHEDULE 1

CONDITIONS PRECEDENT LIST FOR TRINSEO AR SECURITISATION EIGHTH AMENDMENT

The Dutch Seller

(1)         Solvency Certificate in respect of the Dutch Seller in form and substance satisfactory to the Cash Manager, dated the 2018 Amendment Effective Date.

Parent

(2)         Copies of the resolutions, in form and substance satisfactory to the Cash Manager, of the board of managers of the Parent authorising the execution, delivery and performance of this Deed, certified by a manager of the Parent as of the 2018 Amendment Effective Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(3)         A certificate as to the incumbency and signature of the managers or other attorneys authorised to sign this Deed on behalf of the Parent and any certificate or other document to be delivered pursuant thereto, certified by any manager of the Parent together with evidence of the incumbency of such manager.

(4)         Up to date Commercial Register excerpts in respect of the Parent dated no earlier than 10 calendar days prior to the 2018 Amendment Effective Date.

(5)         Solvency Certificate in respect of the Parent in form and substance satisfactory to the Cash Manager, dated the 2018 Amendment Effective Date.

Each Swiss Seller

(6)         Solvency Certificates in respect of each of the Swiss Sellers in form and substance satisfactory to the Cash Manager, dated the 2018 Amendment Effective Date.

German Seller

(7)         Solvency Certificate in respect of the German Seller in form and substance satisfactory to the Cash Manager, dated the 2018 Amendment Effective Date.

U.S. Seller

(8)         Solvency Certificate in respect of the U.S. Seller in form and substance satisfactory to the Cash Manager, dated the 2018 Amendment Effective Date.

U.S.   Intermediate Transferor

(9)         A certificate of the secretary or other responsible officer of the U.S. Intermediate Transferor, dated as of the 2018 Amendment Effective Date, and certifying (a) that attached thereto is a true and complete copy of the organisational documents (including all amendments or other modifications thereto) of the U.S. Intermediate Transferor, as in effect on the 2018 Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (b) of this paragraph, (b) that attached thereto is a true  and

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complete copy of the resolutions of the board of directors (or committee thereof), directors, managers or members, as the case may be, of the U.S. Intermediate Transferor authorising the execution, delivery and performance of this Deed and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or  rescinded and are in full force and effect, and (c) the authority and specimen signature of   each officer executing this Deed.

(10)       Copies of the latest versions of the organisational documents of the U.S. Intermediate Transferor certified as of a recent date by the appropriate authority of the jurisdiction of the U.S. Intermediate Transferor to be a true and up to date copy of the original, attached as a schedule to the certificate provided under paragraph (10) above.

(11)       Certificates of compliance, of status or of good standing (if applicable), dated as of a recent date, from the Secretary of State or other appropriate authority of the U.S. Intermediate Transferor’s jurisdiction of organization, attached as a schedule to the certificate provided under paragraph (10) above.

(12)       Solvency Certificate in respect of the U.S. Intermediate Transferor in form and substance satisfactory to the Cash Manager, dated the 2018 Amendment Effective Date.

(13)       Compliance Certificate in respect of the U.S. Intermediate Transferor in the form set out in Schedule 3 to the U.S. Intermediate Transfer Agreement dated the 2018 Amendment Effective Date.

Master Purchaser

(14)       Copies of the resolutions, in form and substance satisfactory to the Cash Manager, of the board of directors of the Master Purchaser authorising the execution,  delivery and performance of this Deed, certified by an officer of the Master Purchaser as of the 2018 Amendment Effective Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(15)       A certified copy of the power of attorney granted by the Master Purchaser to the attorneys of the Master Purchaser authorised to sign this Deed on behalf of the Master Purchaser.

Legal Opinions

(16)       A Luxembourg legal opinion from Luxembourg counsel to the Parent, addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Guarantor, the Investment Manager and the Styron Noteholder dated the 2018 Amendment Effective Date.

(17)       Reed Smith English enforceability opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the 2018 Amendment Effective Date in respect of this Deed.

(18)       A U.S. limited liability company opinion (including corporate authority, execution and delivery) from U.S. counsel to the U.S. Intermediate Transferor addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the 2018 Amendment Effective Date.

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General

(19)       Execution of this Deed

(20)       Officer’s Certificate, in form and substance satisfactory to the Cash Manager, confirming that each of the Investment Manager and the Styron Noteholder has not revoked the appointment of the Parent to take any action under Clause 14.1(a) of the Original Master Definitions and Framework Deed.

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SCHEDULE 2

AMENDED AND RESTATED MASTER DEFINITIONS AND FRAMEWORK DEED

SCHEDULE 2	Execution Version

TRINSEO EUROPE GMBH (formerly STYRON EUROPE GMBH)

(as Swiss Seller, Swiss Servicer and Chargor)

TRINSEO EXPORT GMBH

(as Swiss Seller, Swiss Servicer and Pledgor)

TRINSEO DEUTSCHLAND ANLAGENGESELLSCHAFT MBH (formerly STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH)

(as German Seller and German Servicer)

TRINSEO NETHERLANDS B.V. (formerly STYRON NETHERLANDS B.V.)

(as Dutch Seller and Dutch Servicer)

TRINSEO LLC (formerly STYRON LLC)

(as U.S. Seller and U.S. Servicer)

TRINSEO U.S. RECEIVABLES COMPANY SPV LLC

(as U.S. Intermediate Transferor)

STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY

(as Master Purchaser and Chargee)

TRINSEO FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN (formerly STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN)

(as Investment Manager and Styron Noteholder)

REGENCY ASSETS DESIGNATED ACTIVITY COMPANY

(as Regency Noteholder)

HSBC BANK PLC

(as Cash Manager and Master Purchaser Account Bank)

TRINSEO HOLDING S.À R.L. (formerly STYRON HOLDING S.À R.L.)

(as Parent)

TMF ADMINISTRATION SERVICES LIMITED

(as Corporate Administrator and Registrar)

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee)

MASTER DEFINITIONS AND FRAMEWORK DEED

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SCHEDULE 2	Execution Version

THIS DEED is made on 12 August 2010 as amended and restated on 17 August 2010, 24 May 2011, 4 July 2012, 30 May 2013, 4 February 2016, 31 October 2016, 21 December 2017

and 28 September 2018.

BETWEEN:

(1)       TRINSEO EUROPE GMBH (formerly STYRON EUROPE GMBH), a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH- 8810 Horgen, Switzerland, being an indirect wholly-owned subsidiary of the Parent (a “Swiss Seller”, a “Swiss Servicer” and the “Chargor”);

(2)       TRINSEO EXPORT GMBH, a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen, Switzerland, being an indirect wholly-owned subsidiary of the Parent (a “Swiss Seller”, together with Trinseo GmbH, the “Swiss Sellers”, a “Swiss Servicer”, together with Trinseo GmbH, the “Swiss Servicers” and “Pledgor”);

(3)       TRINSEO DEUTSCHLAND ANLAGENGESELLSCHAFT MBH (formerly STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH), incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung), registered at the “local court (Amtsgericht) of Tostedt under HRB 202609 and having its business address at Kölner Straße 10, 65760 Eschborn, Germany (the “German Seller” and the “German Servicer”);

(4)       TRINSEO NETHERLANDS B.V. (formerly STYRON NETHERLANDS B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands, having its corporate seat (statutaire zetel) in Terneuzen, The Netherlands and its registered office at Innovatieweg 14, 4542 NM Hoek (Terneuzen), The Netherlands  (the “Dutch Seller” and the “Dutch Servicer”);

(5)       TRINSEO LLC (formerly STYRON LLC), a limited liability company formed under the laws of the State of Delaware, having its primary office at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, (the “U.S. Seller” and the “U.S. Servicer”);

(6)       TRINSEO U.S. RECEIVABLES COMPANY SPV LLC, a limited liability company organized under the laws of the State of Delaware, having its primary office at c/o Trinseo LLC at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, in its  capacity as the U.S. Intermediate Transferor (the “U.S. Intermediate Transferor” and together with the Swiss Sellers, the German Seller, the Dutch Seller and the U.S. Seller, the “Sellers”);

(7)       STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY a  company incorporated in Ireland with registration number 486138, whose registered office is at 3rd Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1, Ireland (the “Master Purchaser”, the “Pledgee”, and the “Chargee”);

(8)       TRINSEO FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN (formerly STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN), a Swiss branch, with offices located at Zugerstrasse 231, CH-8810, Horgen, Switzerland, of Trinseo Finance Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 446A avenue John F. Kennedy, L-1855 Luxembourg, Grand- Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 151.012 (the “Investment Manager” and the “Styron Noteholder”);

(9)       REGENCY ASSETS DESIGNATED ACTIVITY COMPANY a company incorporated in Ireland with registration number 272959, whose registered office is at 6th Floor, Pinnacle 2, Eastpoint Business Park, Dublin 3, Ireland (the “Regency Noteholder”);

(10)     HSBC BANK PLC, a company incorporated in England and Wales (Company Number: 14259) having its registered office at 8 Canada Square, London El4 5HQ (the “Cash Manager” and the “Master Purchaser Account Bank”);

(11)     TRINSEO HOLDING S.À R.L. (formerly STYRON HOLDING S.À R.L.), a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 46A avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.582 (the “Parent” and the “Guarantor”);

(12)     TMF ADMINISTRATION SERVICES LIMITED, a company incorporated in Ireland, whose registered office is at 3rd Floor, Kilmore House, Park Lane, Spencer    Dock, Dublin 1, Ireland (the “Corporate Administrator” and the “Registrar”); and

(13)     THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated  with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as security trustee under the Styron Security Deed (the “Styron Security Trustee”),

(together the “Parties”).

BACKGROUND:

(A)      The Sellers wish to sell and the Master Purchaser wishes to purchase Receivables, on the terms and subject to the conditions set out in the Master Receivables Purchase Agreements to be funded by means of the issue of Commercial Paper or by means of drawings under the Liquidity Facility Agreement.

(B)      In connection with the Transaction each of the parties to this Deed will enter into the Transaction Documents to which it is a party on or about the date of this Deed or prior thereto and each of the parties wishes to record its agreement regarding the incorporation of the definitions, the interpretation of certain words and expressions, contained in Clause 2, and, except as otherwise provided in the Transaction Documents, the provisions set out in Clauses 3 to 8 and 10 to 25, into the relevant Transaction Documents and the relevant parties wish to enter into the obligations contained herein on the terms and subject to the conditions contained herein.

1.         INTERPRETATION

1.1       Capitalised terms in this Deed shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in  Clause 2.1 (as it may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) and this Deed shall be construed in accordance with the principles of construction set out in Clauses 2.2 to 2.11.

1.2       Where any party to this Deed from time to time acts in more than one capacity under  a Transaction Document, the provisions of this Deed shall apply to it as though it  were a separate party in each such capacity except insofar as they require it in one capacity to give any notice or information to itself in another capacity.

1.3       In the event of any conflict between the terms of the German Receivables Purchase Agreement and this Master Definitions and Framework Deed, the terms of the  German Receivables Purchase Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee, and in the event of any conflict between the terms of the German Servicing Agreement and this Master Definitions and Framework Deed, the terms of the  German Servicing Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee. In the event of any conflict between the terms of the Swiss Receivables Purchase Agreement and this Master Definitions and Framework Deed, the terms of the Swiss Receivables Purchase Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee.

1.4       In the event of any conflict between the terms of the U.S. Receivables Purchase Agreement and this Master Definitions and Framework Deed, the terms of the U.S. Receivables Purchase Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee, in the event of any conflict between the terms of the U.S. Intermediate Transfer Agreement and this Master Definitions and Framework Deed, the terms of the U.S. Intermediate Transfer Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee and in the event of any conflict between the terms of the U.S. Servicing Agreement and this Master Definitions and Framework Deed, the terms of the U.S. Servicing Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee.

1.5       The various Clauses of this Deed shall be incorporated in the U.S. Transaction Documents only to the extent expressly stated therein.

2.         DEFINITIONS

2.1       In any agreement, instrument or deed expressly and specifically incorporating by reference this Master Definitions and Framework Deed the following expressions shall, except where the context otherwise requires and except where otherwise defined therein, have the following meanings:

“2009 Act” means the Land and Conveyancing Law Reform Act 2009 of Ireland. “2016 Amendment Effective Date” means 31 October 2016.

“2017 Amendment Effective Date” means 21 December 2017.

“2018 Amendment Effective Date” means 28 September 2018.

“Account Bank Agreement” means the agreement so named dated on or about the Closing Date between the Master Purchaser, the Cash Manager, the Master Purchaser Account Bank and the Styron Security Trustee.

“Account Control Agreements” means (a) the UK Account Control Deed dated on  or about the Closing Date by which the Swiss Sellers have created security over its Collection  Accounts,  (b)  the  U.S.  Account  Control  Agreements,  (c)  the     Dutch

Collection Account Security Agreement, (d) the Belgian Collection Account Pledge Agreement, (e) the German Account Pledge Agreement, (f) the Trinseo Export German Account Pledge Agreement and (g) any other account control agreement entered into between a Seller, the Master Purchaser and the Styron Security Trustee.

“Account Details” means the details of each of the Master Purchaser Accounts set  out in Schedule 13 of this Framework Deed.

“Accounting Reference Date” means, in each year:

(a)        in respect of the Master Purchaser, 31 March;

(b)        in respect of the Swiss Sellers, 31 December;

(c)        in respect of the Swiss Servicers, 31 December;

(d)        in respect of the German Seller, 31 December;

(e)        in respect of the German Servicer, 31 December;

(f)        in respect of the Dutch Seller, 31 December;

(g)        in respect of the Dutch Servicer, 31 December;

(h)        in respect of the U.S. Seller, 31 December;

(i)         in respect of the U.S. Servicer, 31 December; and

(j)         in respect of the U.S. Intermediate Transferor, 31 December.

“Accounting Reference Period” means, in respect of a Seller, the Master Purchaser or a Servicer, the period from (and including) an Accounting Reference Date in  respect of such Person to (but excluding) the next Accounting Reference Date in respect of such Person.

“Accounts” means the Master Purchaser Accounts and any other account of the Master Purchaser to be established pursuant to the Account Bank Agreement, each an “Account”.

“Additional Conditions Precedent” means the conditions precedent set out in Schedule 10 (Additional Conditions Precedent).

“Additional Note Issue Notice” means a notice of an Additional Offer delivered by the Master Purchaser to each Noteholder in accordance with Clause 6.1 (Additional Offer) of the Variable Loan Note Issuance Deed.

“Additional Offer” means an offer of an increase in the Principal Amount Outstanding of a Note pursuant to an Additional Note Issue Notice.

“Additional Principal Amount” means the Regency USD Note Additional Principal Amount, Regency EUR Note Additional Principal Amount, the Styron USD Note

Additional Principal Amount or the Styron EUR Note Additional Principal Amount,  as applicable.

“Additional Subscription Price” means the amount which a Noteholder is required  to pay for each $1 or €1 in Additional Principal Amount of the relevant Notes as specified in the relevant Additional Offer.

“Adjusted Spot Rate” means the rate advised by the Cash Manager from time to time.

“Affected Person” means any of the Regency Noteholder, the Instructing Party, the Liquidity Facility Provider and Styron Security Trustee.

“Affiliate” or “affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Aggregate Note Principal Amount Outstanding” means the aggregate Principal Amount Outstanding (calculated using the USD Equivalent of such amounts where applicable) of the Regency USD Note Principal Amount Outstanding, the Regency EUR Note Principal Amount Outstanding, the Styron USD Note Principal Amount Outstanding and the Styron EUR Note Principal Amount Outstanding.

“Aggregate Obligor Overconcentration Amount” means, as of any Determination Date, an amount equal to the sum of the Obligor Overconcentration Amounts of all Obligors at the end of the preceding Business Day.

“Aggregate Receivables Balance” means, as at any Determination Date, the USD Equivalent of the aggregate Outstanding Balances of all Eligible Receivables which are Purchased Receivables.

“Aggregate Regency Note Principal Amount Outstanding” means the aggregate Principal Amount Outstanding (calculated using the USD Equivalent of such amounts where applicable) of the Regency USD Note Principal Amount Outstanding and the Regency EUR Note Principal Amount Outstanding.

“AIFMD” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No 1060/2009 and (EU) No 1095/2010.

“AIFMR” means Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012 supplementing Directive 2011/61/EU of the European Parliament and of the Council with regard to exemptions, general operating conditions, depositaries, leverage, transparency and supervision.

“Ancillary Rights” means in relation to a Right, all ancillary rights, accretions and supplements to such Right, including any guarantees or indemnities in respect of such Right.

“Applicable Stress Factor” means 2.5.

“Approved Currencies” means Euro and US Dollars but, (i) in the case of the German Receivables Purchase Agreement, Euro only, (ii) in the case of the Dutch Receivables Purchase Agreement, Euro only and (iii) in the case of the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement, US Dollars only.

“Asset” means (i) any Contract, (ii) all Receivables in respect of any Contract and

(iii) the Asset Records in respect thereof, and together assigned or proposed to be assigned by a Seller to the U.S. Intermediate Transferor or the Master Purchaser in accordance with the terms of a Master Receivables Purchase Agreement.

“Asset Records” means the original or any copies of the Contracts and all documents and records, in whatever form or medium, relating to the Contracts, including all computer tapes and disks specifying, among other things Obligor details, the amounts and dates on which payments are due and are paid under the Contracts and identifying any Contract which has been subject to a hostile termination or written off.

“Asset Shortfall” means as at any date of determination:

(a)        the USD Equivalent of the amount by which aggregate of:

(i)         the EUR Proportion of the Purchase Base;

(ii)       the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts denominated in EUR; and

(iii)      the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts not denominated in EUR (for the purposes of this calculation, these amounts shall be converted to EUR using the Adjusted Spot Rate), is, or would be where applicable, following any funding, purchase or repayment occurring or anticipated to occur immediately prior to such determination on any day, less than the aggregate Principal Amount Outstanding of the Regency EUR Note Principal Amount Outstanding; or

(b)        the amount by which the aggregate of:

(i)         the USD Proportion of the Purchase Base;

(ii)       the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts denominated in USD; and

(iii)      the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts not denominated in USD (for the purposes of this calculation, these amounts shall be converted to USD using the Adjusted Spot Rate), is, or would be where applicable, following any funding, purchase or repayment occurring or anticipated to occur immediately prior to such determination on any day, less than the aggregate Principal Amount Outstanding of the Regency USD Note Principal Amount Outstanding it being specified that there should be no double counting between the amounts referred to in paragraphs (a)(ii) and (a)(iii) and the amounts referred to paragraphs (b)(ii) and (b)(iii) of this definition.

“Assigned Rights” means the Benefit of the Contracts and the Receivables assigned or to be assigned to the U.S. Intermediate Transferor or the Master Purchaser by a Seller in accordance with the terms of a Master Receivables Purchase Agreement.

“Auditors” means:

(a)        in respect of the Master Purchaser, such firm of accountants as may be appointed by the Master Purchaser;

(b)        in respect of the Swiss Sellers, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Swiss Sellers;

(c)        in respect of the Swiss Servicers, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Swiss Servicers;

(d)        in respect of the German Seller, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the German Seller;

(e)        in respect of the German Servicer, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the German Servicer;

(f)        in respect of the Dutch Seller, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Dutch Seller;

(g)        in respect of the Dutch Servicer, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Dutch Servicer;

(h)        in respect of the U.S. Seller, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the U.S. Seller;

(i)         in respect of the U.S. Servicer, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the U.S. Servicer; and

(j)         in respect of the U.S. Intermediate Transferor, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the U.S.  Intermediate Transferor.

“Authorised Investments” means, in respect of investments made by a Seller of funds standing in the balance of the US Dollar and Euro denominated Collection Accounts, deposits made into accounts held in the name of Styron Receivables Funding Designated Activity Company at HSBC Bank plc or Deutsche Bank AG pursuant to a Bank Mandate.

“Authorised Signatory” means, in relation to any Transaction Party, any Person who is duly authorised and in respect of whom a certificate has been provided signed by a director or another duly authorised Person of such Transaction Party setting out the name and signature of such Person and confirming such Person’s authority to act.

“Bank Mandate” means a Bank Mandate that may be in place from time to time, among the Servicers, the Master Purchaser and HSBC plc or Deutsche Bank AG London in the form attached as Schedule 14 (Form of Bank Mandate).

“Bank Receivables” has the meaning given in Clause 3 (Charge) of the UK Account Control Deed.

“Basel III” means:

(a)        the agreements on capital requirements, a leverage ratio and liquidity  standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)        the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)        any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Belgian Collection Account Pledge Agreement” means the Belgian Collection Account Pledge Agreement dated on or about the Dutch Closing Date by which the Dutch Seller has created security over the Belgian law governed Collection Accounts and any other account control agreements entered into among the Dutch Seller, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

“Benefit” in respect of any Right held, assigned, conveyed, transferred, charged, sold or disposed of by any Person shall be construed so as to include:

(a)        all right, title, interest and benefit, present and future, actual and contingent (and interests arising in respect thereof) of such Person in, to, under and in respect of such Right and all Ancillary Rights in respect of such Right;

(b)        all monies and proceeds payable or to become payable under, in respect of, or pursuant to such Right or its Ancillary Rights and the right to receive payment of such monies and proceeds and all payments made including, in respect of any bank account, all sums of money which may at any time be credited to such bank account together with all interest accruing from time to time on such money and the debts represented by such bank account;

(c)        the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of such Person contained in or relating to such Right or its Ancillary Rights;

(d)        the benefit of all powers of and remedies for enforcing or protecting such Person’s right, title, interest and benefit in, to, under and in respect of such Right or its Ancillary Rights, including the right to demand,    sue for, recover,

receive and give receipts for proceeds of and amounts due under or in respect of or relating to such Right or its Ancillary Rights; and

(e)        all items expressed to be held on trust for such Person under or comprised in any such Right or its Ancillary Rights, all rights to deliver notices or take such steps as are required to cause payment to become due and payable in respect  of such Right and its Ancillary Rights, all rights of action in respect of any breach of or in connection with any such Right and its Ancillary Rights and all rights to receive damages or obtain other relief in respect of such breach.

“Billed Receivables” means, on the relevant Purchase Date, a Receivable that has arisen under a Contract in respect of the sale of chemical products to an Obligor and  in respect of which an Invoice has been issued on or prior to such Purchase Date.

“Breach of Duty” means in relation to any Person, a wilful default, fraud, illegal dealing, negligence or breach of any agreement by such Person.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are generally open for business in London, Dublin, Zurich, Rotterdam, New York, Dallas, Texas, and, except with respect to any U.S. Transaction Document, which is a TARGET Day.

“Carry Cost Stress Rate” means the aggregate (expressed as a percentage) of:

(i)         2 x the current proportion (expressed as a percentage) of the Receivables from Unrestricted Countries divided by the Net Eligible Receivables Balance, and

(ii)       4 x the current proportion (expressed as a percentage) of the Receivables from Eligible Countries divided by the Net Eligible Receivables Balance.

“Carrying Cost Reserve” means, as of any date of determination, an amount equal  to:

(NERB x CCRR)

Where:

NERB     =            the  lesser  of  (i)  the  Facility  Limit  and  (ii)  the Net Eligible Receivables Balance as of the close of business of the Investment Manager on such date.

CCRR     =            The Carrying Cost Reserve Ratio on such date.

“Carrying Cost Reserve Ratio” means, on any Monthly Reporting Date, an amount expressed as a percentage equal to:

(i)         the Reuters Screen Rate for 1 months USD plus 3%, multiplied by

(ii)       the Carry Cost Stress Rate, multiplied by

(iii)      the Days Sales Outstanding, divided by

(iv)       360.

“Cash Control Events” means the occurrence of any of the following events:

(a)        any Termination Event that has not been remedied or waived;

(b)        an event that but for the giving of notice or lapse of time would constitute a Swiss Servicer Default, a German Servicer Default, a Dutch Servicer Default or a U.S. Servicer Default of the kind described in paragraph (a)(ii), (a)(iii)  or

(c)        of Schedule 2; or

(c)        an event that but for the giving of notice or the lapse of time would constitute  a Termination Event of the kind described in paragraph (a) of Part A of Schedule 1 or a Perfection Event of the kind described in paragraphs (a) to (e) of Part B of Schedule 1.

“Cash Management Agreement” means the agreement so named dated 12 August 2010 between the Master Purchaser, the Cash Manager, the Regency Noteholder, the Styron Noteholder and the Styron Security Trustee, as amended and restated on 24 May 2011 and on or around the Dutch Closing Date.

“Cash Management Report” means a report prepared by the Cash Manager in accordance with Paragraph 23 (Cash Management Report) of Schedule 1 (Services to be provided by Cash Manager) of the Cash Management Agreement.

“Cash Management Services” means the services to be provided by the Cash Manager as set out in Schedule 1 (Services to be provided by Cash Manager) of the Cash Management Agreement.

“Cash Manager” means HSBC Bank plc in its capacity as Cash Manager in accordance with the terms of the Cash Management Agreement.

“Cash Manager Covenants” means the covenants made by the Cash Manager contained in Schedule 3 (Cash Manager Covenants) of the Cash Management Agreement.

“Cash Manager Event” means any of the events set out in Clause 14 (Cash Manager Events) of the Cash Management Agreement.

“Cash Manager Event Notice” means a notice to the Cash Manager from the Master Purchaser or the Styron Security Trustee advising the Cash Manager of the occurrence of a Cash Manager Event.

“Cash Manager Records” means the original or any copies of all documents and records, in whatever form or medium, relating to the Cash Management Services including all computer tapes, files and disks relating to the Cash Management Services.

“Cash Manager Reporting Date” means the Business Day prior to each Monthly Payment Date.

“Cash Manager Termination Date” means the date specified in a Cash Manager Termination Notice or in a notice delivered pursuant to Clause 17.1 (Termination of Appointment by Notice) of the Cash Management Agreement or determined in accordance with Clause 17.2 (Agreement to terminate on appointment of Successor Cash Manager) of the Cash Management Agreement.

“Cash Manager Termination Notice” means a notice to the Cash Manager from the Master Purchaser or the Styron Security Trustee delivered in accordance with the terms of Clause 16 (Termination on Delivery of Cash Manager Termination Notice)  of the Cash Management Agreement.

“Cash Manager Warranties” means the warranties made by the Cash Manager contained in Schedule 2 (Cash Manager Representations and Warranties) of the Cash Management Agreement.

“Change of Control” means the occurrence of any of the following:

(a)        a Person owns beneficially and of record directly or indirectly ordinary shares representing more than 50% of the voting power of the Parent and the Sellers of the votes capable of being cast; and

(b)        that Person is otherwise not acceptable to the Master Purchaser (acting reasonably) or the Cash Manager (acting reasonably),

provided that an initial underwritten public offering of the ordinary share capital of any Sellers, any member of the Sellers’ group or any of their holding companies to be listed or traded on any recognised investment exchange or market in any country shall not of itself be considered a Change of Control.

“Charge” means the charge held by the Chargee over all of the Bank Receivables pursuant to Clause 3 (Charge) of the UK Account Control Deed.

“Charged Account” means the account(s) specified in the relevant Account Control Agreement.

“Charged Property” means all the property of the Master Purchaser which is subject to the Security.

“Closing Date” means 12 August 2010.

“Collection Account Bank” means (a) Deutsche Bank AG through its relevant branches in the jurisdictions where Collection Accounts are held (and in the case of Collection Accounts in Spain, Deutsche Bank, Sociedad Anónima Española and in the case of Collection Accounts in the United States, Deutsche Bank Trust Company Americas), as applicable, (b) Bank of America, National Association through its relevant branches in the U.S. where Collection Accounts are held or (c) such other bank appointed from time to time in replacement thereof with the consent of the Cash Manager to hold the Collection Accounts and the Investment Manager Operating Accounts.

“Collection Accounts” means:

(a)        accounts in the name of a Seller with the Collection Account Bank which are denominated in Euro and US Dollars into which Collections are received in respect of Euro and US Dollar amounts; and

(b)        with respect to any Currency Receivables, any other accounts in the name of a Seller with the Collection Account Bank which are denominated in the same currency as the relevant Currency Receivable (the “Currency Receivables Collection Accounts”).

“Collection Ratio” means, as at any Determination Date, the fraction (expressed as a percentage) calculated as:

(a)        the aggregate amount of Collections received during the Determination Period ending on that Determination Date; divided by

(b)        the aggregate Outstanding Balance of all Purchased Receivables which were outstanding on the first day of the preceding Determination Period.

“Collections” means, with respect to any Purchased Receivable, all cash collections and other cash proceeds of such Receivable (including cash proceeds of cheques, promissory notes, bills of exchange or other instruments or wire transfers) received into the Collection Accounts during a Determination Period, including amounts received in respect of VAT, if any, all finance charges, if any, all cash proceeds of the Related Security with respect to such Receivable, and any amounts received from a Seller in respect of Deemed Collections of such Receivable, as well as, for the avoidance of doubt, all amounts received in relation to a Purchased Receivable between the Business Day prior to the Offer in respect of such Purchased Receivable and the day such Offer is accepted by the Master Purchaser or the U.S. Intermediate Transferor, as applicable.

“Commercial Paper” means Euro or USD denominated commercial paper notes issued by Regency Assets Designated Activity Company or Regency Markets No. 1 LLC the proceeds of which are provided to the Master Purchaser as subscription proceeds for the issue of a Regency EUR Note or a Regency USD Note or which directly or indirectly refinance commercial paper notes the proceeds of which were previously so provided to the Master Purchaser.

“Conditions” means the terms and conditions of the Notes, as any of the same may from time to time be modified in accordance with the conditions and any reference to a particular numbered Condition shall be construed in relation to the Notes accordingly.

“Contract” means a contract (which may be an order and confirmation subject to standard terms and conditions) concluded between a Seller and an Obligor for the supply of chemical products pursuant to which Receivables arise.

“Core Eligibility Criteria” means the criteria listed in Schedule 1 (Representations and Warranties), Part B (Representations and warranties relating to the Purchased Receivables), and items (a), (e) and (x) of the German Receivables Purchase Agreement.

“Corporate Administrator” means TMF Administration Services Limited.

“Corporate Services Agreement” means the corporate services agreement dated on or about the Closing Date between the Corporate Administrator and the Master Purchaser.

“Countries Limit” means an aggregate cap limit for Eligible Receivables that are owed by Obligors from Eligible Countries of 15% of the USD Equivalent of the Outstanding Balance of all Purchased Receivables.

“Country Credit Rating Overconcentration Amount” means, on any  Determination Date, the aggregate amount of Receivables owed by Obligors in Non- Investment Grade Countries that exceed 10% of the USD Equivalent of the Outstanding Balances of the Purchased Receivables.

“Country Overconcentration Amount” means, on any Determination Date, the aggregate amount of Eligible Receivables owed by Obligors from Eligible Countries that exceed the Countries Limit.

“Court” means the courts of England and Wales.

“Covenant to Pay” means the Master Purchaser’s undertaking to pay the Secured Amounts pursuant to Clause 2 (Master Purchaser’s Undertaking to Pay) of the Styron Security Deed.

“CP Rate” means at any time, the weighted average of the funds rates (expressed as an interest rate per annum) of the Commercial Paper then outstanding and floored at zero including any hedging costs and dealer commissions.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Currency Limit” means an aggregate cap limit of 10% of the USD Equivalent of  the aggregate Outstanding Balance of all Purchased Receivables for Receivables that are Currency Receivables.

“Credit Agreement” means the credit agreement under which the Lenders (as  defined therein) agreed to provide credit facilities to Trinseo Materials Operating

S.C.A and Trinseo Materials Finance, Inc. as the Borrowers (as defined therein) pursuant to a US$1,075,000,000 credit agreement dated 6 September 2017 and  entered into by, among others, (i) the Borrower (as defined therein); (ii) the Guarantors (as defined therein) party thereto from time to time; (iii) Deutsche Bank AG New York Branch as Administrative Agent (as defined therein), Collateral Agent (as defined therein), L/C Issuer (as defined therein) and Swing Line Lender  (as defined therein) and (iv) the Lenders (as defined therein) from time to time party thereto.

“Currency Receivables” means Receivables where the payment due from the Obligor is in a currency other than Euro or USD.

“Currency Reserve” means the sum of:

(a)        the USD Equivalent of the outstanding principal amount of each non- Euro/USD pool of Receivables multiplied by the Currency Volatility percentage for the relevant currency, plus,

(b)        the USD Equivalent of the outstanding principal amount by which the Currency Receivables exceeds the Currency Limit.

“Currency Volatility” means the maximum movement in the exchange rate of the relevant currency against the Euro in any thirty (30) day period over the preceding twelve (12) months, expressed as a percentage.

“Daily Reporting Date” means each date on which a Swiss Servicer’s Daily Report,  a German Servicer’s Daily Report, a Dutch Servicer’s Daily Report or a U.S. Servicer’s Daily Report is delivered.

“Days Sales Outstanding” means the maximum Rolling Average Turnover Ratio recorded over the preceding twelve (12) months.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services otherwise than in the ordinary course  of business and not for the purpose of raising debt or finance, (iv) obligations as  lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in (i) to (iv) above.

“Deemed Collections” means, any amounts paid or payable by a Seller to the Master Purchaser or the U.S. Intermediate Transferor, as applicable, pursuant to clauses 7.1  or 7.2 of the relevant Master Receivables Purchase Agreement.

“Default Interest” means in respect of the Notes, the default interest payable in accordance with Condition 9.

“Default Ratio” means, as at any Monthly Reporting Date, the fraction (expressed as a percentage) calculated for the immediately preceding Determination Period as:

(a)        the sum of:

(i)         the aggregate Outstanding Balance of Purchased Receivables that were more than 90 days past their Due Date as at the Determination Date for such Determination Period but equal to or less than 120 days past their Due Date; plus

(ii)       without duplication, the aggregate Outstanding Balance of all Purchased Receivables which became Written-off Receivables during the Determination Period ending on such Determination Date; divided by

(b)        the sales generated in the Determination Period five (5) months prior to the current Determination Period.

“Defaulted Receivable” means a Purchased Receivable:

(a)        in respect of which all or part of its Outstanding Balance remains unpaid past its Due Date for more than 90 days; and

(b)        which has become a Written-off Receivable.

“Deferred Purchase Price” has the meaning given to it in clause 3.1 of the Swiss Receivables Purchase Agreement, the U.S. Intermediate Transfer Agreement or the Dutch Receivables Purchase Agreement (as applicable).

“Delinquency Ratio” means the ratio (expressed as a percentage) computed as of  each Monthly Reporting Date for the immediately preceding Determination Period by dividing (i) the USD Equivalent of the aggregate Outstanding Balance of all Delinquent Receivables as of the end of such Determination Period by (ii) the USD Equivalent of the sales generated in the Determination Period four (4) months prior to the current Determination Period.

“Delinquent Receivable” means a Purchased Receivable:

(a)        in respect of which all or part of its Outstanding Balance remains unpaid for more than 60 days but equal to or less than 90 days past its original Due Date; and

(b)        which is not a Defaulted Receivable.

“Determination Date” means the last day of each Determination Period.

“Determination Period” means each calendar month during the Securitisation Availability Period.

“Diluted Receivable” means any Receivable in respect of which an event giving rise to a Dilution has occurred.

“Dilution” means any Purchased Receivable or part thereof that is either:

(a)        reduced cancelled, or adjusted as a result of:

(i)         any defective, rejected or returned goods or merchandise or any failure by the relevant Seller to deliver any goods or merchandise or otherwise to perform under the underlying Contract; or

(ii)       any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other credit, refund,  allowance, reverse invoice, discount or other adjustment by the  relevant Seller which reduces the amount payable by the Obligor on  the related Purchased Receivable (in each case, except any such  change or cancellation made in settlement of such Receivable in accordance with the relevant Seller’s Credit and Collection Policies resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Purchased Receivable); or

(iii)      any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Purchased Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

(b)        subject to any specific dispute, offset, counterclaim or defence except the discharge in insolvency or any analogous proceeding of the Obligor thereof.

“Dilution Horizon Ratio” means the aggregate sales generated in the current Determination Period divided by the Net Eligible Receivables Balance of the relevant day of the current Determination Period.

“Dilution Ratio” means, as at any Monthly Reporting Date, the fraction (expressed as a percentage) calculated for the immediately preceding Determination Period by dividing:

(a)        the aggregate Dilution in respect of Diluted Receivables of which a Deemed Collection is required to be made under clause 7.2 of the relevant Master Receivables Purchase Agreement (without double counting under the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement) during the Determination Period ending on such Determination Date; by

(b)        the aggregate sales generated in the preceding Determination Period. “Dilution Reserve Floor” means 5%.

“Dilution Reserve Ratio” means as of any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, an amount (expressed as a percentage) that is calculated as follows:

DRR     =              (SF x ADR) + (HDR-ADR) x (HDR/ADR)  x DHR

where:

DRR     =              the Dilution Reserve Ratio;

SF         =              the Applicable Stress Factor;

ADR     =              the “Average Dilution Ratio” defined as the twelve-month rolling average of the Dilution Ratios that occurred during the period of  twelve consecutive Determination Periods ending immediately prior to such earlier Monthly Reporting Date;

HDR     =              the “Highest Dilution Ratio”, defined as the highest Dilution Ratio that occurred during the period of twelve consecutive Determination Periods ending immediately prior to such earlier Monthly Reporting Date; and

DHR     =              the Dilution Horizon Ratio.

“Direct Debit” means a written instruction of an Obligor authorising its bank to honour a request of a Seller to debit a sum of money on specified dates from the account of the Obligor for credit to an account of that Seller.

“Direct Debiting Scheme” means the system for the manual or automated debiting of bank accounts by Direct Debit operated in accordance with the principal rules of certain members of the Association for Payment Clearing Services.

“Distribution Ledgers” means the Distribution USD Ledger and the Distribution EUR Ledger.

“Distribution EUR Ledger” means the EUR ledger established and maintained pursuant to the Cash Management Agreement.

“Distribution USD Ledger” means the USD ledger established and maintained pursuant to the Cash Management Agreement.

“Due Date” means, in respect of any Billed Receivable, the date specified in the relevant Invoice, and, in respect of any Unbilled Receivable, means the expected date (as determined according to current business practices of a Seller) on which such Receivable will be payable when invoiced in accordance with the relevant Seller’s Credit and Collection Procedures and the applicable Contract.

“Dutch Closing Date” means the date of the Dutch Receivables Purchase Agreement.

“Dutch Collection Accounts” means the Collection Accounts owned by the Dutch Seller, which receive Collections related to the Dutch Purchased Receivables sold by the Dutch Seller to the Master Purchaser pursuant to the Dutch Receivables Purchase Agreement.

“Dutch Collection Account Security Agreement” means the Dutch Collection Account Security Agreement dated on or about the Dutch Closing Date by which the Dutch Seller has created security over the Dutch Collection Accounts and any other account control agreements entered into among the Dutch Seller, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

“Dutch Funding Date” means the day falling two Business Days after the day the first Offer is delivered under the Dutch Receivables Purchase Agreement or such  other date as may be agreed by the Dutch Seller and the Cash Manager.

“Dutch Purchased Receivables”  means the Receivables purchased by the Master Purchaser on the terms of the Dutch Receivables Purchase Agreement.

“Dutch Receivables Purchase Agreement” means the Dutch receivables purchase agreement dated the Dutch Closing Date between the Dutch Seller, the Investment Manager, the Master Purchaser and the Styron Security Trustee.

“Dutch Seller” means Trinseo Netherlands B.V. (formerly Styron Netherlands B.V.) incorporated in The Netherlands, in its capacity as seller of Receivables to the Master Purchaser under the Dutch Receivables Purchase Agreement.

“Dutch Seller Credit and Collection Procedures” means the Seller’s Credit and Collection Procedures with respect to the Dutch Seller.

“Dutch Servicer” means the person appointed by the Master Purchaser under the Dutch Servicing Agreement to manage and provide administration and collection services in relation to the Purchased Receivables purchased by the Master Purchaser pursuant to the Dutch  Receivables Purchase Agreement, being     Styron  Netherlands

B.V. at the Dutch Funding Date.

“Dutch Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto as if each reference therein to “Swiss Servicer” was a reference to “Dutch Servicer”, each reference to “Swiss Receivables Purchase Agreement” was a reference to “Dutch Receivables Purchase Agreement” and each reference to “Swiss Servicing Agreement” was a reference to “Dutch Servicing Agreement”.

“Dutch Servicer’s Daily Report” means any document prepared by the Dutch Servicer in accordance with Clause 7.2 (Dutch Servicer’s Daily Reports) of the Dutch Servicing Agreement, provided that all data required to be included in the Dutch Servicer’s Daily Report shall be consolidated in the Swiss Servicers’ Daily Report.

“Dutch Servicer’s Monthly Report” means any document prepared by the Dutch Servicer in accordance with Clause 7.1 (Dutch Servicer’s Monthly Reports) of the Dutch Servicing Agreement, provided that all data required to be included in the Dutch Servicer’s Monthly Report shall be consolidated in the Swiss Servicer’s Monthly Report.

“Dutch Servicer Report” means the Dutch Servicer’s Daily Report or the Dutch Servicer’s Monthly Report (as the case may be).

“Dutch Servicing Agreement” means the servicing agreement to be dated the Dutch Closing Date relating to the Purchased Receivables purchased by the Master  Purchaser pursuant to the Dutch Receivables Purchase Agreement and made between the Master Purchaser, the Dutch Servicer and the Styron Security Trustee.

“Dutch Servicing Fees” means the fees referred to in clause 13 of the Dutch Servicing Agreement.

“Eligibility Criteria” means the criteria set out in Schedule 3 of this Deed.

“Eligible Country” means a country that is not an Unrestricted Country (or has not been designated an Unrestricted Country by the Regency Noteholder) and is listed in Schedule 6.

“Eligible Institution” means a bank or financial institution duly authorised in respect of its activities under the laws and regulations of (i) the United Kingdom or (ii) a member state of the European Union, the short term unsecured and unsubordinated debt obligations of which are rated at least P-1 by Moody’s and A-1 by S&P.

“Eligible Obligors” means Obligors who are:

(a)        customers of a Seller granted credit in accordance with that Seller’s normal procedures and billed by or on behalf of that Seller on regular invoices;

(b)        at the time of sale of the Receivables to the Master Purchaser, solvent within the meaning of Section 123(1) of the Insolvency Act 1986 or the equivalent legislation in the jurisdiction in which the Obligor is located;

(c)        at the time of sale of the Receivables to the Master Purchaser, not in liquidation, administration or receivership (or analogous proceedings) under the laws of the jurisdiction of their incorporation;

(d)        resident in an Eligible Country or an Unrestricted Country;

(e)        (i) not an Affiliate of either Parent or a Seller (other than a portfolio company of any shareholder); and (ii) not a government or a governmental agency or subdivision or an entity that a government or governmental agency or subdivision holds an interest in, as shareholder or otherwise;

(f)        a corporation, limited liability company, business trust or other Person other than an individual; and

(g)        not subject to any United Nations, United Kingdom, European Union, Swiss, Dutch or U.S. sanctions or other similar measures implemented or effective in the United Kingdom, European Union, Switzerland, The Netherlands     or  the U.S. nor carrying on business in a country to which any such sanctions or  other similar measures apply, or otherwise the target of any such sanctions or other similar measures.

“Eligible Pool Balance” means, as at any date of determination, the USD Equivalent of the Outstanding Balance of all Eligible Receivables, reduced (for the avoidance of doubt without double counting or duplication) by the sum of:

(a)        USD Equivalent of the Collections which have not reduced the Outstanding Balance and have not yet been credited to the Collection Accounts;

(b)        the aggregate USD Equivalent of the outstanding amount of deposits or advance payments received by a Seller from any Obligors which are not Collections received in respect of Purchased Receivables;

(c)        the aggregate USD Equivalent of the amount of all credit notes, refunds, discounts, allowances or reverse invoices permitted or issued by a Seller against any Purchased Receivable at such time including accruals for such amounts;

(d)        the aggregate USD Equivalent of all potential set-off amounts representing amounts owed by a Seller to any Obligor (provided that if the related Contract expressly states that such Obligor waives its right of set-off, amounts owed by a Seller to such Obligor shall not be considered a potential set-off for the purposes hereof);

(e)        the aggregate USD Equivalent of the Outstanding Balance of Receivables which are Defaulted Receivables and Delinquent Receivables (without double counting the deduction of such Defaulted Receivables and Delinquent Receivables in the Outstanding Balance of Eligible Receivables and in this paragraph (e));

(f)        the USD Equivalent of the Outstanding Balance of any Unbilled Receivable which has not become a Billed Receivable within 40 days from its Purchase Date;

(g)        the USD Equivalent of any Obligor Overconcentration Amounts (without double counting the deduction with respect to the Outstanding Balance of Eligible Receivables and in this paragraph (g));

(h)        the Currency Reserve (without double counting the deduction with respect to the Outstanding Balance of Eligible Receivables and in this paragraph (h));

(i)         the USD Equivalent of the Country Overconcentration Amount (without double counting the deduction with respect to the Outstanding Balance of Eligible Receivables and this paragraph (i));

(j)         the USD Equivalent of the Country Credit Rating Overconcentration Amount (without double counting (i) the deduction with respect to the Outstanding Balance of Eligible Receivables and this paragraph (j) and (ii) any amounts deducted in respect of the Country Overconcentration Amount under (i) of this definition); and

(k)        the USD Equivalent of the Unbilled Receivables Overconcentration Amount (without double counting (i) the deduction with respect to the Outstanding Balance of Eligible Receivables and this paragraph (k) and (ii) any amount deducted in respect of (g), (i) or (j) above).

“Eligible Receivables” means the Receivables that satisfy each of the Eligibility Criteria.

“Encumbrance” includes any mortgage, charge, pledge, lien, hypothecation or other encumbrance or other security interest of any kind securing any obligation of any Person or any other type of agreement, trust or arrangement (including, title transfer and retention arrangements) or right of set off or analogous right having a similar effect.

“Enforcement Notice” means a written notice from the Styron Security Trustee (acting on the instructions of the Secured Creditors) to the Master Purchaser following the occurrence, and during the continuance, of an Event of Default (after giving effect to any applicable grace period and after consulting with the Instructing Party) declaring the whole of the Security enforceable.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means a corporation, trade or business that is, along with a Seller, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b), (c), (m) or (o) of the IRC or section 4001(b) of ERISA.

“Estimated Senior Costs Amount” means the amounts which are expected to  become due and payable on the next Monthly Payment Date pursuant to items first to seventh of the Pre-Enforcement Payments Priorities.

“EUR Equivalent” means, as of any date, the amount obtained by applying the rate for converting the relevant currency into EUR:

(a)        in the case of the Swiss Servicers’ Monthly Report, such rate as the Swiss Servicer shall reasonably determine as at 9am in London on the final Business Day of the most recent Determination Period; and

(b)        in the case of the Swiss Servicers’ Daily Report, the Spot Rate of exchange for that currency as at 9am in London on the preceding Business Day as notified by the Cash Manager to the Sellers on such Business Day.

“EUR Proportion” means, in respect of an amount, the EUR Equivalent of that amount multiplied by the fraction the numerator of which is the USD Equivalent of the aggregate Outstanding Balance of all Purchased Receivables not denominated in US Dollars and the denominator of which is the aggregate Outstanding Balance of all Purchased Receivables (calculated using the USD Equivalent of the Outstanding Balance not denominated in US Dollars).

“Event of Default” means an event of default as set out in Schedule 8 of this Deed.

“Excluded Obligor” means any Goodyear Company and any other Obligor which a Seller nominates (or has since 17 August 2010 nominated and not since notified the Master Purchaser otherwise) as an Excluded Obligor by providing 10 days’ written notice to the Master Purchaser and the Cash Manager provided that the relevant Seller may, on 10 days’ written notice specify that any Obligor that is then an Excluded Obligor is, from the expiry of such notice, no longer an Excluded Obligor.

“Excluded Receivables” means (i) Receivables originated by a Seller in respect of which the Obligor is an Excluded Obligor and (ii) any German Receivables which do not meet the Core Eligibility Criteria.

“Expenses” means:

(a)        in respect of the Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection  with the purchase of the Receivables pursuant to the Swiss Receivables Purchase Agreement and the issue of Notes on or about such date, including the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(b)        in respect of the German Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the German Receivables Purchase Agreement and the issue of Notes on or about such date, including the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(c)        in respect of the Dutch Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the Dutch Receivables Purchase Agreement and the issue of Notes on or about such date, including the properly incurred fees payable to the Styron Security Trustee  and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(d)        in respect of the U.S. Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection  with the purchase of the Receivables pursuant to the U.S. Intermediate Transfer Agreement and the issue of Notes on or about such date, including  the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(e)        in respect of each Determination Period, the reasonable expenses incurred or  to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the Master Receivables Purchase Agreement and the issue of Notes on or about such date and the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(f)        any taxes due and payable by the Master Purchaser in connection with the purchase of Receivables pursuant to the Master Receivables Purchase Agreement and the issue of the Notes;

(g)        all reasonable fees, costs and expenses to be incurred in the winding-up of the Master Purchaser; and

(h)        in respect of sub-clause 15.1.2(b) (Post-Enforcement Payments Priorities) of the Styron Security Deed only, an amount to be paid to the Collection Account Bank equal to all debit balances on the Pledged Accounts (as defined in the Styron Germany Account Pledge Agreement, German Account Pledge Agreement and the Trinseo Export German Account Pledge Agreement)  which might result from re-debits following returned collection orders from cheques or direct debits or from incorrect bank transfers insofar as they relate to Collections in connection with the Pledged Accounts as defined in the Styron Germany Account Pledge Agreement, the German Account Pledge Agreement and the Trinseo Export German Account Pledge Agreement.

“Facility Limit” means USD 150,000,000.

“FATCA” means IRC Sections 1471 through 1474, as of the Dutch Closing Date (or any amended or successor version that is substantively comparable and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

“Fee Letter” means:

(a) for the period up to but excluding the 2017 Amendment Date, the fee letter dated on or around the Dutch Closing Date between, among others, the Sellers, the Master Purchaser and the Regency Noteholder; and

(b) for the period from and including the 2017 Amendment Date, the fee letter dated on or around the 2017 Amendment Date between, among others, the Sellers, the Parent, the Master Purchaser and the Regency Noteholder.

“Final Discharge Date” means the date on which the Styron Security Trustee notifies the Master Purchaser and the Secured Creditors that it is satisfied that all the Secured Amounts and all other moneys and other liabilities (whether actual or contingent) due or owing by the Master Purchaser have been paid and discharged in full.

“Final Legal Maturity Date” means 28 September 2021.

“First Offer Date” means the date on which the Initial Note Issue Notice is served pursuant to the Variable Loan Note Issuance Deed.

“Floating Charge” means the floating charge created by the Master Purchaser in favour of the Styron Security Trustee pursuant to Clause 5 (Creation of Floating Charge) of the Styron Security Deed.

“Force Majeure Event” means an event beyond the reasonable control of the person affected including strike, lock-out, sit-in, labour dispute, act of God, war, insurrection, riot, epidemic, civil commotion, governmental directions and regulations, malicious damage, accident, breakdown of plant or machinery, computer software, hardware or system failure, earthquake, fire, flood, storm and other circumstances affecting the supply of goods or services.

“Framework Deed” and “Master Definitions and Framework Deed” means this Deed.

“Framework Provisions” means the provisions set out in clauses 3 to 8 and 11 to 25 of the Framework Deed.

“Funding Agreement” means the agreement dated 12 December 1997, as amended and restated on 21 September 2005 between, among others, the Regency Noteholder and Deutsche International Corporate Services (Ireland) Limited.

“GAAP” means, with respect to any Person, generally accepted accounting principles applicable to such Person (including generally accepted accounting principles applicable to such Person by law) or the consolidated group of which such Person is a member, as such principles may change from time to time.

“German Closing Date” has the meaning given to it in the German Receivables Purchase Agreement.

“German Account Pledge Agreement” means the Account Pledge Agreement executed by the Current Swiss Seller, the Master Purchaser and the Styron Security

Trustee with respect to the Collection Accounts of the Current Swiss Seller dated 17 August 2010.

“German Collection Accounts” means the Collection Accounts owned by the German Seller, which receive Collections related to the German Purchased Receivables sold by the German Seller to the Master Purchaser pursuant to the German Receivables Purchase Agreement.

“German Funding Date” means the day falling one Business Day after the day the first Offer is delivered under the German Receivables Purchase Agreement or such other date as may be agreed by the German Seller and the Cash Manager.

“German Purchase Rate” means 99%.

“German Purchased Receivables” means the Receivables purchased by the Master Purchaser, including for the avoidance of doubt the Receivables purchased under Clause 10.2 (Further Assurances) of the German Receivables Purchase Agreement,  on the terms of the German Receivables Purchase Agreement.

“German Receivables” means Receivables originated by the German Seller.

“German Receivables Purchase Agreement” means the German receivables purchase agreement dated 24 May 2011, as amended and restated on or around the Dutch Closing Date between the German Seller, the Current Swiss Seller, the Investment Manager, the Master Purchaser and the Styron Security Trustee.

“German Security Assignment and Trust Agreement” means the agreement so named dated on or about the German Closing Date between the Master Purchaser, the Styron Security Trustee, the Regency Noteholder and the Styron Noteholder.

“German Seller” means Trinseo Deutschland Anlagengesellschaft mbH (formerly Styron Deutschland Anlagengesellschaft mbH), incorporated in Germany, in its capacity as seller of Receivables to the Master Purchaser under the German Receivables Purchase Agreement.

“German Seller Credit and Collection Procedures” means the Seller’s Credit and Collection Procedures with respect to the German Seller.

“German Servicer” means the person appointed by the Master Purchaser under the German Servicing Agreement to manage and provide administration and collection services in relation to the Purchased Receivables purchased by the Master Purchaser pursuant to the German Receivables Purchase Agreement.

“German Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto as if each reference therein to “Swiss Servicer” was a reference to “German Servicer”, each reference to “Swiss Receivables Purchase Agreement” was  a reference to “German Receivables Purchase Agreement” and each reference to “Swiss Servicing Agreement” was a reference to “German Servicing Agreement”.

“German Servicer’s Daily Report” means any document prepared by the German Servicer in accordance with Clause 7.2 (German Servicer’s Daily Reports) of the German Servicing Agreement, provided that all data required to be included in the

German Servicer’s Daily Report shall be consolidated in the Swiss Servicers’ Daily Report.

“German Servicer’s Monthly Report” means any document prepared by the  German Servicer in accordance with Clause 7.1 (German Servicer’s Monthly Reports) of the German Servicing Agreement provided that all data required to be included in the German Servicer’s Monthly Report shall be consolidated in the Swiss Servicers’ Monthly Report.

“German Servicing Agreement” means the German Servicing Agreement dated 14 May 2011, as amended and restated on or around the Dutch Closing Date, relating to the German Purchased Receivables between the Master Purchaser, the German Servicer and the Styron Security Trustee relating to the German Purchased Receivables.

“German VAT Rate” means the applicable rate of VAT as set out in the German VAT Act (Umsatzsteuergesetz).

“Goodyear Company” means any of:

(a)        Debica S.A. Tyre Company T.C.;

(b)        Goodyear Canada Inc.;

(c)        Goodyear Dalian Tire Co Ltd;

(d)        Goodyear De Chile A I C;

(e)        Goodyear Dunlop Tires Operations S.A.;

(f)        Goodyear SA (pty) Ltd;

(g)        Goodyear (Thailand) Public Company Limited;

(h)        The Goodyear Tire and Rubber Company; and

(i)         Goodyear Lastikleri T.A.S.

“Governmental Authority” means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee Event” has the meaning given to it in the Guarantee Agreement.

“Guarantee Agreement” means the agreement dated 12 August 2010, as amended and restated on 24 May 2011, 30 May 2013 and on the 2016 Amendment Effective Date to which the Guarantor, the Styron Security Trustee, the Master Purchaser and Regency Noteholder are party.

“Guarantor” means the Parent, as guarantor, under the Guarantee Agreement.

“Guarantor Covenants” means the covenants made by the Guarantor contained in Schedule 2 (Covenants) of the Guarantee Agreement.

“Guarantor Warranties” means the warranties made by the Guarantor contained in Schedule 1 (Representations and Warranties) of the Guarantee Agreement.

“Guidelines” means:

(a)        guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02-.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben));

(b)        guideline S-02.132 in relation to issuance stamp duty on fixed deposits of 1 April 1993 (Merkblatt S-02.132 vom 1. April 1993 betreffend  Emissionsabgabe auf Festgeldanlagen bei inländischen Banken);

(c)        guideline S-02.130.1 in relation to accounts receivables of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 Geldmarktpapiere und Buchforderungen inländischer Schuldner);

(d)        guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt S-02.122.1 vom April 1999 betreffend Obligationen);

(e)        guideline S-02.122.2 in relation to customer credit balances of April 1999 (Merkblatt S-02.122.2 vom April 1999 betreffend Kundenguthaben);

(f)        guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen); and

(g)        circular letter No. 15 in relation to bonds and derivatives of 7 February 2007 (Kreisschreiben Nr. 15 vom 7. Februar 2007 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben), each as issued, amended or substituted from time to time.

“Haulage Company” means any company or other person employed by a Seller to deliver chemical products to Obligors.

“Holder” means the person registered in the Register maintained by the Registrar in relation to a Note as the duly registered holder of such Note or, if more than one person is so registered, the first-named of such persons.

“Initial Conditions Precedent” means the conditions set out in Schedule 9 (Initial Conditions Precedent), which are applicable to the Closing Date.

“Initial Note Issue Notice” means a notice of an Initial Offer delivered by the Master Purchaser to each Noteholder in accordance with Clause 4.1 (Initial Offer) of the Variable Loan Note Issuance Deed.

“Initial Noteholders” means the initial Regency Noteholder and the initial Styron Noteholder.

“Initial Offer” means each initial offer by the Master Purchaser in accordance with Clause 5.1 (Initial Offer) of the Variable Loan Note Issuance Deed.

“Initial Principal Amount” means, in relation to any Note, the Principal Amount Outstanding of such Note on the Swiss Funding Date.

“Initial Purchase Price” has the meaning specified in clause 3.1(a) of the Swiss Master Receivables Purchase Agreement, clause 3.1 of the Dutch Receivables Purchase Agreement or clause 3.1 of the U.S. Intermediate Transfer Agreement (as applicable)  (or, in the  case of the German  Receivables Purchase  Agreement  or   the

U.S. Receivables Purchase Agreement, as applicable, the meaning given to the term “Purchase Price”).

“Initial Purchase Price Payment Request” means a request made by a Seller pursuant to Clause 3.3(d) (Initial Purchase Price Payment Request) of the Swiss Master Receivables Purchase Agreement, Clause 3.2(d) (Purchase Price Payment Request) of the German Receivables Purchase Agreement, Clause 3.2(d) (Purchase Price) of the Dutch Receivables Purchase Agreement or Clause 3.2(d) (Purchase Price Payment Request) of the U.S. Intermediate Transfer Agreement (as applicable);

“Initial Subscription Price” means the amount which a Noteholder is required to pay for each $1 or €1 in Initial Principal Amount of the relevant Notes as specified in the relevant Initial Offer.

“Insolvency Act” means the Insolvency Act 1986. “Insolvency Event” in respect of a company means:

(a)        such company is unable or admits its inability to pay its debts as they fall due (after taking into account any grace period or permitted deferral), or suspends making payments on any of its debts; or

(b)        such company is (or is deemed to be) unable to pay its debts as they fall due within the meaning of Section 214 of the Irish Companies Act 1963 or Section 2(3) of the Irish Companies Amendment (Act) 1990; or

(c)        a moratorium is declared in respect of any indebtedness of such company; or

(d)        the value of the assets of such company falls to less than the amount of its liabilities; or

(e)        such company otherwise becomes insolvent; or

(f)        the commencement of negotiations with one or more creditors of such company with a view to rescheduling any indebtedness of such company other than in connection with an refinancing in the ordinary course of business; or

(g)        any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)         the appointment of an Insolvency Official in relation to such company or in relation to the whole or any part of the undertaking or assets of such company except, in the case of the Regency Noteholder, the application to the Court under paragraph 12 or the filing of notice of intention to appoint an administrator under paragraph 26 of Schedule B1 to the Insolvency Act by the Master Purchaser or its directors, or the appointment or an administrative receiver by the Styron Security Trustee following any such application or notice; or

(ii)       an encumbrancer (excluding, in relation to the Master Purchaser, the Styron Security Trustee or any Receiver) taking possession of the whole or in the opinion of the Styron Security Trustee any substantial part of the undertaking or assets of such company; or

(iii)      the making of an arrangement, composition or compromise (whether  by way of voluntary arrangement, scheme of arrangement or  otherwise) with any creditor of such company, a conveyance to or assignment for the creditors of such company generally or the making of an application to a court of competent jurisdiction for protection from the creditors of such company generally other than in connection with any refinancing in the ordinary course of business; or

(iv)       any distress, execution, attachment or other process being levied or enforced or enforced or imposed upon or against the whole or any part of the undertaking or assets of such company (excluding, in relation to the Master Purchaser, by the Styron Security Trustee or any Receiver); or

(h)        any procedure or step is taken, or any event occurs, analogous to those set out in (a) to (f) above, in any jurisdiction.

“Insolvency Law” means law relating to bankruptcy, insolvency, administration, receivership, examination, administrative receivership, reorganization, winding up or composition, moratorium or adjustment of debts or the rights of creditors generally (whether by way of voluntary arrangement or otherwise). For the avoidance of doubt, the term “Insolvency Law” shall include the Insolvency Regulation.

“Insolvency Official” means, a liquidator, provisional liquidator, administrator, administrative receiver, examiner, receiver, receiver or manager, compulsory or interim manager, nominee, supervisor, trustee, conservator, guardian or other similar officer in respect of such company or in respect of any arrangement, compromise or composition with any creditors or any equivalent or analogous officer under the law  of any jurisdiction.

“Insolvency Regulation” means the Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings.

“Instructing Party” means (i) the Regency Noteholder or (ii) if the Styron Noteholder and Regency Assets Designated Activity Company confirm to the Styron Security Trustee in writing that there are no Regency Notes outstanding and the Regency Noteholder has no further obligations to subscribe for further Notes, such other person as the Secured Creditors (other than the Styron Security Trustee) shall unanimously agree and notify to the Styron Security Trustee.

“Interest Period” means each period from (and including) a Monthly Payment Date (or the Swiss Funding Date) to (but excluding) the next (or first) Monthly Payment Date.

“Investment Manager” means the person appointed by the Sellers to accept the Purchase Price with respect to Purchased Receivables on their behalf and to perform various other services related to the collection and distribution of such funds, being Styfco at the U.S. Closing Date.

“Investment Manager Operating Accounts” means the following accounts:

(a)	in respect of euro:

	Account Name:	Trinseo Finance Luxembourg SARL Swiss Branch
	Bank:	Deutsche Bank AG, Frankfurt, Germany
SWIFT:
IBAN:
a/c Number:

(b)	in respect of US Dollar:

	Account Name:	Trinseo Finance Luxembourg SARL Swiss Branch
	Bank:	Deutsche Bank AG, Frankfurt, Germany
SWIFT:
IBAN:
a/c:

or such other account or account of the Investment Manager with a bank as may, following 10 Business Days’ prior written notification to the Master Purchaser, the Styron Security Trustee and the Cash Manager, be utilised for the time being for the purposes of payment to any Seller of amounts due and payable to it under the relevant Master Receivables Purchase Agreement.

“Invoice” means the account for payment sent by or on behalf of a Seller to an  Obligor specifying the goods supplied, the amount due to be paid in respect thereof by the Obligor including any VAT chargeable in respect of those goods and the due date for such payment.

“IRC” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Large Obligor” means an Obligor in respect of which:

(a)        the Outstanding Balance of Purchased Receivables relating to such Obligor which are Delinquent Receivables constitute at least 5% of the aggregate Outstanding Balance of all Purchased Receivables; or

(b)        the Outstanding Balance of Purchased Receivables relating to such Obligor which are Defaulted Receivables constitute at least 5% of the aggregate Outstanding Balance of all Purchased Receivables.

“Ledgers” means the Distribution Ledgers and “Ledger” means any one of them.

“Liabilities” means, in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, actions, proceedings or other liabilities whatsoever including reasonable legal fees and any Taxes and penalties incurred by that person.

“Liquidity Facility Agreement” means the liquidity facility agreement dated on or about the 11 August 2010, as amended and restated on or about the Extension Date  (as defined in the amendment deed to the Framework Deed dated on or around 4 February 2016) and the 2017 Amendment Effective Date, between the Regency Noteholder, the Liquidity Facility Provider and Deutsche International Corporate Services (Ireland) Limited.

“Liquidity Facility Provider” means HSBC Bank plc.

“Loss and Dilution Reserve” means, on any date, an amount equal to:

(LDRR x NERB)

where:

LDRR     =            the Loss and Dilution Reserve Ratio on such date;  and

NERB     =            the  Net  Eligible  Receivables  Balance  at  the  close  of  business  of  the Investment Manager on such date.

“Loss and Dilution Reserve Ratio” means, on any date, the sum of:

(a)        the greater of (i) the Loss Reserve Floor and (ii) Loss Reserve Ratio; plus

(b)        the greater of (i) the Dilution Reserve Floor and (ii) Dilution Reserve Ratio.

“Loss Horizon Ratio” means, as of any Monthly Reporting Date, the sum of (i) the preceding five (5) months of aggregate sales divided by (ii) the Net Eligible Receivables Balance as at the end of the current Determination Period.

“Loss Reserve Floor” means 10%.

“Loss Reserve Ratio” means, as of any Monthly Reporting Date, a percentage calculated in accordance with the following formula:

LRR     =               LHR x AD x SF

where:

LRR     =               the Loss Reserve Ratio;

LHR     =              the Loss Horizon Ratio;

AD        =              the  “Average  Default”,  defined  as  the  highest  three-month   rolling average Default  Ratio that occurred during the period  of twelve   (12) consecutive   Monthly   Periods   immediately   preceding   such earlier Monthly Reporting Date; and

SF        =               the Applicable Stress Factor.

“LPA” means the Law of Property Act 1925.

“Mandate” means the resolutions, instructions and signature authorities relating to  the Master Purchaser Accounts in the form of the document set out in Schedule 1 to the Account Bank Agreement.

“Master Purchaser” means Styron Receivables Funding Designated Activity Company, a company registered in Ireland with registration number 486138, whose registered office is at 3rd Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1, Ireland.

“Master Purchaser Account Bank” means HSBC Bank plc.

“Master Purchaser Account Mandate” means the resolutions, instructions and signature authorities relating to the Master Purchaser Account in the form of the document set out in Schedule 1 (Master Purchaser Account Mandate) of the Account Bank Agreement.

“Master Purchaser Accounts” means the accounts so named with the Master Purchaser Account Bank (so long as it is an Eligible Institution) specified in the Account Details or such other account or accounts as may, with the prior written consent of the Styron Security Trustee, be designated by the Master Purchaser as such an account.

“Master Purchaser Covenants” means the covenants of the Master Purchaser set out in Schedule 7 of this Framework Deed.

“Master Purchaser Enforcement Event” means an Event of Default.

“Master Purchaser EUR Account” means the account so named with the Master Purchaser Account Bank (so long as it is an Eligible Institution) specified in the Account Details or such other account or accounts as may, with the prior written consent of the Styron Security Trustee, be designated by the Master Purchaser as such account.

“Master Purchaser USD Account” means the account so named with the Master Purchaser Account Bank (so long as it is an Eligible Institution) specified in the Account Details or such other account or accounts as may, with the prior written consent of the Styron Security Trustee, be designated by the Master Purchaser as such account.

“Master Purchaser Receivables Power of Attorney” means a power of attorney substantially in the form of Schedule 4 to a Master Receivables Purchase Agreement (or, with respect to the U.S. Receivables Purchase Agreement, Part B of Schedule 4 thereto).

“Master Purchaser Security Document” means the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement.

“Master Purchaser Warranties” means the representations and warranties of the Master Purchaser set out in Schedule 7 of this Deed and “Master Purchaser Warranty” means any of them.

“Master Receivables Purchase Agreement” means the Swiss Receivables Purchase Agreement, the German Receivables Purchase Agreement, the Dutch Receivables Purchase Agreement, the U.S. Receivables Purchase Agreement, the U.S.  Intermediate Transfer Agreement or any other master receivables purchase agreement to which a Seller, the Master Purchaser and the Styron Security Trustee are a party, as the context may require.

“Material Adverse Effect” means a material adverse effect on:

(a)        the collectability of the Receivables or any significant portion thereof,

(b)        the ability of a Seller, the Styron Noteholder, the Parent or a Servicer to perform any of its respective material obligations under the Transaction Documents to which it is a party,

(c)        the legality, validity or enforceability of the Transaction Documents (including, the validity, enforceability or priority of any of the Encumbrances granted thereunder) or the rights of the Regency Noteholder, the Liquidity Facility Provider or the Styron Security Trustee under the Transaction Documents, and for the avoidance of doubt, an event of default under the Credit Agreement (or any replacement credit agreement, notes of indebtedness or other debt issued from time to time) shall not constitute a Material Adverse Effect unless any of (a) to (c) are also applicable.

“Minimum Long-term Rating” means, in respect of any person, such person’s long term unsecured, unsubordinated, unguaranteed debt obligations being rated, in the case of Moody’s, “Aa3”, and in the case of S&P, “AA-”.

“Minimum Short-term Rating” means, in respect of any person, such person’s short term unsecured, unsubordinated, unguaranteed debt obligations being rated at least, in the case of Moody’s, “Prime-1”, and in the case of S&P, “A-1”.

“Monthly Payment Date” means 18 September 2010 and the 18th of each month thereafter or, if such day is not a Business Day, the next Business Day.

“Monthly Payment Date Payments Priorities” means the provisions relating to the order of priority of payments set out in Paragraph 11 (Payments from Distribution Ledgers on a Monthly Payment Date) of Part 5 (Payments Priorities) of Schedule 1 (Services to be provided by the Cash Manager) of the Cash Management Agreement.

“Monthly Reporting Date” means, in respect of each Determination Period, the twelfth Business Day of the month immediately following that Determination Period.

“Moody’s” means Moody’s Investors Service Limited or the successor to its rating business.

“Net Eligible Receivables Balance” means, as of any Determination Date, the amount equal to the Receivables Pool on such date less (a) outstanding balances of customer deposits which are not Collections, if any, (b) Unapplied Credits, in respect of any Eligible Receivables which are Purchased Receivables, if any, and (c) the Aggregate Obligor Overconcentration Amount on such Determination Date.

“Non-Bank Rules” means the Ten Non-Bank Rule and the Twenty Non-Bank Rule.

“Non-Conforming Receivable” has the meaning specified in clause 7.1 of the  Master Receivables Purchase Agreement.

“Non-Investment Grade Country” means an Unrestricted Country or an Eligible Country that has a sovereign debt rating of less than “BBB-” from S&P or “Baa3” from Moody’s.

“Normal Concentration Limit” has the meaning set out in paragraph (u) of Schedule 3.

“Note Certificates” means the certificates evidencing the Notes.

“Note Interest Rate” means, in respect of any Monthly Payment Date, the interest rate applicable for the Interest Period ending on such Monthly Payment Date in  respect of a Note, as calculated by the Cash Manager on or prior to each Monthly Payment Date as being the sum of (i) the Note Refinancing Rate and (ii) the Usage Fee.

“Note Principal Payment” has the meaning given to it in Condition 3.

“Note Proceeds” means, in respect of the issue of the Notes or any increase in the Principal Amount Outstanding, the gross proceeds of such issue or increase.

“Note Rate” means the relevant Note Interest Rate.

“Note Refinancing Rate” means, in respect of any Payment Date, the rate determined from the following formula:

(a)        (A x B) + (C x D)

where

A         =          the CP Rate for the relevant Interest Period;

B       =        the fraction, expressed as a percentage, of (i) the principal amount of     the Regency USD Note (if the relevant Note is denominated in Dollars) or Regency EUR Note (if the relevant Note is denominated in Euro), the purchasing and holding  of which is funded through the commercial paper markets over (ii) the Regency USD Note Principal Amount Outstanding (if the relevant Note is denominated in Dollars)  or Regency EUR Note Principal Amount Outstanding (if the relevant Note is denominated in Euro);

C         =          the Reuters Screen Rate for the relevant Interest Period; and

D       =        the fraction, expressed as a percentage, of (i) the principal amount of     the Regency USD Note (if the relevant Note is denominated in Dollars) or Regency EUR Note (if the relevant Note is denominated in Euro), the purchasing and holding of which is funded by drawings under the Regency Liquidity Facility Agreement over

(ii) the Regency USD Note Principal Amount Outstanding (if the relevant Note is denominated in Dollars) or Regency EUR Note Principal Amount Outstanding (if the relevant Note is denominated in Euro).

“Noteholders” means the Regency Noteholder and the Styron Noteholder.

“Noteholder’s Account” means the account of each Noteholder to which the Master Purchaser is to remit funds pursuant to the Variable Loan Note Issuance Deed as specified in the Account Details or as otherwise notified to the Master Purchaser and the Cash Manager.

“Notes” means the Regency Note and the Styron Note and “Note” means any of  them.

“Notices Condition” means Condition 17 (Notices).

“Notices Details” means the provisions set out in Clause 8 (Notices) of this Deed. “Notification Event” means a Perfection Event.

“Obligations” means all of the obligations of the Master Purchaser created by or arising under the Notes and the Relevant Transaction Documents.

“Obligor” means a customer of a Seller who is party to a Contract relating to the supply of products giving rise to Receivables.

“Obligor Limit” means, as of any Determination Date with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) from each of S&P and Moody’s, an amount equal to (a) the applicable percentage listed opposite such Obligor’s debt rating in the chart set forth below multiplied by (b) the Aggregate Receivables Balance as of the immediately preceding Business Day:

	Long-Term Rating of Obligor	Equivalent Short- Term Rating	Applicable Percentage
S&P	AA- or higher	A-1	10%
Moody’s	Aa3 or higher	P-1	10%
S&P	BBB+ or higher (but lower than AA-)	A-2	7.5%
Moody’s	Baa1 or higher (but lower than Aa3	P-2	7.5%
S&P	BBB- or higher (but lower than BBB+)	A-3	5%
Moody’s	Baa3 or higher (but lower than Baa1)	P-3	5%
S&P	Lower than BBB- or Not Rated	Lower than A2 or Not Rated	3%
Moody’s	Lower than Baa3 or Not Rated	Lower than P2 or Not Rated	3%

For purposes of calculating the foregoing:

(a)        if an Obligor’s unsecured long-term debt rating (or equivalent shadow rating) results in different Obligor Limits (because of a difference in the long-term unsecured debt ratings assigned by each of S&P and Moody’s), the lower Obligor Limit shall be the Obligor Limit for such Obligor;

(b)        in the case of an Obligor which is affiliated with one or more other Obligors, the foregoing Obligor Limits shall be calculated as if such Obligor and such affiliated Obligors were one Obligor; and

(c)        an Obligor which does not have a long-term debt rating from S&P /or Moody’s but which has the equivalent short-term rating from such rating agency as described above shall be deemed to have the related long-term rating.

“Obligor Overconcentration Amounts” means, with respect to each Obligor as of any Determination Date, the aggregate amount by which the Outstanding Balance owed by each Obligor with respect to Eligible Receivables exceeds the applicable Obligor Limit as specified in the most recent Swiss Servicer’s Daily Report, provided that any Affiliates of an Obligor shall be treated as if they are one Obligor.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Offer” means a written offer in substantially the form set out in Schedule 5 to the relevant Master Receivables Purchase Agreement.

“Outstanding Balance” means, in relation to a particular Billed Receivable on a particular date, the total balance of the amounts outstanding thereunder, including any amounts in respect of Value Added Tax, and in relation to a particular Unbilled Receivable, means an amount equal to the Post Goods Issued Value of the product in question excluding any amounts in respect of any applicable Value Added Tax.

“Parent” means (a) Trinseo Holding S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 46A avenue   John

F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.582 and having a share capital of US$ 162,815,834.12.

“Parent’s Quarterly LE Accounts” means the consolidated quarterly management accounts prepared by the Parent in the form required by the Credit Agreement as of the Closing Date or such other form as may be consented to by the Instructing Party.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Payments Priorities” means the Post-Enforcement Payments Priorities and the Pre- Enforcement Payments Priorities.

“Perfection Event” means the occurrence of any of the events set out in Part B of Schedule 1.

“Person” means an individual, firm, partnership, corporation (including a business trust), company (including a limited liability company or a joint stock company), consortium, trust, unincorporated association, joint venture or other entity, or a government or state or any political subdivision or agency thereof.

“Plan” means any employee pension benefit plan (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA) subject to the provisions of Title IV of ERISA or section 412 of the IRC and in respect of which the U.S. Seller, the U.S. Intermediate Transferor or any ERISA Affiliate is (or, if such plan were terminated, would under section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Enforcement Payments Priorities” means the provisions relating to the order of priority of payments from the Master Purchaser Account set out in Clause 15 (Post Enforcement Payments Priorities) of the Styron Security Deed.

“Post Goods Issued Value” means the product of (i) the aggregate cost of  the material used in the production of the product in question and (ii) 85%.

“Potential Dutch Servicer Default” means an event that but for the giving of notice or lapse of time or both would constitute a Dutch Servicer Default.

“Potential Event of Default” means any event which would become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Event of Default.

“Potential German Servicer Default” means an event that but for the giving of notice or lapse of time or both would constitute a German Servicer Default.

“Potential Swiss Servicer Default” means an event that but for the giving of notice  or lapse of time or both would constitute a Swiss Servicer Default.

“Potential Termination Event” means an event that but for the notice or lapse of time or both would constitute a Termination Event.

“Potential U.S. Servicer Default” means an event that but for the giving of notice or lapse of time or both would constitute a U.S. Servicer Default.

“Pre-Enforcement Payments Priorities” means the Settlement Date Payments Priorities and the Monthly Payment Date Payments Priorities.

“Prepayment” has the meaning given in Condition 9.2 of the Notes.

“Principal Amount Outstanding” means the Regency USD Note Principal Amount Outstanding, the Regency EUR Note Principal Amount Outstanding, the Styron USD Note Principal Amount Outstanding or the Styron EUR Note Principal Amount Outstanding, as the case may be.

“Programme Termination Date” means the earliest to occur of: (a) the Final Legal Maturity Date, (b) the date on which a Perfection Event in clause (b) in Part B of Schedule 1 occurs and (c) the date, following a Termination Event, that the Master Purchaser, acting on the instructions of the Instructing Party, notifies the Sellers that it is the Programme Termination Date.

“Purchase Base” means the Purchase Rate multiplied by the Eligible Pool Balance specified in the Swiss Servicers’ Daily Report (as may be adjusted in accordance with Clause 4.3(q)(vi) of the German Receivables Purchase Agreement).

“Purchase Date” means, in respect of a Receivable and its Related Rights, the date such Receivable is accepted by the Master Purchaser pursuant to the relevant Master Receivables Purchase Agreement or, in the case of a sale of Receivables by the U.S. Seller to the U.S. Intermediate Transferor, the date such Receivable is sold or contributed to the U.S. Intermediate Transferor pursuant to the U.S. Receivables Purchase Agreement.

“Purchase Price” means, (i) in respect of each Purchased Receivable other than when used in connection with the U.S. Receivables Purchase Agreement, the Initial Purchase Price plus the Deferred Purchase Price (if applicable), and (ii) when used in respect of each Purchased Receivable in connection with the U.S. Receivables Purchase Agreement, has the meaning specified in the U.S. Receivables Purchase Agreement.

“Purchase Rate” means:

(a)        prior to 1 January 2015, 1 less the fraction the numerator of which is the Total Reserves and the denominator of which is the Net Eligible Receivables Balance; and

(b)        on and after 1 January 2015, 1 less the higher of: (i) the fraction the numerator of which is the Total Reserves and the denominator of which is the Net Eligible Receivables Balance; and (ii) 0.05.

“Purchased Receivable” means any Receivable which has been purchased by the Master Purchaser or purchased by or contributed to the U.S. Intermediate Transferor, as applicable, pursuant to a Master Receivables Purchase Agreement, which remains outstanding and which has not been repurchased by the relevant Seller pursuant to the relevant Master Receivables Purchase Agreement.

“Qualifying Bank” means a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all in accordance with the Guidelines.

“Qualifying Investor” means a person which is beneficially entitled to interest payable to that person in respect of a Note and is (a) a person who is, by virtue of the law of a Qualifying Jurisdiction, resident for the purposes of tax in the Qualifying Jurisdiction except, in a case where the person is a body corporate, where interest payable to that person in respect of a Note is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency or (b) a qualifying company (within the meaning of section 110 of the Taxes Consolidation Act of Ireland 1997).

“Qualifying Jurisdiction” means:

(a)        a member state of the European Communities other than Ireland;

(b)        the United Kingdom;

(c)        a jurisdiction with which Ireland has entered into a Tax Treaty that has the force of law; or

(d)        a jurisdiction with which Ireland has entered into a Tax Treaty where that Tax Treaty will (on completion of necessary procedures) have the force of law.

“Rating Agencies” means Moody’s and S&P as applicable.

“Receivable” means in respect of a Seller, each amount payable (or which will, upon delivery of the relevant Invoice, or delivery of the relevant chemical products, become payable) by an Obligor for chemical products supplied or to be supplied by the relevant Seller pursuant to a Contract and all rights to, or to demand, sue for, recover, receive and give receipts for payment of any such amount or any invoice and the proceeds of payment.

“Receivables Pool” or “Pool Receivables” means the aggregate Outstanding Balances of all Purchased Receivables at any time.

“Receivables Warranties” means the representations and warranties set out in Part B of Schedule 1 to the Master Receivables Purchase Agreement.

“Receiver” means a receiver appointed by the Styron Security Trustee pursuant to clause 18 of the Styron Security Deed.

“Regency Commitment Fee” means the fee specified as such in the Fee Letter.

“Regency EUR Note” means the EUR denominated note issued by the Master Purchaser to the Regency Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Regency EUR Note Additional Principal Amount” means the greater of (i) zero and (ii) the EUR Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Servicers’ Daily Report delivered three Business Days prior to the relevant Roll Date or, if applicable, on the relevant Reporting Date on which a Seller makes a request pursuant to Clause 6.1.2 or 6.1.3 of the Variable Loan Note Issuance Deed less the Principal Amount Outstanding of the Regency EUR Note immediately prior to the relevant Roll Date.

“Regency EUR Note Initial Principal Amount” means the EUR Proportion of the Regency Percentage of the Purchase Base specified in the first Current Swiss Servicer’s Daily Report delivered by the Current Swiss Servicer.

“Regency EUR Note Principal Amount Outstanding” means:

(a)        on the Swiss Funding Date, the Regency EUR Note Initial Principal Amount; and

(b)        on any day following the Swiss Funding Date, the Regency EUR Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)         plus (if such day is a Settlement Date), the amount of any Regency EUR Note Additional Principal Amount paid by the Regency Noteholder on such day; and

(ii)       minus (if such day is a Roll Date) the Regency EUR Note Redemption Amount paid to the Regency Noteholder on such day.

“Regency EUR Note Redemption Amount” means:

(a)        prior to the occurrence of a Termination Event that is continuing, the greater  of (i) zero and (ii) the Principal Amount Outstanding of the Regency EUR Note immediately prior to the relevant Roll Date less the EUR Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Servicers’ Daily Report delivered three Business Days prior to the relevant Roll Date;  and

(b)        following the occurrence of a Termination Event that is continuing, the EUR Proportion of the Regency Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to seventh in the Pre-Enforcement Payments Priorities on the relevant Monthly Payment Date.

“Regency Note Interest Amount” means, in respect of any Monthly Payment Date, in respect of a Regency Note, the aggregate of the results of the following formula being applied in respect of each $1 or €1 of Principal Amount Outstanding of the relevant Regency Note that was outstanding at any point during the relevant Interest Period (rounded to the nearest eurocent, half a eurocent being rounded up):

( ( A / 360 ) x ( B x C ) )

where

A     =              the exact number of days during the relevant Interest Period that   such $1 or €1 of Principal Amount Outstanding was outstanding;

B     =              such  $1  or  €1  of  Principal  Amount  Outstanding  of     the  relevant Regency Note, as the case may be; and

C     =              the relevant Note Interest Rate;

plus any part of the Regency Note Interest Amount in respect of the immediately preceding Monthly Payment Date not paid on such immediately preceding Monthly Payment Date, plus the amount of Default Interest due on such unpaid amount.

“Regency Noteholder” means the holder for the time being of the Regency Note.

“Regency Note Redemption Amount” means the Regency EUR Note Redemption Amount or the Regency USD Note Redemption Amount as applicable.

“Regency Noteholder Related Debt” means any notes or other securities or instruments issued or any other debt incurred by the Regency Noteholder (including any liquidity facility agreement or credit support agreement) or any hedging agreement entered into by the Regency Noteholder in connection with the funding provided or to be provided pursuant to the Variable Loan Note Issuance Deed.

“Regency Notes” means the Regency USD Note and the Regency EUR Note.

“Regency Percentage” means:

(a)        in respect of the Regency EUR Note, 100% minus the Styron Percentage for the Styron EUR Note;

(b)        in respect of the Regency USD Note, 100% minus the Styron Percentage for the Styron USD Note; or

(c)        if in respect of both the Regency EUR Note and the Regency USD Note, the weighted average (by reference to the principal amount of each Note) of the percentages in (a) and (b) above.

“Regency USD Note” means the US Dollar denominated note issued by the Master Purchaser to the Regency Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Regency USD Note Additional Principal Amount” means the greater of (i) zero and (ii) the USD Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Sellers’ Daily Report delivered three Business Days prior to the relevant Roll Date or, if applicable, on the relevant Reporting Date on which a Seller makes a request pursuant to Clause 6.1.2 or 6.1.3 of the Variable Loan Note Issuance Deed  less the Principal Amount Outstanding of the Regency USD Note immediately prior  to the relevant Roll Date.

“Regency USD Note Initial Principal Amount” means the USD Proportion of the Regency Percentage of the Purchase Base specified in the first Current Swiss Seller’s Daily Report delivered by the Current Swiss Seller.

“Regency USD Note Principal Amount Outstanding” means:

(a)        on the Swiss Funding Date, the Regency USD Note Initial Principal Amount Outstanding; and

(b)        on any day following the Swiss Funding Date, the Regency USD Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)         plus (if such day is a Settlement Date), the amount of any Regency USD Note Additional Principal Amount paid by the Regency Noteholder on such day; and

(ii)       minus (if such day is a Roll Date) the Regency USD Note Redemption Amount paid to the Regency Noteholder on such day.

“Regency USD Note Redemption Amount” means:

(a)        prior to the occurrence of a Termination Event that is continuing, the greater  of (i) zero and (ii) the Principal Amount Outstanding of the Regency USD Note immediately prior to the relevant Roll Date less the USD Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Sellers’ Daily Report delivered three Business Days prior to the relevant Roll Date;  and

(b)        following the occurrence of a Termination Event that is continuing, the USD Proportion of the Regency Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to seventh in the Pre-Enforcement Payments Priorities on the relevant Monthly Payment Date.

“Register” means the register maintained by the Registrar pursuant to the Variable Loan Note Issuance Deed.

“Registrar” means TMF Administration Services Limited.

“Regulatory Direction” means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply.

“Related Contract Rights” means, in relation to a Receivable, any rights (including rights of retention of title) under or relating to the Contract to which such Receivable relates.

“Related Rights” has the meaning given in clause 2.1(d) (Offer, Acceptance, Sale  and Purchase) of the relevant Master Receivables Purchase Agreement other than  the

U.S. Receivables Purchase Agreement, and, when used in respect of each U.S. Purchased Receivable in connection with the U.S. Receivables Purchase Agreement, has the meaning given in clause 2.1(e) (Offer, Acceptance, Sale and Purchase or Contribution) of the U.S. Receivables Purchase Agreement.

“Related Security” means with respect to any Purchased Receivable:

(a)        all of the relevant Seller’s interest in any goods (including returned goods) relating to any sale giving rise to such Purchased Receivable;

(b)        all security interest or liens and property subject thereto from time to time purporting to secure payment of such Purchased Receivable, whether pursuant to the Contract related to such Purchased Receivable or otherwise;

(c)        all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Purchased Receivable whether pursuant to the Contract related to such Purchased Receivable or otherwise; and

(d)        the Contract and all other books, records and other information (including computer programmes, tapes, discs, data processing software and related property and rights) relating to such Purchased Receivable and the related Obligor.

“Relevant” means:

(a)        when used in relation to the execution of or the entering into of a Transaction Document and in conjunction with a reference to any Transaction Party, a Transaction Document which such Transaction Party is required to execute or enter into or has executed or entered into; and

(b)        when used in respect of the Transaction Documents generally and in conjunction with a reference to any particular Transaction Party, the Transaction Documents to which such Transaction Party is a party together with the Transaction Documents that contain provisions that otherwise bind or confer rights upon such Transaction Party;

and references to “Relevant Transaction Documents” and cognate expressions shall be construed accordingly.

“Relevant Daily Report” means the Swiss Sellers’ Daily Report delivered three Business Days prior to the date of determination or, if applicable, on the relevant Reporting Date on which a Seller makes an Initial Purchase Price Payment Request.

“Relevant Interest Amount” means, depending on the context:

(a)        the Regency Note Interest Amount; or

(b)        the Styron Note Interest Amount.

“Relevant Senior Costs Amount Proportion” means, in respect of any Purchased Receivable, an amount equal to (i) the Senior Costs Amount for the Determination Period in which a Collection in respect of such Receivable is multiplied by (ii) the fraction, the numerator of which is such Collection and the denominator of which is the aggregate of all Collections received in such Determination Period.

“Removal Notice” has the meaning set out in the Styron Security Deed.

“Reporting Date” means a Monthly Reporting Date or a Daily Reporting Date, as the case may be.

“Required Filings” means in respect of the Master Purchaser:

(a)        the filing of prescribed particulars of the security interests created by the Master Purchaser under the Styron Security Deed with the Irish Registrar of Companies in accordance with the provisions of Section 99 of the Irish Companies Act 1963 and payment of the associated fees; and

(b)        the filing of a notice with the Irish Revenue Commissioners in respect of the security interests created under the Styron Security Deed in accordance with Section 1001 of the Taxes Consolidation Act 1997.

“Requirement of Law” in respect of any Person shall mean:

(a)        any law, treaty, rule, requirement or regulation;

(b)        a notice by or an order of any court having jurisdiction;

(c)        a mandatory requirement of any regulatory authority having jurisdiction; or

(d)        a determination of an arbitrator or Governmental Authority;

in each case applicable to or binding upon that Person or to which that person is subject or with which it is customary for it to comply.

“Retiring Cash Manager” means the Cash Manager or any successor whose appointment is terminated pursuant to the Cash Management Agreement other than by termination at the Final Discharge Date.

“Reuters Screen Rate” means:

(a)        in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period; and

(b)        in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period;

in each case displayed on the appropriate page of the Reuters screen, and if such page is replaced or such service ceases to be available the Instructing Party may specify another page or service displaying the appropriate rate, provided that if, in either case, that rate is less than zero, LIBOR and/or EURIBOR, as the case may be, shall be deemed to be zero; and

(c)        in relation to LIBOR and/or EURIBOR, as the case may be, if such page or service ceases to be available and no alternate page or service is available, then the rate of interest shall be the determined in accordance with Clause 12.5 of the  Liquidity Facility Agreement.

“Revenue Ledger” means the ledger in the books of the Master Purchaser so named. “Right” means any asset, agreement, property or right.

“Risk Retention Rules” means Article 405 of the CRR, Article 6 of the Securitisation Regulation, Section Five of AIFMR and Article 17 of AIFMD and any successor regulation(s) thereto and any similar legislation applicable to any party requiring it to retain, or ensure that another party retains, a certain level of exposure to Purchased Receivables in connection with the securitisation of such receivables.

“Roll Date” means each Monthly Payment Date and each other date determined in accordance with Section B, Clause 6.4.4 of the Variable Loan Note Issuance Deed.

“Rolling Average Turnover Ratio” means:

(a)        the sum of the last three (3) months of Purchase Receivables, divided by

(b)        the sum of the last three (3) months of Collections, multiplied by

(c)        30.

“Sanctions” means the sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any of the Sanctions Authorities.

“Sanctions Authorities” means:

(i)         the United States government;

(ii)       the United Nations;

(iii)      the European Union;

(iv)       the United Kingdom;

(v)        Switzerland;

(vi)       Hong Kong; and

(vii)     the respective Governmental Authorities of any of the foregoing, including without limitation, OFAC, the US Department of State and Her Majesty’s Treasury.

“SEC” means the United States Securities and Exchange Commission.

“Secondary VAT Liability” means a liability of the Master Purchaser for VAT remaining unpaid in the bankruptcy of a Swiss Seller and relating to VAT included in the Receivables assigned and transferred by the relevant Swiss Seller to the Master Purchaser in accordance with the Swiss Receivables Purchase Agreement.

“Secured Amounts” means the aggregate of all moneys and Liabilities which from time to time are or may become due, owing or payable by the Master Purchaser to each, some or any of the Secured Creditors under the Notes or the Transaction Documents.

“Secured Creditors” means the Styron Security Trustee in its own capacity and as trustee on behalf of those persons listed as entitled to payment by the Master Purchaser in Clause 15 (Post-Enforcement Payments Priorities) of the Styron Security Deed.

“Securitisation Availability Period” means the period from and including the Swiss Funding Date to (but excluding) the Programme Termination Date.

“Securitisation Regulation” means Regulation (EU) 2017/2402 Of The European Parliament And Of The Council Of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, and amending Directives 2009/65/EC, 2009/138/EC and 2011/61/EU and Regulations (EC) No 1060/2009 and (EU) No 648/2012.

“Security” means the security created in favour of the Styron Security Trustee pursuant to the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement.

“Security Protection Notice” means a notice served by the Styron Security Trustee pursuant to clause 11 (Security Protection Notice) of the Styron Security Deed.

“Seller” means each of:

(a)        the Swiss Sellers;

(b)        the German Seller;

(c)        the Dutch Seller;

(d)        the U.S. Seller;

(e)        the U.S. Intermediate Transferor; and

(f)        any other entity in its capacity as a seller of Receivables to the Master Purchaser under a Master Receivables Purchase Agreement,

together the “Sellers”.

“Seller and Servicer Party Agent” means the Parent appointed to act on behalf of each Seller and Servicer Party in relation to the Transaction Documents pursuant to Clause 3 (Seller and Servicer Party Agent) of this Deed.

“Seller Permitted Encumbrance” means:

(a)        any Encumbrance created by a Seller by or pursuant to the Transaction Documents;

(b)        any netting or set-off arrangement pursuant to which the Collection Account Bank is permitted to deduct the amount of any normal account fees owed to it or chargebacks on account of provisional credits, in each case, in connection with a Collection Account from amounts standing to the credit of such Collection Account;

(c)        any other Encumbrance over the Collection Accounts provided such Encumbrance is subordinated to any Encumbrance granted in favour of the Security Trustee over the Collection Accounts; and

(d)        any Encumbrance over the Transaction Documents (including a Seller’s rights, if any, to Deferred Purchase Price).

“Seller’s Credit and Collection Procedures” means the origination, credit and collection procedures employed by the relevant Seller from time to time in relation to the provision and sale of chemical products and related services as attached to this Deed as Appendix A, as may be amended with the consent of the Cash Manager from time to time.

“Senior Costs Amount” means the amounts payable in items one through seven of Schedule 1 Paragraph 11.1 (Payment from Distribution Ledgers on a Monthly Payment Date) of the Cash Management Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or the successor to its rating business.

“Servicer” means each Swiss Servicer, the German Servicer, the Dutch Servicer or the U.S. Servicer (as the context may require).

“Servicer Default” means a Dutch Servicer Default, a German Servicer Default, a Swiss Servicer Default or a U.S. Servicer Default, as applicable.

“Servicing Agreement” means the Dutch Servicing Agreement, the German  Servicing Agreement, the Swiss Servicing Agreement or the U.S. Servicing Agreement, as the context requires.

“Settlement Date Payments Priorities” means the provisions relating to the order of priority of payments set out in Paragraph 10 (Payments from Distribution Ledgers  on a Settlement Date) of Part 5 (Payments Priorities) of Schedule 1 (Services to be provided by the Cash Manager) of the Cash Management Agreement.

“Settlement Date” means:

(a)        each day on which a Swiss Servicers’ Daily Report is delivered or Initial Purchase Price or Deferred Purchase Price is paid;

(b)        the Swiss Funding Date;

(c)        each Roll Date; and

(d)        the day falling three Business Days after the day an Initial Purchase Price Payment Request is delivered by a Seller.

“Solvency Certificate” means each solvency certificate executed by a Seller in the form set out in Schedule 2 to the relevant Master Receivables Purchase Agreement.

“Special Concentration Limit” has the meaning set out in paragraph (u) of Schedule 3.

“Specified Office” means, in relation to any Person:

(a)        the office specified against its name in the Notices Details; or

(b)        such other office as such Person may specify in accordance with the Transaction Documents.

“Spot Rate” means the Cash Manager’s spot rate of exchange for the purchase of one specified currency with another specified currency in the London foreign exchange market.

“Standard Documentation” means the standard terms and conditions of the Sellers set out in Schedule 11 (Standard Documentation) and such other documentation as may be approved in writing by the Cash Manager from time to time.

“Styron EUR Note” means the EUR denominated note issued by the Master Purchaser to the Styron Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Styron EUR Note Additional Principal Amount” means as at any date of determination the amount by which the Styron EUR Note Required Amount exceeds the Styron EUR Note Principal Amount Outstanding.

“Styron EUR Note Initial Principal Amount” means the EUR Proportion of the Styron Percentage of the Purchase Base specified in the first Current Swiss Servicer’s Daily Report delivered by the Current Swiss Servicer.

“Styron EUR Note Principal Amount Outstanding” means:

(a)        on the Swiss Funding Date, the Styron EUR Note Initial Principal Amount; and

(b)        on any day following the Swiss Funding Date, the Styron EUR Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)         plus (if such day is a Settlement Date) the amount of any Styron EUR Note Additional Principal Amount paid by the Styron Noteholder on such day;

(ii)       minus (if such day is a Settlement Date) the Styron EUR Note Redemption Amount paid to the Styron Noteholder on such day.

“Styron EUR Note Redemption Amount” means:

(a)        prior to the occurrence of a Termination Event that is continuing, the amount, if any, by which the Styron EUR Note Principal Amount Outstanding exceeds the Styron EUR Note Required Amount less the Outstanding Balance of all German Purchased Receivables which have become Written-Off Receivables since the date of determination immediately preceding the last Settlement Date on which the Principal Amount Outstanding of the Styron EUR Notes have been adjusted; and

(b)        following the occurrence of a Termination Event that is continuing, the EUR Proportion of the Styron Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to eleventh in the Pre-Enforcement Payments Priorities on the relevant Monthly Payment Date.

“Styron EUR Note Required Amount” means, as at any date of determination, the following amount:

(a)        the EUR Equivalent of the Purchase Base (specified in the Relevant Daily Report) multiplied by the Styron Percentage and by the EUR Proportion; plus

(b)        the Outstanding Balance of all German Purchased Receivables multiplied by the German Purchase Rate; less

(c)        the product of:

(i)         the EUR Equivalent of the Purchase Base (specified in the Relevant Daily Report); and

(ii)       the fraction:

(A)       the numerator of which is the Outstanding Balance of the German Purchased Receivables which are Eligible Receivables; and

(B)       the denominator of which is the EUR Equivalent of the Eligible Pool Balance,

but which shall from 1 January 2015, at any time where the Regency Note remains outstanding or the Regency Noteholder has any obligations to subscribe for further Notes, always be at least 5 per cent of the Outstanding Balance of all German Purchased Receivables.

“Styron Germany Account Pledge Agreement” means the Styron Germany Account Pledge Agreement executed by the German Seller, the Master Purchaser and the Styron Security Trustee with respect to the German Collection Accounts on 24 May 2011.

“Styron Notes” means the Styron USD Note and the Styron EUR Note.

“Styron Notes Initial Principal Amount” means the Styron EUR Note Initial Principal Amount or the Styron USD Note Initial Principal Amount as applicable.

“Styron Note Interest Amount” means, in respect of any Monthly Payment Date, in respect of a Styron Note the aggregate of the results of the following formula being applied in respect of each $1 or €1 Principal Amount Outstanding of the relevant Styron Note that was outstanding at any point during the relevant Interest Period (rounded to the nearest eurocent, half a eurocent being rounded up):

( ( A / 360 ) x ( B x C ) )

where

A     =              the exact number of days during the relevant Interest Period that   such $1 or €1 of Principal Amount Outstanding was outstanding;

B     =              such $1 or €1 of Principal Amount Outstanding of the   relevant Styron Note, as the case may be; and

C     =              the Note Interest Rate in respect of such Monthly Payment Date;

plus any part of the Styron Note Interest Amount in respect of the immediately preceding Monthly Payment Date not paid on such immediately preceding Monthly Payment Date, plus the amount of Default Interest due on such unpaid amount.

“Styron Noteholder” means the holder for the time being of the Styron Notes.

“Styron Note Redemption Amount” means the Styron EUR Note Redemption Amount or the Styron USD Note Redemption Amount as applicable.

“Styron Percentage” means:

(a)        in respect of the Styron EUR Note; or

(b)        in respect of the Styron USD Note,

the percentage notified to the Master Purchaser pursuant to Clause 6.4 (Notification of Styron Percentage) of the Variable Loan Note Issuance Deed in respect of such Note.

“Styron Security Deed” means the deed so named dated 12 August 2010, as amended and restated 24 May 2011 and on or around the Dutch Closing Date between the Master Purchaser, the Styron Security Trustee, the Regency Noteholder and the Styron Noteholder.

“Styron Security Trustee” means the Law Debenture Trust Corporation plc or any other Person acting as security trustee from time to time pursuant to the Styron Security Deed.

“Styron Security Trustee Termination Event” has the meaning set out in the Styron Security Deed.

“Styron USD Note” means the US Dollar denominated note issued by the Master Purchaser to the Styron Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Styron USD Note Additional Principal Amount” means the greater of (i) zero  and

(ii) the USD Proportion of the Styron Percentage of the Purchase Base specified in the Swiss Servicers’ Daily Report delivered three Business Days prior to the relevant Roll Date or, if applicable, on the relevant Reporting Date on which a Seller makes an Initial Purchase Price Payment Request less the Principal Amount Outstanding of the Styron USD Note immediately prior to the relevant Roll Date.

“Styron USD Note Initial Principal Amount” means the USD Proportion of the Styron Percentage of the Purchase Base specified in the first Current Swiss Servicer’s Daily Report delivered by the Current Swiss Servicer.

“Styron USD Note Principal Amount Outstanding” means:

(a)        on the Swiss Funding Date, the Styron USD Note Initial Principal Amount; and

(b)        on any day following the Swiss Funding Date, the Styron USD Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)         plus (if such day is a Settlement Date) the amount of any Styron USD Note Additional Principal Amount paid by the Styron Noteholder on such day;

(ii)       minus (if such day is a Settlement Date) the Styron USD Note Redemption Amount paid to the Styron Noteholder on such day.

“Styron USD Note Redemption Amount” means:

(a)        prior to the occurrence of a Termination Event that is continuing, the greater  of (i) zero and (ii) the Principal Amount Outstanding of the Styron USD Note immediately prior to the relevant Settlement Date less the USD Proportion of the Styron Percentage of the Purchase Base specified in the Swiss Servicers’ Daily Report delivered three Business Days prior to the relevant Roll Date;  and

(b)        following the occurrence of a Termination Event that is continuing, the USD Proportion of the Styron Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to eleventh in the Pre-Enforcement Payments Priorities on the relevant Roll Date.

“Sub-contractor” means any sub-contractor, sub-agent, delegate or representative.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by a Seller.

“Successor Master Purchaser Account Bank” means an entity appointed in accordance with Clause 20 (Successor Master Purchaser Account Bank) or Clause 21 (Master Purchaser Account Bank may appoint Successors) of the Account Bank Agreement to act as successor account bank under the Account Bank Agreement.

“Successor Cash Manager” means an entity identified in accordance with Clause 20 (Identification of Successor Cash Manager) of the Cash Management Agreement and appointed in accordance with Clause 21 (Appointment of Successor Cash Management) of the Cash Management Agreement to perform the Cash Management Services.

“Successor Styron Security Trustee” means an entity appointed in accordance with Clause 26 (Styron Security Trustee’s Retirement & Removal) of the Styron Security Deed to act as successor trustee under the Styron Security Deed.

“Supplemental Deed” means a deed supplemental to the Styron Security Deed.

“Swiss Code of Obligations” or “CO” means the Swiss Federal Code of Obligations of 30 March 1911, as amended from time to time.

“Swiss Collection Accounts” means the Collection Accounts owned by the Swiss Sellers, which receive Collections related to the Swiss Purchased Receivables sold by the Swiss Sellers to the Master Purchaser pursuant to the Swiss Receivables Purchase Agreement.

“Swiss Federal Act on Debt Collection and Bankruptcy” or “DEBA” means the Swiss Federal Act on Debt Collection and Bankruptcy of 11 April 1889, as amended from time to time.

“Swiss Funding Date” means the day falling two Business Days after the day the first Offer is delivered under the Swiss Receivables Purchase Agreement or such other  date as may be agreed by the Swiss Sellers and the Instructing Party.

“Swiss Purchased Receivables” means the Receivables purchased by the Master Purchaser on the terms of the Swiss Receivables Purchase Agreement.

“Swiss Receivables” means Receivables originated by a Swiss Seller.

“Swiss Receivables Purchase Agreement” means the receivables purchase agreement dated 12 August 2010, as amended and restated on 24 May 2011, 30 May 2013 and on the 2016 Amendment Effective Date between the Swiss Sellers, the Master Purchaser, the Investment Manager and the Styron Security Trustee.

“Swiss Sellers” means each of (i) Trinseo Europe GmbH (formerly Styron Europe GmbH), incorporated in Switzerland and (ii) Trinseo Export GmbH, incorporated in Switzerland, each in its capacity as seller of Receivables to the Master Purchaser  under the Swiss Receivables Purchase Agreement, and shall include both such sellers or either of them, as the context may require. For the avoidance of doubt, references to the Swiss Seller in the German Receivables Purchase Agreement shall include both Swiss Sellers.

“Swiss Seller Credit and Collection Procedures” means the Sellers’ Credit and Collection Procedures with respect to a Swiss Seller.

“Swiss Servicers” means each Person designated as such under the Swiss Servicing Agreement.

“Swiss Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto.

“Swiss Servicer Fee Percentage” means 0.25 per cent.

“Swiss Servicer Fees” means the fees referred to in clause 13 of the Swiss Servicing Agreement.

“Swiss Servicer Report” means the Swiss Servicers’ Daily Report or the Swiss Servicers’ Monthly Report (as the case may be).

“Swiss Servicers’ Daily Report” means any document prepared by a Swiss Servicer in accordance with Clause 7.2 (Swiss Servicers’ Daily Reports) of the Swiss Servicing Agreement additionally including all the data required to be contained in the German Servicer’s Daily Report, the Dutch Servicer’s Daily Report and the U.S. Servicer’s Daily Report.

“Swiss Servicers’ Monthly Report” means a report in substantially the form of the Excel    spreadsheet    attached    to    the     email    from to with the subject “Monthly Report August 2016- Styron AR Securitization and Offer” on 29 September 2016 adjusted to include all relevant data for the Acceding Swiss Seller and containing all the data required to be included in the German Servicer’s Monthly Report, the Dutch Servicer’s Monthly Report, the U.S. Servicer’s Monthly Report and such additional information with respect to the Purchased Receivables as the Master Purchaser or the Instructing Party may reasonably request from time to time and prepared by the Swiss Servicer and delivered to the Master Purchaser and  the Instructing Party in accordance with Clause 7.1 (Swiss Servicers’ Monthly Reports) of the Swiss Servicing Agreement.

“Swiss Servicing Agreement” means the Swiss Servicing Agreement dated 12 August 2010, as amended and restated on 30 May 2013 and on the 2016 Amendment Effective Date, relating to the Swiss Purchased Receivables between the Master Purchaser, the Swiss Servicers and the Styron Security Trustee.

“Swiss VAT Rate” means the applicable rate of VAT as set out in VATA 2010.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer system.

“TARGET Day” means a day on which the TARGET system is open for settlement of payments in Euro.

“TARGET System” means the Trans-European Automated Real-time Gross Settlement Express Transfer system.

“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function (including, Her Majesty’s Revenue and Customs).

“Tax Credit” means any credit received by a Transaction Party from a Tax Authority in respect of any Tax paid by such Transaction Party.

“Tax Deduction” means any deduction or withholding on account of Tax.

“Taxes” means any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature whatsoever imposed or levied by or on behalf of Switzerland, the United Kingdom, Ireland, any other Eligible Country or the United States of America, together with any interest, charges or penalties thereon and “Tax” and “Taxation” and similar words shall be construed accordingly.

“Tax Event” has the meaning given to it in Condition 5 of the Notes.

“Tax Treaty” means a double taxation treaty into which Ireland has entered which contains an article dealing with interest or income from debt claims.

“Ten Non-Bank Rule” means the rule that the aggregate number of creditors of a Swiss Borrower under the Finance Documents which are not Qualifying Banks must not at any time exceed 10 (ten), all in accordance with the meaning of the Guidelines.

“Termination Event” means the occurrence of any of the events set out in Part A of Schedule 1.

“Total Facility Limit” means USD 450,000,000.

“Total Reserves” means, as of the Determination Date, an amount equal to the sum  of the Carrying Cost Reserve as at such date plus the Loss and Dilution Reserve as at such date.

“Transaction” means the connected transactions contemplated by the Transaction Documents.

“Transaction Documents” means:

(a)        the Swiss Receivables Purchase Agreement;

(b)        the German Receivables Purchase Agreement;

(c)        the Dutch Receivables Purchase Agreement;

(d)        the U.S. Receivables Purchase Agreement;

(e)        the U.S. Intermediate Transfer Agreement;

(f)        the Swiss Servicing Agreement;

(g)        the German Servicing Agreement;

(h)        the Dutch Servicing Agreement;

(i)         the U.S. Servicing Agreement;

(j)         the Master Definitions and Framework Deed;

(k)        the Variable Loan Note Issuance Deed;

(l)         the Cash Management Agreement;

(m)       the Styron Security Deed;

(n)        the German Security Assignment and Trust Agreement;

(o)        the U.S. Security Agreement;

(p)        the Account Bank Agreement;

(q)        the Guarantee Agreement;

(r)        the Corporate Services Agreement;

(s)        each Account Control Agreement;

(t)         the Fee Letter;

(u)        the Master Purchaser Receivables Power of Attorney;

(v)        the U.S. Intermediate Transferor Receivables Power of Attorney;

(w)       the Notes; and

(x)        any other document so designated by the Cash Manager and the Master Purchaser.

“Transaction Party” means any person who is a party to a Transaction Document and “Transaction Parties” means some or all of them.

“Transfer Period” means a period of two months from the termination or the appointment of a Cash Manager, as the case may be.

“Treaty” means the Treaty establishing the European Community, as amended. “Trinseo Entity” means the Parent and each of its Affiliates.

“Trinseo Export German Account Pledge Agreement” means an Account Pledge Agreement executed by the Pledgor, the Master Purchaser and the Styron Security Trustee with respect to the Collection Accounts dated on or about the 2016 Amendment Effective Date.

“Trinseo Party” means each Trinseo Entity which is party to a Transaction Document.

“Trust Corporation” means a corporation entitled by the rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England and Wales to act as trustee and carry on trust business under the laws of the country of its incorporation.

“Trust Proceeds” means all recoveries, receipts and benefits received by the Styron Security Trustee by virtue of the Trust Property save for monies or other assets which it is entitled to retain for its own account or which are earmarked for receipt by a third party other than as part of the Trust Property.

“Trust Property” means the Covenant to Pay, the Master Purchaser Covenants, the Master Purchaser Warranties, the Security and all proceeds of the Security.

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000;

“Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the Guidelines), such as (intragroup) loans, facilities or private placements (including under the Finance Documents) must not at any time exceed 20 (twenty), all in accordance with the meaning of the Guidelines.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“UK Account Control Deed” means the deed so named dated on or about  the Closing Date between the Chargor, the Master Purchaser, the Chargee and the Styron Security Trustee.

“UK Collection Account Bank” means Deutsche Bank AG London, acting through its office at 1 Great Winchester Street, London EC2N 2DB.

“Unapplied Credit” means, on any date, the aggregate amount of outstanding credit notes issued to Obligors as of such date which have not been applied to reduce or off- set the Outstanding Balance of Receivables owed by any Obligor.

“Unbilled Purchase Rate” means the Purchase Rate.

“Unbilled Receivables” means a Receivable with respect to which:

(a)        the relevant Seller has received a purchase order from the Obligor for  chemical products;

(b)        the goods have been delivered by the relevant Seller to the Obligor and a delivery note for the products has been signed by the Obligor and retained by the relevant Haulage Company; and

(c)        the Obligor has become obligated to pay for the products in accordance with the relevant Contract,

but in respect of which the relevant Seller has not yet issued an Invoice to the Obligor.

“Unbilled Receivables Limit” means an aggregate cap limit of 20% of the Receivables Pool.

“Unbilled Receivables Overconcentration Amount” means, on any Determination Date, the aggregate amount of Receivables owed by Obligors in respect of  Receivables which were Unbilled Receivables on the day the Offer in respect of such Receivables was made to the Master Purchaser exceeds the Unbilled Receivables Limit.

“Unrestricted Country” means the countries listed in Schedule 5 or such other countries as agreed between the Sellers and the Regency Noteholder (acting reasonably and in good faith) from time to time, or any Eligible Country so  designated from time to time by the Regency Noteholder (acting reasonably and in good faith), and, for the avoidance of doubt, for such period of time as may be designated by the Regency Noteholder (acting reasonably and in good faith).

“U.S.” means the United States of America.

“U.S. Account Control Agreement” means each Deposit Account Control Agreement by which the U.S. Seller has created security over the U.S. Collection Accounts and any other account control agreements entered into among the U.S. Seller, the U.S. Intermediate Transferor, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

“Usage Fee” means the fee specified as such in the Fee Letter.

“U.S. Collection Accounts” means the Collection Accounts owned by the U.S. Seller, which receive Collections related to the Purchased Receivables sold or contributed by the U.S. Seller to the U.S. Intermediate Transferor pursuant to the U.S. Receivables Purchase Agreement.

“U.S. Closing Date” has the meaning given to it in the U.S. Receivables Purchase Agreement.

“USD Equivalent” means, as of any date, the amount obtained by applying the rate for converting the relevant currency into USD at:

(a)        in the case of the Swiss Servicers’ Monthly Report, the most recently determined internal month end rate of a Swiss Seller;

(b)        in the case of the Swiss Servicers’ Daily Report, the Spot Rate of exchange for that currency as at 9am in London on the preceding Business Day as notified by the Cash Manager to the Sellers on such Business Day;

(c)        in the case of the Dutch Servicer’s Monthly Report, the most recently determined internal month end rate of the Dutch Seller; and

(b)        in the case of the Dutch Servicer’s Daily Report, the Spot Rate of exchange     for that currency as at 9am in London on the preceding Business Day as notified by the Cash Manager to the Sellers on such Business Day.

“USD Proportion” means, in respect of an amount, that amount multiplied by the fraction the numerator of which is aggregate Outstanding Balance of all Purchased Receivables denominated in US Dollars and the denominator of which is aggregate Outstanding Balance of all Purchased Receivables (calculated using the USD Equivalent of any Outstanding Balance denominated in a currency other than US Dollars).

“U.S. Funding Date” means the day falling two Business Days after the day the first Offer is delivered under the U.S. Receivables Purchase Agreement or such other date as may be agreed by the U.S. Seller and the Cash Manager.

“U.S. Insolvency Event” means with respect to any Person, the occurrence of the following:

(a)        such Person shall voluntarily commence any case, proceeding or other action, or present a petition or make an application under any Insolvency Law:

(i)         relating to bankruptcy, insolvency, court protection, reorganization or relief of debtors, seeking to have an order for relief entered  with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, examination, liquidation, administration, administrative receivership, dissolution, court protection, composition, declaration or other similar relief with respect to it or any of its debts; or

(ii)       seeking the appointment of a liquidator, receiver, administrative receiver, examiner, security trustee, custodian, compulsory manager, administrator or other similar official for it or for all or any substantial part of its assets;

(b)        there shall be commenced, presented or made against such Person any case, proceeding or other action referred to in (a) above which is not dismissed by the relevant court, tribunal or authority within sixty (60) days after its commencement;

(c)        there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, sequestration, distress, expropriation, execution, distraint or similar process against all or any substantial part of its assets which is not dismissed within sixty (60) days after its commencement; or

(d)        a moratorium is declared in respect of any of its debt.

“U.S. Intermediate Transfer Agreement” means the intermediate receivables purchase agreement dated on or about the U.S. Closing Date, among the U.S. Intermediate Transferor, the Master Purchaser and the Investment Manager.

“U.S. Intermediate Transferor” means Trinseo U.S. Receivables Company SPV LLC, a Delaware limited liability corporation.

“U.S. Intermediate Transferor Receivables Power of Attorney” means a power of attorney substantially in the form of Part A of Schedule 4 to the U.S. Receivables Purchase Agreement.

“U.S. Primary Transaction Documents” means:

(a)        the U.S. Receivables Purchase Agreement;

(b)        the U.S. Intermediate Transfer Agreement; and

(c)        the U.S. Servicing Agreement.

“U.S. Purchased Receivables” means the Receivables purchased by or contributed to the U.S. Intermediate Transferor on the terms of the U.S. Receivables Purchase Agreement.

“U.S. Receivables Purchase Agreement” means the receivables purchase agreement dated on or about the U.S. Closing Date among the U.S. Seller, the Investment Manager and the U.S. Intermediate Transferor.

“U.S. Security Agreement” means the Security Agreement dated on or about the

U.S. Closing Date between the Master Purchaser and the Styron Security Trustee.

“U.S. Seller” means Trinseo LLC (formerly Styron LLC), a Delaware limited liability company, in its capacity as seller of Receivables to the U.S. Intermediate Transferor under the U.S. Receivables Purchase Agreement.

“U.S. Seller Credit and Collection Procedures” means the Seller’s Credit and Collection Procedures with respect to the U.S. Seller.

“U.S. Servicer” means the Person designated as such under the U.S. Servicing Agreement.

“U.S. Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto as if each reference therein to “Swiss Servicer” was a reference to “U.S. Servicer”, each reference to “Swiss Receivables Purchase Agreement” was a reference to “U.S. Receivables Purchase Agreement” or “U.S. Intermediate Transfer Agreement” and each reference to “Swiss Servicing Agreement” was a reference to “U.S. Servicing Agreement”.

“U.S. Servicer Report” means a U.S. Servicer’s Monthly Report or U.S. Servicer’s Daily Report as the case may be.

“U.S. Servicer’s Daily Report” means any document prepared by the U.S. Servicer  in accordance with Clause 7.2 (U.S. Servicer’s Daily Reports) of the U.S. Servicing Agreement, provided that all data required to be included in the U.S. Servicer’s  Daily Report shall be consolidated in the Swiss Servicers’ Daily Report.

“U.S. Servicer’s Monthly Report” means any document prepared by the U.S. Servicer in accordance with Clause 7.1 (U.S. Servicer’s Monthly Reports) of the U.S. Servicing Agreement, including, for the avoidance of doubt, any consolidated  monthly report delivered by or on behalf of all of the Servicers, provided that all data required to be included in the U.S. Servicer’s Monthly Report shall be consolidated in the Swiss Servicers’ Monthly Report.

“U.S. Servicing Agreement” means the servicing agreement to be dated on or about the U.S. Closing Date, among the U.S. Servicer, the U.S. Seller, U.S. Intermediate Transferor and the Master Purchaser, relating to the U.S. Purchased Receivables.

“U.S. Servicer Fees” means the fees referred to in clause 14 of the U.S. Servicing Agreement.

“U.S. Transaction Documents” means:

(a)        the U.S. Receivables Purchase Agreement;

(b)        the U.S. Intermediate Transfer Agreement;

(c)        the U.S. Servicing Agreement;

(d)        the U.S. Security Agreement;

(e)        each U.S. Account Control Agreement;

(f)        the U.S. Intermediate Transferor Receivables Power of Attorney;

(g)        the Master Receivables Power of Attorney given by the U.S. Seller; and

(h)        any other document so designated by the U.S. Seller, the Cash Manager and the Master Purchaser.

“Value Added Tax” and “VAT” shall be construed as a reference to value added tax under the laws of any jurisdiction.

“VATA 2010” means the Swiss Value Added Tax Act 2010 (as amended).

“Variable Loan Note Issuance Deed” means the variable loan note issuance deed dated the Closing Date and as amended and restated on 24 May 2011, 30 May 2013, 31 October 2016 and on the 2018 Amendment Effective Date between the Master Purchaser, the Registrar, the Cash Manager, the Styron Security Trustee and the Noteholders.

“VAT Group” means a group for the purposes of the VAT Grouping Legislation.

“VAT Grouping Legislation” means the Value Added Tax Act 1972 of Ireland (as amended).

“Written-off Receivable” means any Purchased Receivable (i) in respect of which  the relevant Obligor is insolvent or is in bankruptcy, liquidation, administration or any analogous proceedings or (ii) in respect of which a declaration has been made (or ought to have been made) by the relevant Seller that such Receivable is irrecoverable in accordance with the related Seller’s Credit and Collection Policies.

2.2       Any reference in any Transaction Document to:

“administration”, “bankruptcy”, “liquidation”, “dissolution”, ”receivership” or “winding-up” of a person shall be construed so as to include any equivalent or analogous proceedings (including any suspension of payments) under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business.

“agreed form” means, in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialled on their behalf for the purpose of identification.

“Clause”, “Recital”, “Appendix” or “Schedule” in any Transaction Document is, subject to any contrary indication, a reference to a Clause of, or a recital or appendix or schedule to, the relevant Transaction Document.

an event (howsoever defined) “subsisting” or “continuing” is if that event which has occurred but has not been remedied (if capable of remedy) or waived.

“EUR” or “€” or “euro” means the currency introduced at the commencement of the third stage of European Economic and Monetary Union as of 1 January 1999 pursuant to the  Treaty establishing the European Communities as amended by the Treaty on  European Union.

“holding company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a subsidiary.

“including” shall be construed as meaning including without limitation.

“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

a person shall be construed as being “insolvent” if such person goes into administration, bankruptcy, liquidation, dissolution, receivership or winding-up or such person is unable to pay its debts as they fall due or such person’s liabilities exceed its assets.

“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” shall be construed  accordingly).

“or” shall be construed as meaning “and/or.”

“person” or “Person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

“Pounds Sterling”, “pounds”, “sterling”, “GBP” or “£” means the lawful currency as at the date of this Deed of the United Kingdom and Northern Ireland.

“stamp duty” shall be construed as a reference to any stamp, registration or other documentary Tax or other similar Taxes or duties (including any penalty or interest payable  in connection with any failure to pay or any delay in paying out any of the same).

“subsidiary” of a company or corporation shall be construed as a reference to any company or corporation (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation; or (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and for these purposes a company or corporation shall be treated as being controlled by another if that  other company or corporation is able to direct its affairs or to control the composition of its board of directors or equivalent body.

“US Dollars”, “dollars”, “USD” or “$” means the lawful currency of the United States as at the date of this Deed.

2.3       Where a definition is stated to mean an amount (the “first amount”) which is the greater of zero and another amount (the “second amount”) if the second amount is also zero or is a negative amount, the first amount shall be deemed to mean zero.

2.4       When used in any of the Transaction Documents, the terms “relevant Settlement Date”, “relevant Determination Date” or “relevant Determination Period” will mean the Settlement Date, relative to a particular Determination Date or Determination Period, or the Determination Date relative to a particular  Determination Period or Settlement Date or the Determination Period relative to a particular Determination Date or Settlement Date as the case may be.

2.5       Where a denominator in any fraction to be used in connection with any calculation in a definition is zero, the relevant fraction will be zero.

2.6       The headings in any Transaction Document shall not affect its interpretation. References to Clauses, Schedules and Articles in any Transaction Document shall, unless its context otherwise requires, be construed as references to the Clauses of, Schedules to, and Articles of such document.

2.7       Unless the context otherwise requires, words denoting the singular number only shall include the plural number also and vice versa, words denoting one gender only shall include the other genders and words denoting persons only shall include firms, corporations and other organised entities, whether separate legal entities or otherwise, and vice versa.

2.8       Unless the context otherwise requires, any reference in any Transaction Document to:

(a)        any agreement or other document shall be construed as a reference to the relevant agreement or document as the same may have been, or may from time to time be, replaced, extended, amended, varied, novated, supplemented or superseded;

(b)       any statutory provision or legislative enactment shall be deemed also to refer  to any re-enactment, modification or replacement thereof and any statutory instrument, order or regulation made thereunder or under any such re- enactment;

(c)       any party to a Transaction Document shall include references to its successors, permitted assigns and any person deriving title under or through it; references to the address of any person shall, where relevant, be deemed to be a reference to its address as current from time to time;

(d)       a person shall include a reference to an individual, a partnership, a  corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority and any other entity of whatever nature, as the context may require;

(e)       unless stated otherwise, any provision setting forth an obligation to pay an amount in respect of remuneration or costs or charges or expenses shall be inclusive of any applicable amount in respect of VAT or similar Tax charged or chargeable in respect thereof at any rate; and

(f)        the provisions contained in any schedule or appendix to any Transaction Document have effect as if they had been incorporated in such Transaction Document.

2.9       Unless expressly agreed otherwise, interest rates and discount factors refer to a calculation in arrears on the basis of actual days elapsed and 360 days per annum for transactions denominated in Euros and 365 days per annum for transactions denominated in Sterling.

2.10     A reference to a Determination Period or Determination Date in any definition or  other provision of any other Transaction Document shall, to the extent such Determination Period or Determination Date would fall prior to the Swiss Funding Date, such reference shall be construed as a reference to a complete calendar month and the last day of a complete calendar month respectively.

2.11     Unless otherwise specified, any reference in a Transaction Document to a time of day shall be to the time in London on that day.

3.         AGREEMENT

The parties hereto acknowledge that the provisions contained in Clauses 3 to 8 and Clauses 10 to 25 (inclusive) shall, save where there is an express provision to the contrary, have effect with regard to and apply in respect of, each Transaction Document (as the same shall be amended, varied or supplemented from time to time  in accordance with the terms thereof) as though the same were set out therein in full mutatis mutandis.

4.         JURISDICTION

4.1       Submission to Jurisdiction

(a)        Unless expressly otherwise agreed in any of the Transaction Documents, each party agrees that the English courts shall have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, each of the Transaction Documents (other than the U.S. Transaction Documents), to the extent that it is incorporated in any such document, or otherwise arising in connection with  the same and for such purposes irrevocably submits to the jurisdiction of the English courts.

4.2       Forum Conveniens and Enforcement Abroad:

Unless expressly otherwise agreed in any of the Transaction Documents, each party:

(a)        waives any objection to the choice of or submission to the English courts on the grounds of inconvenient forum or otherwise as regards proceedings in connection with any Transaction Documents (other than the U.S. Transaction Documents); and

(b)        agrees that a judgment, declaration or order (whether interim or final) of an English court in connection with any Transaction Document (other than the U.S. Transaction Documents) is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

4.3       Agents for Service of Process:

Without prejudice to any other mode of service:

(a)        unless expressly otherwise agreed in any of the Transaction Documents, each of the Sellers and the Servicers appoints the following as their respective agents for service of process relating to any proceedings before the English courts pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Instructing Party:

Trinseo UK Limited 06649750

25 CANADA SQUARE, LEVEL 37 LONDON E14 5LQ

UNITED KINGDOM.

(b)        unless expressly otherwise agreed in any of the Transaction Documents the Master Purchaser appoints the following as their respective agent for service of process relating to any proceedings before the courts of England pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Instructing Party:

HSBC Bank plc, 8 Canada Square, London E14 5HQ Attn: Graham Walton and Jeffrey Norman, Structured Finance Middle Office.

(c)        each party agrees that any failure by a process agent to notify any party of the process shall not invalidate the proceedings concerned; and

(d)        each party consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for service of process for the time being applying under this Deed.

5.         PARTIES TO CASH MANAGEMENT AGREEMENT

5.1       Better preservation and enforcement of rights

The Noteholders agreed to become a party to the Cash Management Agreement only for the better preservation and enforcement of their rights under the Cash  Management Agreement and shall not assume any liabilities or obligations under the Cash Management Agreement.

6.         CHANGE OF STYRON SECURITY TRUSTEE

If there is an appointment of a Successor Styron Security Trustee in accordance with the terms of the Styron Security Deed, each of the Transaction Parties shall execute such documents and take such action as the Successor Styron Security Trustee and the outgoing Styron Security Trustee may reasonably require for the purposes of vesting in the Successor Styron Security Trustee the benefit of the Transaction Documents and the rights, powers and obligations of the Styron Security Trustee under the Transaction Documents, and releasing the outgoing Styron Security Trustee from its future obligations under the Transaction Documents.

7.         FURTHER ASSURANCES

Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, deeds, agreements, consents, notices or authorisations as may be required by law or as may be necessary in:

(a)        the reasonable opinion of the Master Purchaser or the Cash Manager; or

(b)        the opinion of the Styron Security Trustee (acting in its sole discretion),

to implement or give effect to each Transaction Document and the transactions contemplated thereby.

8.         NOTICES

8.1       Any notice to be given by one party to any other party under, or in connection with, any Transaction Document shall be in writing and signed by or on behalf of the party giving it. Any such notice shall be served by sending it by fax to the number set out in Clause 8.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in Clause 8.2, or (if an email address is set out in Clause 8.2 or later notified by the relevant Transaction Party to the other Transaction Parties) by sending an electronic mail (“email”) to the email address set out in  Clause 8.2 and in each case marked for the attention of the relevant party (or as otherwise notified from time to time in accordance with the provisions of this Clause 8.1). Any notice so served by hand, fax, post or email shall be deemed to have been duly given:

(a)        in the case of delivery by hand, when delivered;

(b)        in the case of fax, at the time of transmission;

(c)        in the case of pre-paid recorded delivery or registered post, at 10.00 a.m. (London Time) on the second Business Day following the date of posting;

(d)        in the case of email, at the time of electronic receipt,

provided  that  in  each case where delivery by hand, fax  or email  occurs  after 6.00

p.m. (London Time) on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

References to time in this Clause are to local time in the country of the addressee.

All notices shall be copied to the Master Purchaser, the Sellers, each Swiss Servicer, the German Servicer, the U.S. Servicer, the Dutch Servicer and the Cash Manager.

8.2         The addresses, email address and fax numbers of the parties for the purpose of Clause

8.1 are as follows:

THE CURRENT SWISS SELLER, THE CURRENT SWISS SERVICER AND CHARGOR
TRINSEO EUROPE GMBH	Address:
Fax:
Email:
For the attention of:
with a copy to:
Address:
Tel:

Email:
with a further copy to:
and, if the notice or communication relates to the Styron Operating Accounts, a further copy to:
THE ACCEDING SWISS SELLER, THE ACCEDING SWISS SERVICER AND THE PLEDGOR
TRINSEO EXPORT GMBH	Address:
Fax:
Email:
For the attention of:
with a copy to:
Address:
Tel:
Email:
with a further copy to:
and, if the notice or communication relates to the Styron Operating Accounts, a further copy to:

THE GERMAN SELLER AND THE GERMAN SERVICER
TRINSEO DEUTSCHLAND ANLAGENGESELLSCHAFT MBH	Address:
Fax:
Email:
For the attention of:
with a copy to:
Address:
Tel:
Email:
THE DUTCH SELLER AND THE DUTCH SERVICER
TRINSEO NETHERLANDS B.V.	Address:
Fax:
Email:
For the attention of:
with a copy to:

Address:
Tel:
Email:
THE U.S. SELLER AND THE U.S. SERVICER
TRINSEO LLC	Address:
Fax:
Email:
For the attention of:
with a copy to:
Address:
Tel:
Email:
THE U.S. INTERMEDIATE TRANSFEROR
TRINSEO U.S. RECEIVABLES COMPANY SPV LLC	Address:
Fax:
Email:

For the attention of:
with a copy to:
Address:
Tel:
Email:
THE MASTER PURCHASER AND CHARGEE
STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY	Address:
Fax:
Tel:
Email:
REGENCY NOTEHOLDER
REGENCY ASSETS DESIGNATED ACTIVITY COMPANY	Address:

Email:
For the attention of:
MASTER PURCHASER ACCOUNT BANK AND CASH MANAGER

HSBC BANK PLC	Address:
Fax:
Tel:
Email:
For the attention of:
with a copy to:
Tel:
Fax:
THE STYRON SECURITY TRUSTEE
THE LAW DEBENTURE TRUST CORPORATION P.L.C.	Address:
Fax:
For the attention of:
THE PARENT
TRINSEO HOLDING S.À R.L	Address:
Email:
For the attention of:
with copy to:
Address:

Fax:
Email:
with a copy to:
Address:
Tel:
Email:
Address:
Fax:
THE CORPORATE ADMINISTRATOR AND REGISTRAR
TMF ADMINISTRATION SERVICES LIMTED	Address:
Fax:
For the attention of:
THE INVESTMENT MANAGER AND THE STYRON NOTEHOLDER
TRINSEO FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, SWEIGNIEDERLASSUNG HORGEN	Address:
Fax:
Email:

For the attention of:
with a copy to:
Address:
Tel:
Email:

A party may notify any of the other parties to any of the Transaction Documents of a change to its name, relevant addressee, address, email address or fax number for the purposes of this Clause 8.2, provided that such notice shall only be effective on:

(a)        the date specified in the notice as the date on which the change is to take  place; or

(b)        if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

9.         YIELD PROTECTION INDEMNITIES

9.1       The Master Purchaser hereby agrees from time to time to indemnify the Regency Noteholder for, and to pay to it on demand, an amount equal to all amounts payable  by the Regency Noteholder under and in accordance with the terms of (i) any costs, increased costs, broken funding costs or reduced rates of return incurred or suffered directly or indirectly by the Regency Noteholder of the payment of any part of any Regency Note prior to or after the maturity date thereof (including, for the avoidance of doubt relating to any Regency Noteholder Related Debt being paid prior to or after its scheduled maturity) or the failure of the Master Purchaser to issue the Regency Notes specified in the Initial Note Issue Notice or increase the principal amount of the Regency Notes as specified in an Additional Note Issue Notice; and (ii) any additional or termination cost payable to the provider of any swap, cap, collar, floor or other hedging arrangement entered into by the Regency Noteholder in connection with any regency Noteholder Related Debt (together, “Break Costs”) provided that such Break Costs have not arisen as a direct result of the negligence, default or  recklessness of the Regency Noteholder. If the Regency Noteholder is obliged to make any payment of Break Costs then it shall in good faith use reasonable endeavours to take such reasonable steps as may reasonably be open to it to mitigate  or avoid the effects of such payment of Break Costs by placing any monies received on deposit until such Regency Noteholder Related Debt is due.

9.2       If after the date hereof, the Regency Noteholder is charged any fee, expense or increased cost pursuant to any Regency Noteholder Related Debt on account of any other party to such Regency Noteholder Related Debt having determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any court, governmental authority, central bank or comparable agency or regulatory authority charged with the interpretation or administration thereof taking effect after the Swiss Funding Date, or compliance by such party with any guideline request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency or regulatory authority taking  effect after the Swiss Funding Date (a “Relevant Change”), has or would have the effect of reducing the rate of return on such party’s (or its holding company’s) capital as a consequence of such party’s obligation in respect of such Regency Noteholder Related Debt, to a level below that which such party could have achieved but for such Relevant Change, then, within thirty (30) days of demand by the Regency Noteholder the Master Purchaser shall pay to the Regency Noteholder, an amount equal to each such amount charged to the Regency Noteholder pursuant to the terms of the relevant Regency Noteholder Related Debt (together, “Increased Costs”). Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to Basel III and (iii) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and Directive 2013/36/EU  of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and any law or regulation which implements either of them, shall in each case be deemed to be a “Relevant Change,” regardless of the date enacted, adopted or issued.

9.3       Any demand made by the Regency Noteholder under Clause 9.1 or, as the case may be, Clause 9.2 shall be accompanied by a statement signed by a duly authorised signatory of the Regency Noteholder giving (to the extent that such information is within its possession and knowledge and that disclosure of such information would  not involve the breach of any duty of confidentiality, the disclosure of any unpublished price sensitive information or the breach of any Requirement of Law owed by the Regency Noteholder to any other person) reasonable particulars of:

(a)        in the case of a demand under Clause 9.1, the calculation of the claim for reimbursement; and

(b)        in the case of a demand made under Clause 9.2, the Relevant Change and how the relevant amount has been calculated,

together with any supporting documentation.

Each amount certified by the Regency Noteholder as being due under this Clause 9 shall, in the absence of manifest error, be conclusive evidence of the amount so claimed.

9.4       Each party which is entitled to receive Increased Costs pursuant to Clause 9 shall, in consultation with the Master Purchaser, take all reasonable steps to mitigate any circumstances which would result in any Increased Costs becoming payable under or pursuant to Clause 9.

10.       DEFAULT INTEREST

10.1     If any sum due and payable by the Master Purchaser, the Swiss Sellers, the Dutch Seller, the Swiss Servicers or the Dutch Servicer is not paid on the due date therefor  in accordance with the provisions of the relevant Transaction Documents or if any sum due and payable by the Master Purchaser, the Swiss Sellers, the Dutch Seller, the Swiss Servicers or the Dutch Servicer under any judgment or decree of any court in connection herewith is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or  decree and ending on the date upon which the obligation of the Master Purchaser, the relevant Swiss Seller, the Dutch Seller, the relevant Swiss Servicer or the Dutch Servicer to pay such sum (the balance thereof for the time being unpaid being herein referred to as an unpaid sum) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding period and the duration of each of which shall be selected by the person to whom such sum is payable.

10.2     During each such period relating thereto as is mentioned in Clause 10.1 an unpaid  sum shall bear interest at the rate per annum which is the sum of two per cent. and the London Interbank offered rate for deposits in US Dollars for the period for which such rate is to be determined which appears on the applicable Reuters screen or such other page as may replace the applicable Reuters screen at or about 11.00 a.m. provided that, if, for any such period, no such offered rate appears on such Reuters screen, the rate of interest applicable to such unpaid sum shall be the rate per annum  at which HSBC Bank plc, was offering to prime banks in the London Interbank Market deposits in the currency in which such unpaid sum is denominated for the period for which such rate is to be determined.

10.3     Any interest which shall have accrued under Clause 10.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Master Purchaser, the relevant Swiss Seller, the Dutch Seller, the relevant Swiss Servicer or the Dutch Servicer (as the case may be) at the end of the period by reference to which it is calculated or on such other dates as the Person to whom such sum is owed may specify by written notice to the Master Purchaser, the relevant Swiss Seller, the Dutch Seller, the relevant Swiss Servicer or the Dutch Servicer (as the case may be).

11.       SWISS SELLERS, DUTCH SELLER, SWISS SERVICERS AND DUTCH SERVICER INDEMNITIES AND UNDERTAKING BY THE MASTER PURCHASER

11.1     Indemnities by the Swiss Sellers

Without limiting any other rights that the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party or any of their respective  Affiliates or members or any of their respective officers, directors, employees or advisors  (each,  an  “Indemnified  Party”)  may have  hereunder  or  under  the other

Transaction Documents, or under applicable law, each Swiss Seller hereby agrees to indemnify each Indemnified Party from and against any and all costs, expenses, claims, losses, damages and liabilities (including properly incurred lawyers’ fees of the Styron Security Trustee and reasonable lawyer’s fees of each other Indemnified Party of one counsel per Indemnified Party per jurisdiction) (all of the foregoing  being collectively referred to as “Indemnified Amounts”) arising out of or resulting from the Swiss Receivables Purchase Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables originated by the relevant Swiss Seller or of the Notes or in respect of any Receivable originated by the relevant Swiss Seller or any Contract relating thereto, excluding, however, (a) Indemnified Amounts which have resulted from gross negligence or wilful misconduct on the part of such Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c)  any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of the Swiss Receivables Purchase Agreement or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract or (d) Indemnified Amounts resulting from a breach by  the Indemnified Party in respect of its obligations under any Transaction Documents. Without limiting or being limited by the foregoing (but subject to the exclusions contained in (a) through (d) above), each Swiss Seller shall pay on demand to each Indemnified Party without any set off, deduction, counterclaim or withholding any  and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(a)        the characterisation in any Swiss Servicer Report or other written statement made by or on behalf of that Swiss Seller of any Swiss Purchased Receivable as an Eligible Receivable or as included in the Receivables Pool which, as of the date of such Swiss Servicer Report or other statement, is not an Eligible Receivable or should not be included in the Receivables Pool;

(b)        any representation or warranty or statement made or deemed made by that Swiss Seller (or any of its officers) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made;

(c)        the failure by that Swiss Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable originated by the relevant Swiss Seller or the related Contracts, or the failure of any Pool Receivable originated by the relevant Swiss Seller or the related Contract to conform to any such applicable law, rule or regulation; or the failure by the relevant Swiss Seller to pay, remit or account for any taxes related to or included in a Receivable originated by the relevant Swiss Seller, when due;

(d)        the failure to vest (i) in the Master Purchaser effective title in the Swiss Purchased Receivables originated by that Swiss Seller and the Related Security and the Collections with respect to Receivables originated by the Dutch Seller free and clear of any Encumbrances other than Seller Permitted Encumbrances or (ii) in the Styron Security Trustee a first priority perfected security interest as provided in the Master Purchaser Security Documents;

(e)        the failure, when so required in accordance with the Transaction Documents,  to have properly notified any Obligor of the transfer, sale or assignment of any Swiss Purchased Receivable originated by that Swiss Seller pursuant to the Transaction Documents to the extent such notice is required to perfect the  same under any applicable law and for the purposes of this paragraph (e), “perfect” means to render actionable, publish and allow the setting up of the purchaser’s interest in, and right to collect payment under, the assets which are the subject of such transfer, sale and assignment, and to make actionable, publish and allow the setting up of such transfer, sale and assignment as against Obligors and other third parties, including any liquidator, administrator, trustee in bankruptcy or other insolvency official under any applicable law;

(f)        any dispute, claim, counterclaim, set off or defence (other than discharge in insolvency of the Obligor) of the Obligor to the payment of any Receivable originated by that Swiss Seller in, or purporting to be in, the Receivables Pool (including a defence based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim whether of the Obligor or any third party resulting from the sale of chemical products related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by that Swiss Seller or any of its  Affiliates acting as Swiss Servicer);

(g)        any failure of that Swiss Seller to perform its duties or obligations under the Contracts;

(h)        any product liability, property damage, personal injury, consequential loss or other claim arising out of or in connection with the chemical products which are the subject of any Contract of that Swiss Seller;

(i)         the commingling of Collections of Purchased Receivables originated by that Swiss Seller at any time with other funds;

(j)         any investigation, litigation or proceeding related to the Swiss Receivables Purchase Agreement or any other Transaction Document or the use of  proceeds of purchases or reinvestments or the ownership of Receivables originated by that Swiss Seller or Notes or in respect of any Receivable originated by that Swiss Seller or Related Security or any Contract relating thereto (including in connection with the preparation of a defence or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by that Swiss Seller, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);

(k)        any failure of that Swiss Seller to comply with its covenants contained in this Deed or any other Transaction Document;

(l)         any claim brought by any Person other than an Indemnified Party arising from any activity by that Swiss Seller or any agent or delegate of that Swiss Seller  in servicing, administering or collecting any Swiss Purchased Receivable; and

(m)       any claim arising out of any failure by that Swiss Seller to obtain a consent from the relevant Obligor to the transfer, sale or assignment of any Receivable originated by that Swiss Seller pursuant to the Transaction Documents.

If any event occurs in respect of which indemnification may be sought from a Swiss Seller, the Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the relevant Swiss Seller within a reasonable time after the relevant Indemnified Party becomes aware of such event.

11.2     Indemnities by the Swiss Servicers

Without limiting any other rights that the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party or any of their respective  Affiliates or members or any of their respective officers, directors, employees or advisors (each, a “Special Indemnified Party”) may have hereunder or under applicable law, and in consideration of its appointment as a Swiss Servicer under the Swiss Servicing Agreement, each Swiss Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including properly incurred lawyers’ fees of the Styron Security Trustee and reasonable lawyer’s fees of each other Special Indemnified Party of one counsel per Special Indemnified Party per jurisdiction) (all of the foregoing being collectively referred to as “Special Indemnified Amounts”) arising out of or resulting from any  of the following (excluding, however, (a) Special Indemnified Amounts to have resulted from gross negligence or wilful misconduct on the part of such Special Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Deed or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract, or (d) Special Indemnified Amounts resulting from a breach by the Special Indemnified Party in respect of its obligations under any Transaction Documents):

(a)        any representation made or deemed made by that Swiss Servicer pursuant to the Swiss Agreement or any other Transaction Document which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by that Swiss Servicer under or  in connection with the Swiss Servicing Agreement or any other Transaction Document which shall have been incorrect in any material respect when made;

(b)        the failure by that Swiss Servicer to comply with any applicable law, rule or regulation with respect to any Swiss Purchased Receivable or Contract;

(c)        any failure of that Swiss Servicer to perform its duties or obligations in accordance with the provisions of the Swiss Servicing Agreement or any other Transaction Document;

(d)        the commingling of Collections of Swiss Purchased Receivables at any time  by that Swiss Servicer with other funds;

(e)        any breach of an obligation of that Swiss Servicer reducing or impairing the rights of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party with respect to any Pool Receivable or the value of any Pool Receivable;

(f)        any Swiss Servicer Fees or other costs and expenses payable to any replacement Swiss Servicer, to the extent in excess of the Swiss Servicer Fees payable to that Swiss Servicer pursuant to the Swiss Servicing Agreement; or

(g)        payment of any claim brought by any Person other than a Special Indemnified Party arising from any activity by that Swiss Servicer or its Affiliates in servicing, administering or collecting any Swiss Purchased Receivable.

If any event occurs in respect of which indemnification may be sought from a Swiss Servicer, the Special Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the relevant Swiss Servicer within a reasonable time after the relevant Special Indemnified Party becomes aware of such event.

11.3     Indemnities by the Dutch Seller

Without limiting any other rights that the Indemnified Parties may have hereunder or under the other Transaction Documents, or under applicable law, the Dutch Seller hereby agrees to indemnify each Indemnified Party from and against any Indemnified Amounts arising out of or resulting from the Dutch Receivables Purchase Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables originated by the Dutch Seller or of  the Notes or in respect of any Receivable originated by the Dutch Seller or any Contract relating thereto excluding, however, (a) Indemnified Amounts which have resulted from gross negligence or wilful misconduct on the part of such Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of the Dutch Receivables Purchase Agreement or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract or (d) Indemnified Amounts resulting from a breach by the Indemnified Party in respect of its obligations under any Transaction Documents. Without limiting or being limited by the foregoing (but subject to the exclusions contained in (a) through (d) above), the Dutch Seller shall pay on demand to each Indemnified Party without any set off, deduction,  counterclaim or withholding any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(a)        the characterisation in any Dutch Servicer Report or other written statement made by or on behalf of the Dutch Seller of any Dutch Purchased Receivable as an Eligible Receivable or as included in the Receivables Pool which,    as of

the date of such Dutch Servicer Report or other statement, is not an Eligible Receivable or should not be included in the Receivables Pool;

(b)        any representation or warranty or statement made or deemed made by the Dutch Seller (or any of its officers) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made;

(c)        the failure by the Dutch Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable originated by the Dutch Seller or the related Contracts, or the failure of any Pool Receivable originated by the Dutch Seller or the related Contract to conform to any such applicable law,  rule or regulation; or the failure by the Dutch Seller to pay, remit or account for any taxes related to or included in a Receivable originated by the Dutch Seller, when due;

(d)        the failure to vest (i) in the Master Purchaser effective title in the Receivables originated by the Dutch Seller and the Related Security and the Collections with respect to Receivables originated by the Dutch Seller free and clear of  any Encumbrances other than Seller Permitted Encumbrances or (ii) in the Styron Security Trustee a first priority perfected security interest as provided  in the Master Purchase Security Documents;

(e)        the failure, when so required in accordance with the Transaction Documents,  to have properly notified any Obligor of the transfer, sale or assignment of any Dutch Purchased Receivable originated by the Dutch Seller pursuant to the Transaction Documents to the extent such notice is required to perfect the  same under any applicable law and for the purposes of this paragraph (e), “perfect” shall have the same meaning as in Clause 11.1(e) above;

(f)        any dispute, claim, counterclaim, set off or defence (other than discharge in insolvency of the Obligor) of the Obligor to the payment of any Receivable originated by the Dutch Seller in, or purporting to be in, the Receivables Pool (including a defence based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim whether of the Obligor or any third party resulting from the sale of chemical products related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Dutch Seller or any of its Affiliates acting as Dutch Servicer);

(g)        any failure of the Dutch Seller to perform its duties or obligations under the Contracts;

(h)        any product liability, property damage, personal injury, consequential loss or other claim arising out of or in connection with the chemical products which are the subject of any Contract of the Dutch Seller;

(i)         the commingling of Collections of Purchased Receivables originated by the Dutch Seller at any time with other funds;

(j)         any investigation, litigation or proceeding related to the Dutch Receivables Purchase Agreement or any other Transaction Document or the use of  proceeds of purchases or reinvestments or the ownership of Receivables originated by the Dutch Seller or Notes or in respect of any Receivable originated by the Dutch Seller or Related Security or any Contract relating thereto (including in connection with the preparation of a defence or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by the Dutch Seller, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);

(k)        any failure of the Dutch Seller to comply with its covenants contained in this Deed or any other Transaction Document;

(l)         any claim brought by any Person other than an Indemnified Party arising from any activity by the Dutch Seller or any agent or delegate of the Dutch Seller in servicing, administering or collecting any Dutch Purchased Receivable; and

(m)       any claim arising out of any failure by the Dutch Seller to obtain a consent from the relevant Obligor to the transfer, sale or assignment of any Receivable originated by the Dutch Seller pursuant to the Transaction Documents.

If any event occurs in respect of which indemnification may be sought from the Dutch Seller, the Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the Dutch Seller within a reasonable time after the relevant Indemnified Party becomes aware of such event.

11.4     Indemnities by the Dutch Servicer

Without limiting any other rights that the Special Indemnified Parties may have hereunder or under applicable law, and in consideration of its appointment as Dutch Servicer under the Dutch Servicing Agreement, the Dutch Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all Special Indemnified Amounts arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to have resulted from gross negligence or wilful misconduct on the part of such Special Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Deed or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract, or (d) Special Indemnified Amounts resulting from a breach by the Special Indemnified Party in respect of its obligations under any Transaction Documents):

(a)        any representation made or deemed made by the Dutch Servicer pursuant to the Dutch Servicing Agreement or any other Transaction Document which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Dutch Servicer under  or in connection with the Dutch Servicing Agreement or any other Transaction Document which shall have been incorrect in any material respect when made;

(b)        the failure by the Dutch Servicer to comply with any applicable law, rule or regulation with respect to any Dutch Purchased Receivable or Contract;

(c)        any failure of the Dutch Servicer to perform its duties or obligations in accordance with the provisions of the Dutch Servicing Agreement or any other Transaction Document;

(d)        the commingling of Collections of Dutch Purchased Receivables at any time by the Dutch Servicer with other funds;

(e)        any breach of an obligation of the Dutch Servicer reducing or impairing the rights of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party with respect to any Pool Receivable or the value of any Pool Receivable;

(f)        any Dutch Servicer Fees or other costs and expenses payable to any replacement Dutch Servicer, to the extent in excess of the Dutch Servicer Fees payable to the Dutch Servicer pursuant to the Dutch Servicing Agreement; or

(g)        payment of any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Dutch Servicer or its Affiliates in servicing, administering or collecting any Receivable.

If any event occurs in respect of which indemnification may be sought from the Dutch Servicer, the Special Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the Dutch Servicer within a reasonable time after the relevant Special Indemnified Party becomes aware of such event.

12.       FEES, COSTS, EXPENSES AND TAXATION

12.1     Fees

(a)        The Sellers (or the Investment Manager on their behalf) shall on the earlier to occur of the U.S. Funding Date or the Dutch Funding Date pay to HSBC Bank plc, a structuring and commitment fee in the amount specified in the Fee  Letter together with all other costs and expenses (including reasonable legal costs and expenses) referred to in the Fee Letter (the “Funding Date Fees and Expenses”).

(b)        All invoices submitted to any Seller under this Clause 12 shall be in  reasonable detail.

(c)        If any Seller does not pay any of the fees referred to in paragraphs (a) or (b) of Clause 12.1 and paragraph (a) of Clause 12.2, the Master Purchaser hereby undertakes that it shall pay such fees to HSBC Bank plc or the Regency Noteholder (as the case may be) to the extent that they have not been paid by a Seller.

12.2     Costs and Expenses in relation to the Swiss Sellers and the Swiss Servicers

Without prejudice to the provisions of the other Transaction Documents, each Swiss Seller and each Swiss Servicer shall on demand pay by way of indemnity on a gross of Tax basis all, claims, liabilities, losses, damages suffered by and all costs, fees and expenses (including legal expenses) (i) incurred by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are reasonably incurred) the Master Purchaser and the Regency Noteholder and (ii) incurred or chargeable by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are properly incurred) the Styron Security Trustee in connection with:

(a)        any variation, consent or approval, or any steps taken with a view to any variation, consent or approval, in each case relating to or in connection with any of the Transaction Documents or any related document which was requested by or required by that Swiss Seller or that Swiss Servicer;

(b)        the preservation or enforcement of, or any action taken to preserve or enforce, any of their rights under any of the Transaction Documents or any related documents;

(c)        the exercise by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party of its rights to monitor compliance  by that Swiss Seller or that Swiss Servicer with its obligations under the Transaction Documents; and

(d)        any audit by any such party or any relevant auditors in relation to transaction cash flows, the performance of the Purchased Receivables originated by that Swiss Seller, Collections with respect to Receivables originated by that Swiss Seller and procedures relating to such Collections, and (for the avoidance of doubt) the relevant Swiss Seller or Swiss Servicer shall pay to the Master Purchaser, the Regency Noteholder and the Styron Security Trustee, as appropriate, such amount as shall represent any value added tax, sales tax, purchase tax or other similar taxes or duties associated with such costs, fees and expenses (if any) howsoever charged to, or suffered by, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee (other than any Tax on the net income of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee).

12.3     Costs and Expenses in relation to the Dutch Seller and the Dutch Servicer

Without prejudice to the provisions of the other Transaction Documents, the Dutch Seller and the Dutch Servicer shall on demand pay by way of indemnity on a gross of Tax basis all, claims, liabilities, losses, damages suffered by and all costs, fees and expenses (including legal expenses) (i) incurred by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are reasonably incurred) the Master Purchaser and the Regency Noteholder and (ii) incurred or chargeable by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are properly incurred) the Styron Security Trustee in connection with:

(a)        any variation, consent or approval, or any steps taken with a view to any variation, consent or approval, in each case relating to or in connection with any of the Transaction Documents or any related document which was requested by or required by the Dutch Seller or the Dutch Servicer;

(b)        the preservation or enforcement of, or any action taken to preserve or enforce, any of their rights under any of the Transaction Documents or any related documents;

(c)        the exercise by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party of its rights to monitor compliance  by the Dutch Seller or the Dutch Servicer with its obligations under the Transaction Documents; and

(d)        any audit by any such party or any relevant auditors in relation to transaction cash flows, the performance of the Purchased Receivables originated by the Dutch Seller, Collections with respect to Receivables originated by the Dutch Seller and procedures relating to such Collections, and (for the avoidance of doubt) the Dutch Seller and the Dutch Servicer shall pay to the Master Purchaser, the Regency Noteholder and the Styron Security Trustee, as appropriate, such amount as shall represent any value added tax, sales tax, purchase tax or other similar taxes or duties associated with such costs, fees and expenses (if any) howsoever charged to, or suffered by, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee (other than any Tax on the net income of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee.

12.4     Duties and Taxes

Without prejudice to the provisions of the other Transaction Documents, each Swiss Seller or the Dutch Seller or all of them jointly and severally (as applicable) shall pay any stamp, documentary, transfer, excise, registration, filing and other similar duties, levies, fees or Taxes to which:

(a)        any of the Relevant Transaction Documents or any related documents; or

(b)        any purchase of Receivables from a Swiss Seller under the Swiss Receivables Purchase Agreement or from the Dutch Seller under the Dutch Receivables Purchase Agreement (as applicable); or

(c)        any transaction contemplated under the Transaction Documents and the  related documents including the assignment, release, resale or re-assignment of any Receivable originated by that Seller; or

(d)        the enforcement of the rights of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee,

may be subject or give rise and each Swiss Seller or the Dutch Seller or all of them jointly and severally (as applicable) shall fully indemnify the Master Purchaser, the Regency Noteholder and the Styron Security Trustee, on a gross of Tax basis, from and against any losses or liabilities which any of them may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such duties, levies, fees or taxes (other than any Tax on the net income of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee). The indemnities specified  in paragraphs (a), (b) and (d) above shall be given by each applicable Seller with respect to the Receivables which it has originated and the Transaction Documents    to

which it is a party. The indemnities specified in paragraphs (a), (c) and (d) above  shall be given by both Sellers on a joint and several basis with respect to the Transaction Documents to which both are parties or neither of them are parties.

12.5     Value Added and Sales Tax

(a)        Any amounts stated in any Relevant Transaction Document to be payable, or payable in connection with any Relevant Transaction Document, by a Swiss Seller, the Dutch Seller, a Swiss Servicer or the Dutch Servicer are exclusive  of value added tax, sales tax, purchase tax or other similar taxes or duties and accordingly, to the extent that any such taxes arise in respect of such  payments, such Swiss Seller, the Dutch Seller, such Swiss Servicer, or the Dutch Servicer (as the case may be) shall, in addition, pay any amount properly charged in respect of any such taxes or duties.

(b)        Any amounts stated in any Relevant Transaction Document to be payable by the Master Purchaser, the Regency Noteholder and the Styron Security Trustee are unless otherwise expressly provided in any Relevant Transaction Document exclusive of value added tax, sales tax, purchase tax or  other similar taxes or duties.

12.6     Grossing-Up

(a)        All payments made by a Swiss Seller, the Dutch Seller, a Swiss Servicer or the Dutch Servicer to the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, and the Instructing Party under or in connection with any Relevant Transaction Document shall be made in full without any deduction  or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event such Swiss Seller, the Dutch Seller, such Swiss Servicer or the Dutch Servicer (as applicable) shall:

(i)         ensure that the deduction or withholding does not exceed the minimum amount legally required; and

(ii)       forthwith pay to the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party such additional amount (other than any Tax on the net profit of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party) so that the net amount received by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party as the case may be, will equal the full amount which would have been received by it had no such deduction or withholding been made. For the purposes of Swiss withholding taxes this clause shall be read to mean that the payment obligations of the relevant Swiss Seller stated in any Transaction Document are minimum payment obligations net of any mandatory reduction on account of Swiss withholding taxes and the corresponding amount of Swiss withholding tax (based on the increased amount) is remitted by such Swiss Seller to the tax authority.

(b)        Each Swiss Seller and each Swiss Servicer hereby undertakes to indemnify the Master Purchaser, the Regency Noteholder, the Styron Security    Trustee  and

the Instructing Party, in respect of any withholding or deduction on account of Tax on the payment of any amount due in respect of any Purchased  Receivable originated by the relevant Swiss Seller or otherwise due under any Relevant Transaction Document such that the Master Purchaser, the Regency Noteholder, the Styron Security Trustee and the Instructing Party, as the case may be, receives the same amount that it would have received had there been no such withholding or deduction.

(c)        The Dutch Seller and the Dutch Servicer hereby undertake to indemnify the Master Purchaser, the Styron Security Trustee and the Instructing Party, in respect of any withholding or deduction on account of Tax on the payment of any amount due in respect of any Purchased Receivable originated by the Dutch Seller or otherwise due under any Relevant Transaction Document such that the Master Purchaser, the Styron Security Trustee and the Instructing Party, as the case may be, receives the same amount that it would have received had there been no such withholding or deduction.

(d)        All payments made to a Swiss Seller, the Dutch Seller, a Swiss Servicer or the Dutch Servicer by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party under or in connection with any Relevant Transaction Document shall be made in full without any deduction   or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall ensure that the deduction or withholding does not  exceed the minimum amount legally required. For the avoidance of doubt,  save as otherwise expressly provided in any Relevant Transaction Document none of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party shall be obliged to gross up any such payment following any such deduction or withholding.

12.7     Tax Credits

If any of the Swiss Sellers, the Dutch Seller, the Swiss Servicers or the Dutch Servicer pays any additional amount (an “Additional Payment”) under paragraph (a) of Clause 12.5 and the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party, as the case may be, effectively obtains a refund of Tax or credit against Tax on its overall net income by reason of that Additional Payment (a “Tax Credit”) and the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, is able to identify such Tax Credit as being attributable to such Additional Payment, then the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall reimburse the relevant Swiss Seller, the Dutch Seller, the relevant Swiss Servicer or the Dutch Servicer (as the case may be) such amount as the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall determine to be the proportion of such Tax Credit as will leave it, after that reimbursement, in no better or worse position than it would have been in if that Additional Payment had not been required. The Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall use reasonable efforts to claim any Tax Credit and, if  it does so claim, shall have absolute discretion as to the extent, order and manner in which it does so but shall in no circumstances be liable to any of the Swiss Sellers, the Dutch Seller, the Swiss Servicers or the Dutch Servicer for not doing so.

12.8     After Tax Amount

In the event that any taxing authority seeks to charge to Tax any sum paid to the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party as a result of the indemnities contained herein then the amount so payable shall be grossed up by such amount as to ensure that after payment of the Tax so charged (and taking account of the Tax effect of any loss giving rise to the right to such an indemnity) there shall be left a sum equal to the amount that would otherwise be payable under such indemnity or obligation.

12.9.    Notwithstanding anything else to the contrary in any Transaction Document, none of  the U.S. Seller, U.S. Servicer, U.S. Intermediate Transferor, Swiss Sellers, Swiss Servicers and Chargor, German Seller, German Servicer, Dutch Seller, Dutch  Servicer, Parent, Guarantor, the Styron Security Trustee or the Master Purchaser shall be required to pay any additional amounts, gross-up, indemnity payment or other similar amount with respect to any Tax imposed under the laws of the United States that is an Excluded Tax, as such term is defined in the U.S. Intermediate Transfer Agreement.

13.       WAIVERS; REMEDIES CUMULATIVE

13.1     No failure or delay by any party hereto in exercising any right, power or privilege under any Transaction Document to which it is a party or available at law shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Deed or any Transaction Document to which it is a party or at law shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Deed or any  Transaction Document to which it is a party or at law.

13.2     The rights of any party to any Transaction Document shall not be capable of being waived otherwise than by an express waiver in writing or by a waiver in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding liability to stamp tax.

13.3     The rights, powers and remedies provided in this Deed and any Transaction  Document to which it is a party are cumulative and may be exercised as often as they are considered appropriate and are in addition to any rights and remedies provided by law.

14.       APPOINTMENT OF PARENT BY SELLER AND SERVICER PARTIES; MODIFICATION AND WAIVER

14.1     Each Swiss Seller, each Swiss Servicer, the Pledgor, the German Seller, the German Servicer, the Dutch Seller, the Dutch Servicer, the U.S. Seller, the U.S. Servicer, the Investment Manager, the Styron Noteholder (collectively the “Seller and Servicer Parties” and each a “Seller and Servicer Party”) by its execution of this Deed irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Transaction Documents and irrevocably authorises:

(a)        the Parent on its behalf to supply all information concerning itself contemplated by the Transaction Documents and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Seller and Servicer Party notwithstanding that they may affect the relevant Seller and Servicer Party, without further reference to or the consent of that Seller and Servicer Party;

(b)        each other party to this Deed to give any notice, demand or other communication to that Seller and Servicer Party pursuant to the Transaction Documents to the Parent;

(c)        where the Parent takes any action under sub-paragraph (a) above (other than the provision of information) it shall procure that each relevant Seller and Servicer Party provides a Solvency Certificate in form and substance satisfactory to the Cash Manager in relation thereto,

(d)        each of the Seller and Servicer Parties (other than the Investment Manager and Styron Noteholder) agrees that it shall not revoke the appointment of the Parent to take the action specified in sub-paragraph (a) above in any circumstances, and in each case the Seller and Servicer Party shall be bound as though the Seller and Servicer Party itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

The Investment Manager and Styron Noteholder may, with 30 Business Days prior written notice to the Parent and each other Party hereto, revoke the appointment of the Parent to take any action under sub-paragraph (a) above (other than the provision of information).

For the purpose of this Clause 14.1 each “Seller and Servicer Party” releases the  Parent from the restrictions under Section 181 German Civil Code (Bürgerliches Gesetzbuch – BGB).

14.2     Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Seller and Servicer Party Agent or given to the Seller and Servicer Party Agent under any Transaction Document on behalf of another Seller and Servicer Party or in connection with any Transaction Document (whether or not known to any other Seller and Servicer Party and whether occurring before or after such other Seller and Servicer Party became a Seller and Servicer Party under any Transaction Document) shall be binding for all purposes on that Seller and Servicer Party as if that Seller and Servicer Party had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Seller and Servicer Party Agent and any other Seller and Servicer Party, those of the Seller and Servicer Party Agent shall prevail.

14.3     Unless otherwise specified in the Styron Security Deed, no amendment, modification, waiver or variation of any or all of the Transaction Documents shall be effective unless:

(a)        it is in writing and signed by or on behalf of the Parent as Seller and Servicer Party Agent on behalf of each of the Seller and Servicer Parties and each other party to the relevant Transaction Document to be so modified, waived or varied or initialled for identification on behalf of such parties or in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding any liability to stamp tax; and

(b)        such amendment, modification, waiver or variation complies with the requirements of clause 29 of the Styron Security Deed.

14.4     The Master Purchaser agrees with the Sellers that the Sellers may request an increase in the Facility Limit from time to time and the Master Purchaser shall, subject to conditions to be agreed, use its commercially reasonable endeavours to agree to such increases with the Regency Noteholder and the Styron Noteholder (subject to the credit and business approval processes of the Liquidity Facility Provider) and  shall not require any increase in the fees on such additional amounts from the fee levels set out in the Transaction Documents or any increase in the CP Rate or Reuters Screen Rate from that set out above or any other alteration to the terms in a manner that is or could be reasonably expected to be adverse to any Seller.

15.       ENTIRE AGREEMENT

Each and every Transaction Document sets out the entire agreement and understanding between the parties in respect of the subject matter of the agreements contained therein and supersedes any previous agreement between the parties relating to the subject matter therein. It is agreed that:

(a)        no party has entered into any Transaction Document in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in any such Transaction Document;

(b)        except for breach of an express representation or warranty under any Transaction Document no party shall have any claim or remedy under any of the Transaction Documents in respect of misrepresentation (whether negligent or otherwise, and whether made prior to or at the time of execution of the Transaction Documents) or untrue statement made by any other party; and

(c)        this Clause shall not exclude any liability for fraudulent misrepresentation.

16.       NO LIABILITY

Notwithstanding any other provision of this Deed or any other Transaction Document, no recourse under any obligation, covenant, or agreement of any party (acting in any capacity whatsoever) contained in any Transaction Document shall be had against any shareholder, officer, director, employee or agent of the Master Purchaser or the Regency Noteholder or the Styron Security Trustee as such, by the enforcement of  any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each Transaction Document is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any party as such, or any of them, under or by reason of any of the obligations, covenants or agreements contained in any Transaction Document, or implied therefore, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Deed.

17.       LIMITED RECOURSE AND NON-PETITION IN FAVOUR OF REGENCY NOTEHOLDER

17.1     Notwithstanding any other provision of this Deed, each of the parties hereto (other than the German Seller and the German Servicer) hereby agrees with the Regency Noteholder that it shall not, until the expiry of two years and one day after payment of all sums outstanding and owing under the latest maturing commercial paper notes issued by the Regency Noteholder pursuant to its Programme Documents (as defined below):

(a)        take any corporate action or other steps or legal proceedings for the winding- up, dissolution, examinership or re-organisation of or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer to the Regency Noteholder or of any or all its revenues and assets; or

(b)        have any right to take any steps for the purpose of obtaining payment of any amounts payable to it under this Deed by the Regency Noteholder and shall  not take any steps to recover any debts whatsoever owing to it by the Regency Noteholder.

17.2     Notwithstanding any other provision of this Deed, each party hereto (other than the Regency Noteholder, the German Seller and the German Servicer) agrees and acknowledges with the Regency Noteholder that:

(a)        it will only have recourse in respect of any amount, claim or obligation due or owing to it by the Regency Noteholder (the “Claims”) to the extent of available funds pursuant to the Regency Noteholder’s programme documents in respect of its USD$20,000,000,000 asset-backed commercial paper notes issuance programme (the “Programme Documents”) subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;

(b)        following the application of funds following enforcement of the security interests created over the Regency Noteholder’s assets under the relevant Programme Documents, subject to and in accordance with the provisions relating to the application of funds specified therein, the Regency Noteholder will have no assets available for payment of its obligations under such documents and this Deed other than as provided for pursuant to the Programme Documents and any Claims will accordingly be extinguished to  the extent of any shortfall; and

(c)        the obligations of the Regency Noteholder under the Programme Documents and this Deed will not be obligations or responsibilities of, or guaranteed by, any other person or entity.

17.3     Notwithstanding any other provision of this Deed no recourse under any obligation, covenant or agreement of the Regency Noteholder contained in this Deed shall be had against any shareholder, member, officer, director, employee or agent of the Regency Noteholder, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Deed is a corporate obligation of the Regency Noteholder, and that no personal liability shall attach to or be incurred by the shareholders, members, officers,  directors, employees or agents of the Regency Noteholder , as such, or any of them under or by reason of any of the obligations, covenants or agreements of the Regency Noteholder contained in this Deed or implied therefrom and that any and all personal liability for breaches by the Regency Noteholder of any of such obligations,  covenants or agreements, either at any applicable law or by statute or constitution of every such shareholder, member, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this  Deed.

17.4     Notwithstanding any other provision of this Deed or any Transaction Document, each of the parties hereto (other than the German Seller and the German Servicer) agrees and acknowledges that the provisions of Clauses 16 and 17 of this Deed shall survive and shall not be extinguished by the termination of this Deed and shall continue to bind the parties thereafter.

17.5     For the avoidance of doubt, Clause 22 (Limited Recourse and No-Petition in Favour  of Regency Noteholders) of the German Receivables Purchase Agreement binds the German Seller and Clause 1.4(h) of the German Servicing Agreement binds the German Servicer.

18.       MISCELLANEOUS PROVISIONS

18.1     Evidence of indebtedness

In any proceeding, action or claim relating to any Transaction Document a statement as to any amount due which is certified as being correct by an officer of the Instructing Party, shall, unless otherwise provided in the Transaction Document or  this Deed, or in the case of manifest error, be prima facie evidence that such amount  is in fact due and payable.

18.2     Severability

Any provision of any Transaction Document or this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties hereto hereby waives any provision of law but only to the extent permitted by law which renders any provision of any Transaction Document prohibited or unenforceable in any respect.

18.3     Assignability

(a)        Save as specifically provided in any Transaction Document and subject to sub- paragraph 18.3(b) below, none of the Swiss Sellers, the German Seller, the Dutch Seller, the German Servicer, the Dutch Servicer, the Swiss Servicers, Regency Noteholder or the Master Purchaser shall be entitled to assign any of its rights or transfer any of its obligations under any of the Transaction Documents without the prior written consent of the Cash Manager, and prior written notice being given to Moody’s and S&P.

(b)        The Regency Noteholder may assign its rights or transfer its obligations under the Transaction Documents to any person subject to obtaining the prior written consent of the Parent (in its sole discretion) provided that the consent of the Parent shall not be required in respect of assignments or transfer (i) to Affiliates provided such arrangement or transfer shall not increase the Master Purchaser’s cost of funding, (ii) following a Termination Event which has occurred and which is continuing or (iii) to HSBC Bank plc or its Affiliates.

(c)        Each assignor or transferor shall notify the Cash Manager and the Parent of any assignment or transfer under paragraph (a) or paragraph (b) of Clause 18.3. Each assignor or transferor may, in connection with any such assignment or transfer, disclose to the assignee or transferee or potential assignee or transferee any information relating to the relevant Swiss Seller, the German Seller, the Dutch Seller, the German Servicer, the Dutch Servicer or the relevant Swiss Servicer, including the Receivables, furnished to such assignor or transferor by or on behalf of the relevant Swiss Seller, the German Seller, the Dutch Seller, the relevant Swiss Servicer, the German Servicer or the Dutch Servicer provided that, prior to any such disclosure, the assignee or transferee or potential assignee or transferee agrees to observe the confidentiality of such information which is confidential in accordance with Clause 20 below.

18.4     Set-Off

(a)        Except as otherwise provided in the Transaction Documents and subject to paragraph (b) of this Clause 18.4, all payments required to be made under the Transaction Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, save as provided by mandatory provisions of law.

(b)        The Master Purchaser, the Regency Noteholder, the Instructing Party and the Styron Security Trustee may (in addition to any other rights it may have) at any time after a Termination Event has occurred and is subsisting, set-off, appropriate and apply any deposits and any other indebtedness held or owing by such Person (acting in its capacity as such) to, or for the account of, a Swiss Seller, the German Seller, the Dutch Seller, the German Servicer, the Dutch Servicer or a Swiss Servicer against any amount owing by that Seller, the German Servicer, the Dutch Servicer or the relevant Swiss Servicer, as the  case may be, to such Person.

18.5     Styron Noteholder, Master Purchaser, Swiss Sellers, Swiss Servicers, Dutch Seller and Dutch Servicer Set-Off

(a)        The Master Purchaser may, at any time, unless notified to the contrary by the Instructing Party, set-off its obligation to pay Initial Purchase Price to a Swiss Seller or the Dutch Seller against its right to receive any amount of Initial Subscription Price or Additional Subscription Price from the Styron Noteholder.

(b)        The Master Purchaser may, on any Monthly Payment Date, unless notified to the contrary by the Instructing Party, set-off its obligation to pay any Styron USD Note Redemption Amounts or Styron EUR Note Redemption Amounts  to the Styron Noteholder against its right to receive Collections from each Seller.

(c)        The Styron Noteholder, the Master Purchaser, each Swiss Servicer, each Swiss Seller, the Dutch Servicer and the Dutch Seller may, on any Settlement Date, unless notified to the contrary by the Instructing Party:

(i)         set-off the Styron Noteholder’s obligation to pay any Additional Principal Amount under the Styron Note against the Master Purchaser’s obligation to pay Initial Purchase Price or Deferred Purchase Price to a Swiss Seller or the Dutch Seller on such Settlement Date;

(ii)       set-off each Swiss Servicer’s obligation to pay Collections to the Master Purchaser against the Master Purchaser’s obligation to pay any amounts due to the Styron Noteholder pursuant to the Styron Note; and

(iii)      set-off any amounts in accordance with Clause 3.3(c) of the Swiss Receivables Purchase Agreement, Clause 3.2(c) of the Dutch Receivables Purchase Agreement, Clause 4.3 of the Swiss Servicing Agreement or Clause 4.3 of the Dutch Servicing Agreement.

18.6     Regulation

(a)        The Sellers undertake to the Master Purchaser, the Cash Manager and the Noteholders that each of them will, whilst any of the Notes remain outstanding ensure the Noteholders and the Cash Manager have readily available access to: (i) all materially relevant data with respect to the Purchased Receivables, including on the credit quality and performance of the individual Purchased Receivables, cash flows and collateral supporting the Transaction, as well as such tests on the cash flows and collateral values supporting the Notes and other information required to comply with applicable regulation including but not limited to Articles 406 and 409 of the CRR; and (ii) the items and information required to be provided under Article 7 of the Securitisation Regulation.

(b)        The Sellers, the Styron Noteholder and the Servicers covenant with the Cash Manager to provide it with all information which it or any other relevant party may reasonably require to comply with requirements of law or regulation as to the disclosure of information including (but not limited to) pursuant to European Regulation 1060/2009, the CRR and the Securitisation Regulation (each as amended from time to time).

18.7     Risk Retention

Each of the Sellers (other than the German Seller) and the Styron Noteholder, in its capacity as an originator (as defined in the applicable Risk Retention Rules), hereby undertakes with the Regency Noteholder, Cash Manager and the Master Purchaser  that until the Final Discharge Date:

18.7.1  it shall retain, on an ongoing basis, a material net economic interest in an amount equal to at least 5%, or such higher percentage, of the nominal value of the Purchased Receivables sold by it, or in the case of the Styron Noteholder, sold by the German Seller, as required from time to time in accordance with the applicable Risk Retention Rules;

18.7.2  it, in its capacity as the originator (as defined in the applicable Risk Retention Rules), shall retain, on an ongoing basis, such material net economic interest, (other than in the case of the Styron Noteholder) in the form of the Deferred Purchase Price, and in the case of the Styron Noteholder, it shall retain, on an ongoing basis, such material net economic interest in the form of the Styron Noteholder’s holding of the Styron Notes (for which purpose the Styron Noteholder shall comprise the originator with respect to Purchased  Receivables sold by the German Seller);

18.7.3  it shall not change the manner in which it retains such material net economic interest except to the extent permitted under the applicable Risk Retention Rules and the corresponding laws or rules of any applicable jurisdictions, and  it shall promptly notify the Cash Manager, the Master Purchaser and the Regency Noteholder if any change is made in the manner in which it  maintains such material net economic interest;

18.7.4  it shall not sell such material net economic interest, or subject it to any credit risk mitigation, short position or any other hedge except to the extent  permitted under the applicable Risk Retention Rules;

18.7.5  it shall confirm its continued compliance with the covenants set out above on a monthly basis to the Master Purchaser and the Cash Manager in  writing, which may be by way of email or inclusion in the U.S. Servicer’s Monthly Report, the Swiss Servicers’ Monthly Report, the Dutch Servicer’s Monthly Report or the German Servicer’s Monthly Report (with the German Servicer confirming such information on behalf of the Styron Noteholder), as applicable;

18.7.6  it shall take such further action as may reasonably be required to ensure that the applicable Risk Retention Rules are complied with and shall use commercially reasonable efforts to take any other action as may reasonably be required by the Cash Manager to achieve such compliance by any relevant party; and;

18.7.7  it shall promptly, upon the occurrence of a breach of any of its obligations under this Clause notify the Cash Manager, the Master Purchaser and the Regency Noteholder of any such breach.

18.8     STS

The Trinseo Parties agree to use their reasonable endeavours and, where necessary, to negotiate in good faith any required amendments to the Transaction Documents, to facilitate the Transaction being designated as an ‘STS’ or ‘simple, transparent and standardised’ securitisation as referenced in Chapter 4 of the Securitisation Regulation, where requested to do so by the Cash Manager.

19.       COUNTERPARTS

Each of the Transaction Documents, including this Deed, can be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. Delivery of a counterpart of any Transaction Document, including this Deed, by e-mail attachment or fax shall be an effective mode of delivery.

20.       CONFIDENTIALITY

None of the parties shall, and they shall procure that none of their agents or representatives shall, during the continuance of any of the Transaction Documents or after the termination of any of them, disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party to this Deed of which it may in the course of its duties under this Deed or any Transaction Document or otherwise have become possessed and all the parties shall use all reasonable endeavours to prevent any such disclosure, provided however that the provisions of this Clause 20 shall not apply:

(a)        to the disclosure of any information which is expressly permitted or required by the Transaction Documents to any person who is a party to any of the Transaction Documents or is required in relation to the transactions envisaged by the Transaction Documents;

(b)        to the disclosure of any information already known to the recipient otherwise than as a result of entering into or negotiating any of the Transaction Documents provided that the recipient has not, to the knowledge of the party disclosing information, acquired such information in breach of any contractual obligation of confidentiality;

(c)        to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient or as a result of a breach of this Agreement;

(d)        to the extent that the recipient is required to disclose the same pursuant to any law or regulation or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory authority (including any official bank examiners or regulators) or stock exchanges or Rating Agency or any other rating organisation to whom disclosure is required by applicable law in order  to issue or maintain a credit rating, provided such disclosure is made strictly in accordance and solely to ensure compliance, with the provisions of the  relevant law (including, for the avoidance of doubt, Rule 17g-5 of the General Rules and Regulations promulgated by the Securities Exchange Act of 1934);

(e)        to the disclosure of information in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings  or disputes;

(f)        to the extent that the recipient needs to disclose the same for the protection or enforcement of any of its rights under any of the Transaction Documents;

(g)        to the disclosure of any information to any provider of liquidity, credit enhancement, hedging or other facilities (subject to them being informed of  the confidential nature of such information and being subject to confidentiality restrictions consistent with this Clause 20);

(h)        to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

(i)         to the disclosure of any information with the written consent of the parties hereto in form and substance satisfactory to the Instructing Party; and

(j)         to the disclosure of any information reasonably disclosed to a prospective provider of Regency Noteholder Related Debt, a prospective or a substitute Instructing Party or Styron Security Trustee (provided it is disclosed on the basis that the recipient will hold it confidential and will not use it in the course of its business).

21.       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

In relation to each Transaction Document governed by English law, a person who is not a party to such Transaction Document shall, unless otherwise expressly provided in a Transaction Document, have no right under the Contracts (Rights of  Third Parties) Act 1999 to enforce any of the terms thereof.

22.       STYRON SECURITY TRUSTEE PARTY TO TRANSACTION DOCUMENTS

22.1     Better preservation and enforcement of rights

Except where any Transaction Document provides otherwise, the Styron Security Trustee has agreed to become a party to each Transaction Document to which it is a party only for the better preservation and enforcement of its rights under such Transaction Document and shall not assume any liabilities or obligations under any Transaction Document unless such obligation or liability is expressly assumed by the Styron Security Trustee in such Transaction Document.

22.2     Styron Security Trustee has no responsibility

The Styron Security Trustee shall not have any responsibility for any of the obligations  of  the  other  Transaction  Parties  and  the  other  Transaction       Parties

acknowledge that the Styron Security Trustee has no such responsibility and that the Styron Security Trustee is entitled to the protections contained in and on the terms set out in the Styron Security Deed.

22.3     Styron Security Deed governs the Styron Security Trustee

Each of the parties hereto agrees that the exercise or performance or non-exercise or non-performance of any of the trusts, powers, authorities, duties, discretions or obligations of, or the giving of any consents by the Styron Security Trustee and the Styron Security Trustee’s liability in relation to the same shall in the case of each Transaction Document to which it is a party be subject to the detailed provisions of  the Styron Security Deed and, in the event of any conflict, the provisions of  the Styron Security Deed shall prevail.

23.       TRUSTEE ACT

In relation to each Transaction Document governed by English law and which creates or purports to create a trust or fiduciary relationship, the parties hereto agree that to the fullest extent permitted by law, none of the provisions of the Trustee Act 2000 shall apply to the trust or fiduciary relationship created by such Transaction  Document or to the role of the trustee or fiduciary in relation to such trust or fiduciary relationship. The disapplication of the Trustee Act 2000 as provided by this Clause 23 shall constitute an exclusion of the provisions of the Trustee Act 2000 for the  purposes of that Act.

24.       RESTRICTION ON ENFORCEMENT OF SECURITY, NON-PETITION AND LIMITED RECOURSE IN FAVOUR OF THE MASTER PURCHASER

24.1     No proceedings against the Master Purchaser

Notwithstanding any other provision of this Deed or any Transaction Documents,  only the Styron Security Trustee may pursue the remedies available under the general law or under the Styron Security Deed, the German Security Assignment and Trust Agreement or the U.S. Security Agreement to enforce the Security and no Transaction Party shall be entitled to proceed directly against the Master Purchaser to enforce the Security. Each Transaction Party (other than the Master Purchaser, the German Seller, the German Servicer, and the Styron Security Trustee) agrees with and acknowledges to each of the Master Purchaser and the Styron Security Trustee, and the Styron Security Trustee agrees with and acknowledges to the Master Purchaser, that:

(a)        none of the Transaction Parties (nor any person on their behalf, other than the Styron Security Trustee where appropriate) are entitled, otherwise than as permitted by the Transaction Documents, to direct the Styron Security Trustee to enforce the Security or take any proceedings against the Master Purchaser  to enforce the Security;

(b)        none of the Transaction Parties (other than the Styron Security Trustee acting in accordance with the provisions of the Styron Security Deed, the German Security Assignment and Trust Agreement or the U.S. Security Agreement) shall have the right to take or join any person in taking any steps against the

Master Purchaser for the purpose of obtaining payment of any amount due from the Master Purchaser to any of such Transaction Parties;

(c)        until the date falling two years after the Final Discharge Date none of the Transaction Parties nor any person on their behalf shall initiate or join any person in initiating an Insolvency Event or the appointment of an Insolvency Official in relation to the Master Purchaser other than a Receiver appointed under clause 18 (Appointment and Removal of Administrator and Receiver) of the Styron Security Deed; and

(d)        none of the Transaction Parties shall be entitled to take or join in the taking of any corporate action, legal proceedings or other procedure or step  which would result in the Payments Priorities not being complied with.

24.2     Limited Recourse

(a)        Each Transaction Party (other than the Master Purchaser, the German Seller, the German Servicer and, in accordance with the provisions of the Styron Security Deed, the Styron Security Trustee) agrees with each of the Master Purchaser and the Styron Security Trustee, and the Styron Security Trustee agrees with the Master Purchaser, that notwithstanding any other provision of any Transaction Document, all obligations of the Master Purchaser to such Transaction Party, including, without limitation, the Obligations, are limited in recourse as set out below:

(i)         it will have a claim only in respect of the Charged Property and will  not have any claim, by operation of law or otherwise, against, or recourse to any of the Master Purchaser’s other assets or its contributed capital;

(ii)       sums payable to each Transaction Party in respect of the Master Purchaser’s obligations to such Transaction Party shall be limited to  the lesser of (a) the aggregate amount of all sums due and payable to such Transaction Party and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Master Purchaser in respect of the Charged Property whether pursuant to enforcement of the Security or otherwise, net of any sums which are payable by the Master Purchaser in accordance with the Payments Priorities in priority to or pari passu with sums payable to such Transaction Party; and

(iii)      upon the Styron Security Trustee giving written notice to the Relevant Transaction Parties that it has determined in its sole opinion, that there is no reasonable likelihood of there being any further realisations in respect of the Charged Property (whether arising from an enforcement of the Security or otherwise) which would be available to pay unpaid amounts outstanding under the Relevant Transaction Documents, the Relevant Transaction Party shall have no further claim against the Master Purchaser in respect of any such unpaid amounts and such unpaid amounts shall be extinguished and discharged in full.

The provisions of this Clause 24 (Restriction on Enforcement of Security, Non- Petition and Limited Recourse in Favour of the Master Purchaser) shall survive termination of the Transaction Documents.

(b)        For the avoidance of doubt Clause 21 (Restriction on Enforcement of Security, Non-Petition and Limited Recourse in Favour of the Master Purchaser) binds the German Seller and Clause 15.4 (Subordination of German Servicer’s Rights and Non Petition Undertaking) of the German Servicing Agreement binds the German Servicer.

25.       PROVISIONS RELATING TO THE TRANSACTION DOCUMENTS

25.1     Acknowledgement of the Security

Each Transaction Party:

(a)        acknowledges the Security created by the Master Purchaser Security Documents;

(b)        undertakes to the Styron Security Trustee not to do anything inconsistent with the Security or the terms of the Transaction Documents;

(c)        acknowledges that the Security is held by the Styron Security Trustee for the benefit of all the Secured Creditors and that any Receiver shall be appointed  by the Styron Security Trustee for the benefit of all the Secured Creditors; and

(d)        acknowledges the existence of the rights conferred on the Noteholders by Condition 6.3 (Consequences of Delivery of an Enforcement Notice) and Condition 8 (No action by Noteholders or any other Secured Creditor).

25.2     Secured Creditors and Transaction Documents

Each Secured Creditor shall be deemed to have notice of, all of the provisions of the Transaction Documents.

25.3     Receipt

The Styron Security Trustee is hereby authorised to execute on behalf of the Secured Creditors a receipt in respect of all or part only of the Secured Amounts, as may be appropriate from time to time.

25.4     Recoveries after Enforcement

Except for moneys paid out by the Styron Security Trustee pursuant to the Post- Enforcement Payments Priorities, all monies received or recovered by the Secured Creditors in respect of the Secured Amounts after delivery of an Enforcement Notice (whether by way of set-off, retention, compensation, balancing of accounts or otherwise) shall forthwith be paid to (and pending such payment held on trust for) the Styron Security Trustee.

26.       GOVERNING LAW

This Deed and any non-contractual obligations arising herefrom shall be governed by, and construed in accordance with, English law.

27.       FAILURE TO SATISFY INITIAL CONDITIONS PRECEDENT

27.1     Termination

If the Initial Conditions Precedent have not been satisfied or waived by the Instructing Party prior to 26 August 2010 the Transaction Parties hereby agree that, with effect from 26 August 2010, subject to Clause 27.2 (Continuing obligations) and Clause 27.3 (Accrued liabilities) and notwithstanding anything else contained in the Transaction Documents:

(a)        each Transaction party is irrevocably released and discharged from all covenants, undertakings, representations, warranties, liabilities and obligations owed to the other parties (or any of them) to the Transaction Documents arising under the Transaction Documents, whether, without limitation, in contract, tort or otherwise;

(b)        the rights and entitlements of each party to the Transaction Documents against the other parties to the Transaction Documents in respect of the Transaction Documents are irrevocably waived and cancelled; and

(c)        the Transaction Documents are terminated,

without giving rise to any liabilities as a result of such termination and discharge, other than as set out herein.

27.2     Continuing obligations

The termination of the Transaction Documents pursuant to Clause 27.1 is without prejudice to any provision of such Transaction Documents which expressly states that it will survive the termination of such Transaction Document, or which reserves the rights of the parties to such Transaction Document in the event that any payment  made to them under or pursuant to the Transaction Document is subsequently challenged.

27.3     Accrued liabilities

The termination of the Transaction Documents is without prejudice to any rights and liabilities under the Transaction Documents accrued prior to 26 August 2010 and will not give rise to any liabilities as a result of such termination other than as set out herein.

IN WITNESS of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.

[all signature blocks removed for the purposes of amendment]

SCHEDULE 2	Execution Version

SCHEDULE 1

PART A

TERMINATION EVENTS

The occurrence of any of the following events shall constitute a Termination Event:

(a)        Non-Payment: a Seller or a Servicer fails to pay any amount due under any of the Transaction Documents within three (3) Business Days after the earlier of that Seller or that Servicer becoming aware of such default and the receipt by that Seller or that Servicer (as the case may be) of written notice by or on behalf of the Master  Purchaser requiring the same to be remedied;

(b)        Misrepresentation: any representation or warranty made or deemed to be made by the Parent, the Styron Noteholder, a Seller or a Servicer (or any of their respective officers) under or in connection with this Deed or any other Transaction Document or any information or report delivered by the Parent, the Styron Noteholder, that Seller  or that Servicer pursuant to this Deed or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made  or delivered, unless such representation or warranty relates solely to one or more specific Receivables incorrectly characterised as Eligible Receivables and in the case of the representations and warranties contained in paragraphs (a) and (i) of Schedule 1 Part A of the Master Receivables Purchase Agreement, the breach of such representation or warranty is capable of being cured and is in fact cured (without any adverse impact on the Master Purchaser, the Regency Noteholder, the Liquidity Provider, the Styron Security Trustee or the Instructing Party or the collectability of the Receivables) within fifteen (15) Business Days after the first date on which the relevant Seller obtains knowledge or receives written notice of such breach from any Affected Person);

(c)        Breach of Obligations:

(i)         A Seller, the Styron Noteholder or a Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Deed or any other Transaction Document (other than as referred to in paragraph (ii) below) on its part to be performed or observed and any such failure shall remain unremedied fifteen (15) days, provided that failure of a Seller or a Servicer (as the case may be) to perform or observe any covenant contained in clauses 4.3 (g), (h), and (m) of a Master Receivables Purchase Agreement (excluding the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement) or clauses 4.3(g), (i) and (n) of the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement (as the case may  be) shall not be entitled to the benefit of such 15-day period; or

(ii)       a Seller shall fail to perform or observe any covenant or agreement contained in clauses 4.3(g), (h) or (m) of the relevant Master Receivables Purchase Agreement (excluding the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement) or clauses 4.3(g), (i) and (n) of the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement (as the case may be), in each case, on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days;

(d)        Cross Acceleration: an event shall occur or condition shall exist under any  agreement or instrument relating to any Debt of the Parent, the Styron Noteholder, a Seller or a Servicer which is outstanding in a principal amount of at least USD 30,000,000 or its equivalent in another Approved Currency in aggregate, and, as a result of such event or condition, the maturity of such Debt is accelerated; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

(e)        Valid Security: either:

(i)         the Styron Security Trustee shall, for any reason cease to have a valid and perfected first priority Encumbrance in all of the property, assets and rights of any kind of the Master Purchaser; or

(ii)       any Account Control Agreement does not, or ceases to create, a valid and perfected first priority Encumbrance in favour of the Master Purchaser or the Styron Security Trustee (as applicable) in respect of the Collection Accounts;

(f)        Invalidity: any material provision of any of the Transaction Documents is, or becomes, for any reason, invalid or unenforceable and the Master Purchaser, the Instructing Party, the Liquidity Facility Provider, the Styron Security Trustee or the Regency Noteholder would be materially prejudiced by such provision becoming invalid or unenforceable;

(g)        Change of Control: a Change of Control occurs that is not previously approved by the Instructing Party;

(h)        Judgment:  one or more judgments for the payment of money exceeding an amount  in the sum of USD 30,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing it will cover the entire amount of any such judgment) shall be rendered against the Styron Noteholder, a Seller or a Servicer and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the relevant Seller or Servicer to enforce any such judgment;

(i)         Material Adverse Change: any event or series of events (whether related or not) occurs which in the reasonable opinion of the Instructing Party will have a Material Adverse Effect;

(j)         Servicer Default:  any Servicer Default occurs;

(k)        Trigger Events:  as of any Determination Date either:

(i)         the 3 month rolling average of the Collection Ratio as at such Determination Date falls below 35%; or

(ii)       the 3 month rolling average of the Default Ratio as at such Determination Date exceeds 2%; or

(iii)      the 3 month rolling average of the Dilution Ratio as at such Determination Date exceeds 3.5%, or

(iv)       the 3 month rolling average of the Delinquency Ratio as at such Determination Date exceeds 4%,

provided that in the case of (ii) and (iv), there shall not be a Termination Event if:

(A)       there would not be an excess if the aggregate of each of the Purchased Receivables relating to one Large Obligor are excluded from the relevant calculation; and

(B)       in the case of (ii), the Default Ratio as at the immediately preceding Determination Date did not exceed 1.5%, or in the case of (iv) the Delinquency Ratio as at the immediately preceding Determination  Date did not exceed 3%.

(l)         Perfection Events:  any Perfection Event occurs;

(m)       Asset Shortfall:  an Asset Shortfall occurs;

(n)        Master Purchaser Enforcement Event: any Master Purchaser Enforcement Event occurs;

(o)        Misuse of Collection Accounts: a Seller or a Servicer withdraws, makes payment, or otherwise deals with funds standing in the balance of a Collection Account other than in a manner authorised under the Transaction Documents or otherwise without the prior written consent of the Master Purchaser and the Instructing Party, save that such withdrawal, payment or dealing with funds, if made as a result of a technical or administrative error, may be remedied within 1 Business Day. The Master Purchaser, the Sellers and the Servicers agree that during period beginning on the Closing Date and ending on the day following the fourth Monthly Payment Date, the occurrence of the events or circumstances outlined in this paragraph (o) shall not constitute a Termination Event provided the Sellers and the Servicers have used reasonable endeavours to prevent such occurrence;

(p)        Spanish Collection Account: there is no Account Control Agreement in place in respect of the Collection Account at the Madrid branch of the Collection Account Bank by 23 September 2010 or the Collections credited to the Madrid branch of the Collection Account Bank prior to an Account Control Agreement being put in place  in respect of it are not transferred to the Collection Account denominated in EUR held at the Frankfurt branch of the Collection Account Bank on the Business Day following receipt of such Collections into such Collection Account unless the failure to transfer is caused by an administrative or technical error or some other disruption to the financial markets or payment operations and the transfer is made within three Business Days of its due date;

(q)        German Tax Indemnity: for the purposes of the German Receivables Purchase Agreement, the German Servicing Agreement and any Account Control Agreement relating to the German Seller only, the German Servicer’s outstanding liability under Clause  13.3(h)  of  the  German  Servicing  Agreement  is  equal  to  or  greater   than €2,500,000; and

(r)        Failure to fund by Styron Noteholder: the Styron Noteholder fails to pay (or advance) any amount due from it as and when due under the Styron Notes or the Variable Loan Note Issuance Deed.

PART B

PERFECTION EVENTS

The occurrence of any of the following events shall constitute a Perfection Event:

(a)        Attachment: all or any part of the property, business, undertakings, assets or  revenues of a Seller or a Servicer having an aggregate value in excess of USD 30,000,000 has been attached as a result of any distress or execution being levied or any encumbrance taking possession or similar attachment and such attachment has not been lifted within thirty (30) days, unless in any such case the Instructing Party certifies that in its reasonable opinion such event will not materially prejudice the ability of a Seller or a Servicer to observe or perform its obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables;

(b)        Insolvency: any Seller or any Servicer is or becomes or is declared to be insolvent or over-indebted (value of its assets is lower than the value of its liabilities) (including bankruptcy and suspension of payments) or is or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

(c)        Composition: any Seller or any Servicer convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, or any moratorium with its creditors (other than (i) for the purposes of a solvent reconstruction or amalgamation on such terms and within such period as may previously have been approved in writing by the Instructing Party or (ii) for the purposes of an intra-group restructuring, provided that (for the purposes of (ii) (A) the Sellers and the Parent shall continue to have the same ultimate holding company as prior to the intra-group restructuring, and (B) the intra- group restructuring will not have a Material Adverse Effect on the Parent or the Sellers) which do not, in the opinion of the Instructing Party, have a Material Adverse Effect and have previously have been approved in writing by the Instructing Party) or any other corporate action is taken or any legal proceedings are commenced by a Seller or a Servicer with a view to any such composition, arrangement, assignment or moratorium being made;

(d)        Winding Up, Administration: a petition (other than a petition which is dismissed or stayed within thirty (30) days of being instituted or which is frivolous or vexatious or which would not result in a Material Adverse Effect) is presented or other formal  steps are taken for the purpose of considering a resolution or other preparatory steps are taken or legal proceedings are commenced for the liquidation, dissolution, administration or reorganisation of a Seller or a Servicer (other than (i) for the purposes of a solvent reconstruction or amalgamation on such terms and within such period as may previously have been approved in writing by the Instructing Party or (ii) for the purposes of an intra-group restructuring, provided that (for the purposes  of (ii) (A) the Sellers and the Parent shall continue to have the same ultimate holding company as prior to the intra-group restructuring, and (B) the intra-group  restructuring will not have a Material Adverse Effect on the Parent or the Sellers);

(e)        Analogous Proceedings: an event analogous to any of the events specified in paragraphs (a), (b), (c) or (d) occurs under the laws of any relevant jurisdiction;

(f)        Encumbrance: any of the Sellers or the Servicers creates or grants any Encumbrance or permits any Encumbrance to arise over or in relation to:

(i)         any Purchased Receivable;

(ii)       any right, title or interest of the Master Purchaser in relation to a Purchased Receivable;

(iii)      any proceeds of or sums received or payable in respect of a Purchased Receivable; or

(iv)       the interest of the Master Purchaser in any amount from time to time standing to the credit of the Collection Accounts,

other than pursuant to the Account Control Agreement or a Seller Permitted Encumbrance;

(g)        Dispute: a Seller disputes, in any manner, the validity or efficacy of any sale and purchase of a Receivable under a Master Receivables Purchase Agreement;

(h)        Illegality: it becomes impossible or unlawful for a Seller or a Servicer to continue its business or discharge its obligations as contemplated by the Transaction Documents and as a result, in the reasonable opinion of the Instructing Party, there is, or is likely to be, a Material Adverse Effect on the ability of a Seller or a Servicer to  perform their respective obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables is or is likely to be materially prejudiced.

(i)         Set off by Collection Account Bank: a Collection Account Bank exercises any right of set off against funds standing in the balance of any Collection Account other than  as contemplated pursuant to an Account Control Agreement, other than in relation to account fees charged directly to the relevant Collection Account, and such set off is not repaid into the relevant Collection Account within 8 Business Days.

SCHEDULE 2

SWISS SERVICER DEFAULTS

The occurrence of any of the following events shall constitute a Swiss Servicer Default:

(a)        Any Swiss Servicer:

(i)         shall fail to perform or observe any term, covenant or agreement under the Swiss Receivables Purchase Agreement or the Swiss Servicing Agreement and such failure shall remain unremedied for five (5) Business Days; or

(ii)       shall fail to make when due any payment or deposit to be made by it under the Swiss Receivables Purchase Agreement and the Swiss Servicing Agreement and such failure shall remain unremedied for two Business Days; or

(iii)      shall fail to deliver any Swiss Servicer Report when required and such failure shall remain unremedied for two Business Days or one Business Day  in respect of Swiss Servicer Reports being delivered on a Daily Reporting Date (unless previously agreed between the Swiss Servicer and Master Purchaser that such Swiss Servicer Report shall be delivered at a later date or if such late delivery is due solely to computer or other technical failure, such failure shall remain unremedied for five Business Days).

(b)        Any representation or warranty made or deemed made by a Swiss Servicer under or in connection with the Swiss Receivables Purchase Agreement or Swiss Servicing Agreement or any other Transaction Document or any information or report delivered by a Swiss Servicer pursuant to the Swiss Receivables Purchase Agreement and Swiss Servicing Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered unless the breach of such representation or warranty is capable of being cured and is  in fact cured (without any adverse impact on the Master Purchaser, the Regency Noteholder, the Liquidity Provider, the Styron Security Trustee or the  Instructing Party or the collectability of the Receivables) within fifteen (15) Business Days after the first date on which the relevant Seller obtains knowledge or receives written  notice of such breach from any Affected Person.

(c)        Any Swiss Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Swiss Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganisation, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or a Swiss Servicer  shall  take any corporate or other action to authorize any of the actions set forth above in this paragraph (c).

(d)        An event shall occur or condition shall exist under any agreement or instrument relating to any Debt of a Swiss Servicer which is outstanding in a principal amount of at least USD 30,000,000 in the aggregate and, as a result of such event or condition, the maturity of such Debt is accelerated; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

(e)        There shall have occurred any event which causes an Account Control Agreement to cease to be in full force and effect or the Account Control Agreement ceases to be a valid, first priority, perfected Encumbrance, except where such an event is a result of termination of the relevant account by the Collection Account Bank, in which case the relevant Swiss Servicer must procure within 30 days that:

(i)         a replacement account is opened with another account bank on terms satisfactory to the Master Purchaser; and

(ii)       a new Account Control Agreement is entered into as a valid, first priority, perfected Encumbrance with respect to any replacement account on terms satisfactory to the Master Purchaser,

(f)        There shall have occurred any event which may have a Material Adverse Effect on the ability of a Swiss Servicer to collect Pool Receivables or otherwise perform its obligations under the Swiss Receivables Purchase Agreement and Swiss Servicing Agreement and the other Transaction Documents or any provision of any Transaction Document applicable to a Swiss Servicer shall cease to be effective and valid and binding on the relevant Swiss Servicer.

(g)        One or more judgments for the payment of money in an aggregate amount in excess  of USD 30,000,000 shall be rendered against a Swiss Servicer or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the relevant Swiss Servicer to enforce any such judgment.

SCHEDULE 3

ELIGIBILITY CRITERIA IN RESPECT OF RECEIVABLES

In order for a Receivable to meet the Eligibility Criteria, the Receivable or, as the case may be, the relevant Contract from which it is derived must satisfy the following criteria on the last date of the relevant Determination Period unless otherwise agreed between the relevant Seller and the Cash Manager:

(a)        The Obligor: The Obligor must be an Eligible Obligor who is a resident in an Unrestricted Country or an Eligible Country, and may not be either (i) an Affiliate of either Parent or a Seller (other than a portfolio company of any shareholder); or (ii) a government or a governmental agency or subdivision or an entity that a government  or governmental agency or subdivision holds an interest in, as shareholder or otherwise;

(b)        Obligor in default: The Obligor may not be an obligor of Defaulted Receivables the aggregate Outstanding Balance of which is in excess of 40% of the aggregate Outstanding Balance owed by such Obligor;

(c)        Corporate: The Obligor must be a corporation, limited liability company, business trust or other Person other than an individual;

(d)        No current accounts: There are no current or running accounts between the relevant Seller and the Obligor;

(e)        No public procurement or intra-group loans: The Receivable does not originate under a Contract subject to any applicable public procurement laws or pursuant to an intra-group loan;

(f)        No Defaulted Receivables: The Receivable is not a Delinquent Receivable or a Defaulted Receivable (which, for  purposes of determining whether such Receivable  is a Non-Conforming Receivable (as defined in the related Master Receivables Purchase Agreement), shall be determined solely as of the related Purchase Date);

(g)        Obligation to Pay:  The following conditions are met:

(i)         the relevant Seller has received a purchase order from the Obligor for  chemical products;

(ii)       the goods have been delivered by the relevant Seller to the Obligor and a delivery note for the products has been signed by the Obligor and retained by the relevant Haulage Company; and

(iii)      the Obligor became obliged to pay for the products in accordance with the relevant Contract.

(h)        Payment Term: In the case of a Receivable that is not an Unbilled Receivable, the Receivable must be evidenced by an invoice and is required to be paid in full within 120 days of the original billing date thereof.

(i)         Bona fide obligation: The Receivable must represent a bona fide obligation of the Obligor to pay (i) in the case of a Billed Receivable, the stated amount or (ii) in the case of an Unbilled Receivable, the amount calculated in the manner set forth in the related Contract as the amount due with respect thereto;

(j)         No lien: The Receivable must not be subject to any Encumbrance other than Seller Permitted Encumbrance;

(k)        Conformity: The Receivable must be in conformity in all material respects with all applicable laws, rules and regulations in effect and with respect to which none of the Swiss Sellers, German Seller, the Dutch Seller, the U.S. Seller, the German Servicer, the Dutch Servicer, the U.S. Servicer, the Swiss Servicers or the Obligor is in  violation of any such law, rule or regulation in any material respect;

(l)         Title: The Receivable arises under a Contract which, together with such Receivable,  is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defence whatsoever (except the potential discharge in bankruptcy of such Obligor)  and the Obligor has no right to return the related goods for any reason other than that such goods do not conform to the terms of such Contract;

(m)       Freely assignable: Title to or ownership of, as applicable, the Receivable is freely assignable to the Master Purchaser without the need for the consent of or notice to the Obligor or any other person, or where consent is required to assign the Receivable, such consent is obtained;

(n)        Business: The Receivable must arise from the sale of chemical products of the relevant Seller in the ordinary course of its business;

(o)        Contract: The Contract underlying the Receivable is (unless the relevant Obligor is listed in Schedule 12 (Approved Non-Standard Documentation Obligors), as may be amended from time to time with the consent of the Cash Manager, and the relevant Contract has been approved by the Cash Manager) in the form of the Standard Documentation and has not been extended, rewritten or otherwise modified for credit related reasons from the original terms thereof other than any modifications for the purpose of protecting the interest of the Master Purchaser or except as permitted by the relevant Seller’s Credit and Collection Procedures. The Contract underlying the Receivable does not contain any confidentiality provisions or prohibitions on assignment which may prejudice the sale or enforcement or collectability of the Receivable or the Related Security or the creation or enforceability of a first priority security interest thereover, except where such provision has been waived by the relevant Obligor;

(p)        Non-interest bearing: The Receivable is a non-interest bearing obligation other than in respect of interest charged for late payment;

(q)        Credit and Collection Procedures: Any credit given in respect of the Receivable constitutes normal payment extension only and was granted in conformity with the relevant Seller’s Credit and Collection Procedures;

(r)        Unsecured:  The Receivable is unsecured other than by way of retention of title;

(s)        No bill of exchange or promissory note: The Receivable is not represented by a bill of exchange or promissory note or similar document due delivery of which is required to achieve a true sale or endorsement of such Receivable;

(t)         Governing law: The Receivable and the Contract relating to it are governed by, in  the case of the Swiss Receivables Purchase Agreement, Swiss law, in the case of the German Receivables Purchase Agreement, German law, in the case of the Dutch Receivables Purchase Agreement, Dutch law, and in the case of the U.S. Receivables Purchase Agreement, the laws of one of the states of the U.S. or of the District of Columbia;

(u)        Concentration limit: subject, for any Obligor, to the Obligor Limits which may exceed the Normal Concentration Limit in accordance with the definition of Obligor Limit, the aggregate Outstanding Balance of the Receivables owed by the same Obligor and which remain outstanding, may not exceed three (3) per cent. of the Outstanding Balance of all Eligible Receivables (the “Normal Concentration Limit”) or such other higher percentage for such Obligor designated in Schedule 4 hereto (a “Special Concentration Limit”); provided that, affiliated Obligors shall  be treated as if they were one Obligor. The Cash Manager may, at its sole discretion, reduce or cancel a Special Concentration Limit upon 3 Business Days’ notice to the relevant Seller. Any Special Concentration Limit held by an Obligor  shall immediately be cancelled in the event that such Obligor is assigned an unsecured long-term debt rating below Baa3 or Moody’s BBB-1 by S&P. Further Special Concentration Limits can be only be added with the written consent of the Cash Manager.

(v)        Performance of obligations: The relevant Seller has satisfied and fully performed all obligations with respect to such Receivable required to be fulfilled by it other than customary warranty obligations, and no further action (other than, in the case of an Unbilled Receivable, the processing and mailing of an invoice) is required to be performed by any person with respect thereto other than payment thereon by, the applicable Obligor.

(w)       Countries Limit: if the Obligor for which the Receivable relates is not from an Unrestricted Country, the aggregate Outstanding Balance of such Receivable and all other Purchased Receivables for which the Obligor is not from Unrestricted  Countries, will not at the next following Settlement Date be in excess of the Countries Limit (but any such Receivable shall be ineligible only to the extent of such excess).

(x)        Currencies Limit: if the Receivable is a Currency Receivable, the aggregate Outstanding Balance of such Receivable and all other Purchased Receivables that are Currency Receivables, will not at the next following Settlement Date be in excess of the Currency Limit (but any such Receivable shall be ineligible only to the extent of such excess).

(y)        Country Credit Rating Limit: if the Obligor for which the Receivable relates is  from a Non-Investment Grade Country, the aggregate Outstanding Balance of such Receivable and all Purchased Receivables for which the Obligor is from a Non- Investment Grade Country, will not at the next following Settlement Date be in excess of 10% of the USD Equivalent of the Outstanding Balances of the Purchased

Receivables (but any such Receivables shall be ineligible only to the extent of such excess);

(z)        Unbilled Receivables Limit: if the Obligor for which the Receivable relates was an Unbilled Receivable on the day the Offer in respect of that Receivable was made, the aggregate Outstanding Balance of such Receivable and all other Purchased Receivables which were Unbilled Receivables on the day the Offer in respect of them was made exceeds the Unbilled Receivables Limit (but any such Receivables shall be ineligible only to the extent of such excess);

(aa)      Denomination:  the Receivable must:

(i)         be denominated in one of the Approved Currencies, the Collections in respect of which are paid by the relevant Obligor into a Collection Account; or

(ii)       be a Currency Receivable the Collections in respect of which are paid by the relevant Obligor into a Currency Receivables Collection Account;

such Collection Account or, as the case may be, Currency Receivables Collection Account being secured by an Account Control Agreement (substantially on the same terms as the UK Account Control Deed (taking into account any differences required by applicable laws) which a counsel qualified in the relevant jurisdiction has opined  to the Instructing Party, the Styron Security Trustee and the Master Purchaser creates a valid security interest over the relevant account) in respect of which the relevant branch of the Collection Account Bank has provided an acknowledgement (in a form approved by the Instructing Party) and subject in the case of Currency Receivables to the Currencies Limit in (x) above;

(bb)      German and Dutch Purchased Receivables:  all Receivables purchased pursuant to  the German Receivables Purchase Agreement and the Dutch Receivables Purchase Agreement must be denominated in Euros; and

(cc)      Excluded Receivable:  the Receivable is not an Excluded Receivable.

SCHEDULE 4

SPECIAL CONCENTRATION LIMITS

Receivables owed by The Dow Chemical Company, Dow Deutschland Anlagengesellschaft mbH, Dow Europe GmbH and Dow Hellas A.E. have, collectively, a Special Concentration Limit of 10% of the Outstanding Balance of all Eligible Receivables.

SCHEDULE 5

UNRESTRICTED COUNTRIES

Austria

Belgium

Bulgaria

Cyprus

Czech Republic

Denmark

Estonia

Finland

France

Federal Republic of Germany

Greece

Hungary

Ireland

Israel

Italy

Latvia

Lithuania

Luxembourg

Norway

Poland

Portugal

Romania

Slovak Republic

Slovenia

South Africa

Spain

Sweden

Switzerland

The Netherlands

United Kingdom

United States

SCHEDULE 6

ELIGIBLE COUNTRIES

Belarus

Canada

Egypt

India

Russia

South Korea

Taiwan

Turkey

SCHEDULE 7

MASTER PURCHASER REPRESENTATIONS, WARRANTIES AND COVENANTS

PART A

REPRESENTATIONS AND WARRANTIES

Corporate Representations and Warranties of the Master Purchaser

1.         INCORPORATION

The Master Purchaser, a limited liability was incorporated under the laws of Ireland  on 29 June 2010.

2.         CENTRE OF MAIN INTERESTS

The Master Purchaser has its “centre of main interests”, as that term is used in Article 3(1) of the EU Insolvency Regulation, in Ireland.

3.         TAX RESIDENCE

The Master Purchaser is a company which is and has, since incorporation, been resident for tax purposes solely in Ireland.

4.         MANAGEMENT AND ADMINISTRATION

The Master Purchaser’s management, the places of residence of the directors of the Master Purchaser and the place at which meetings of the board of directors of the Master Purchaser are held are all situated in Ireland.

5.         NO ESTABLISHMENT, SUBSIDIARIES, EMPLOYEES OR PREMISES

The Master Purchaser has no “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation outside of Ireland, no subsidiaries, no employees and no premises.

6.         LITIGATION

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or are pending or threatened against the Master Purchaser or any of its assets or revenues which may have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document, the Notes, or any Assigned Rights or which may have a significant effect on the financial position of the Master Purchaser.

7.         SOLVENCY

No Insolvency Event has occurred in respect of the Master Purchaser and no Insolvency Event will occur in respect of the Master Purchaser in consequence of its entering into the Relevant Transaction Documents or purchasing Receivables under the Master Receivables Purchase Agreement.

8.         NO ENCUMBRANCES

No Encumbrance exists over or in respect of any asset of the Master Purchaser save as permitted by the Relevant Transaction Documents.

9.         MASTER PURCHASER’S ACTIVITIES

The Master Purchaser has not engaged in any activities since its incorporation other than:

(a)        those incidental to its registration under the Irish Companies Acts 1963–2009;

(b)        other appropriate corporate steps;

(c)        the authorisation of the issue of the Notes and the authorisation and execution of the Relevant Transaction Documents; and

(d)        the activities referred to in or contemplated by the Relevant Transaction Documents.

10.       FINANCIAL STATEMENTS

The Master Purchaser has not since incorporation prepared any Financial Statements and has not paid any dividends or made any distributions since incorporation.

11.       NO ADVERSE CHANGE

Since the date of its incorporation there has been no adverse change in the financial position or prospects of the Master Purchaser.

12.       CONSENTS

The Master Purchaser has obtained and maintained in effect all authorisations, approvals, licences and consents required in connection with its business and the consummation of the transactions contemplated by the Relevant Transaction Documents and the Notes pursuant to any Requirement of Law or any Regulatory Direction applicable to the Master Purchaser in Ireland and in each other jurisdiction in which the Master Purchaser carries on business.

13.       TAXATION

The Master Purchaser is not registered or liable to be registered (or part of any registration), and will not voluntarily become registered (or part of any registration), for VAT in the United Kingdom. The Master Purchaser is not, and will not be, treated as a member of any VAT Group.

14.       NO GOVERNMENTAL INVESTIGATION

No governmental or official investigation or inquiry concerning the Master Purchaser is, so far as the Master Purchaser is aware, progressing or pending or has been threatened which may have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document, the Notes or any of the Assigned Rights.

15.       TAX STATUS

The Master Purchaser is a qualifying company within the meaning of section 110 of the Taxes Consolidation Act 1997 of Ireland (as amended).

Transaction Document Representations and Warranties of the Master Purchaser

16.       CORPORATE POWER

The Master Purchaser has the requisite power and authority to:

(a)        enter into each Relevant Transaction Document; and

(b)        create and issue the Notes and the Security,

and to undertake and perform the obligations expressed to be assumed by it under such Relevant Transaction Documents.

17.       AUTHORISATION

All acts, conditions and things required to be done, fulfilled and performed in order:

(a)        to enable the Master Purchaser lawfully to issue, distribute and perform the terms of the Notes;

(b)        to enable the Master Purchaser lawfully to enter into each Relevant Transaction Document;

(c)        to enable the Master Purchaser lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Relevant Transaction Documents;

(d)        to ensure that the obligations expressed to be assumed by it in the Notes and the Relevant Transaction Documents are legal, valid, binding and enforceable against it subject to the reservations set out in the Matheson Ormsby Prentice legal opinion dated on or about the U.S. Funding Date relating to the Transaction; and

(e)        to make the Notes and the Relevant Transaction Documents admissible in evidence in Ireland,

have been done, fulfilled and performed and are in full force and effect or, as the  case may be, have been effected, and no steps have been taken to challenge, revoke  or cancel any such authorisation obtained or effected.

18.       EXECUTION

The Relevant Transaction Documents have been duly executed by the Master Purchaser and the Master Purchaser is not a party to any agreement, indenture, contract, mortgage, deed or other instrument other than the Transaction Documents.

19.       NO BREACH OF LAW OR CONTRACT

The entry by the Master Purchaser into and the execution (and, where appropriate, delivery) of the Relevant Transaction Documents, the performance by the Master Purchaser  of  its  obligations  under  the  Relevant  Transaction  Documents  and  the creation and issue of the Notes and the Security do not and will not conflict with or constitute a breach or infringement or a default by the Master Purchaser of:

(a)        the Master Purchaser’s Memorandum and Articles of Association; or

(b)        any Requirement of Law or any Regulatory Direction,

where such conflict, breach, infringement or default may have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document, the Notes or any Assigned Rights.

20.       VALID AND BINDING OBLIGATIONS

The obligations expressed to be assumed by the Master Purchaser under the Relevant Transaction Documents are legal and valid limited recourse obligations, binding on it and enforceable against it in accordance with their terms, except:

(a)        as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

(b)        as such enforceability may be limited by the effect of general principles of equity; and

(c)        obligations relating to stamp duties may be void by virtue of Section 117 of  the Stamp Act 1891.

21.       NOTES VALID AND BINDING

The Notes constitute legal and valid limited recourse obligations, binding on it and enforceable against it in accordance with their terms, except:

(a)        as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

(b)        as such enforceability may be limited by the effect of general principles of equity; and

(c)        obligations relating to stamp duties may be void by virtue of Section 117 of  the Stamp Act 1891.

22.       STATUS OF NOTES

The Notes will constitute secured obligations of the Master Purchaser in accordance with the terms of the Security Deed.

23.       PURPOSES

The Relevant Transaction Documents have been entered into by the Master  Purchaser solely for business or other commercial purposes of the Master Purchaser.

24.       ARMS’ LENGTH TRANSACTIONS, PURPOSES

The Relevant Transaction Documents have been entered into by the Master  Purchaser in good faith for the benefit of the Master Purchaser and on arms’ length commercial terms.

25.       CROSS DEFAULT

The Master Purchaser is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or  which  is binding on it or any of its assets to an extent or in a manner which would be reasonably likely to have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document or any of the Assigned Rights or the Notes.

26.       COMPLIANCE WITH RELEVANT TRANSACTION DOCUMENTS

The Master Purchaser has complied with the terms of the Relevant Transaction Documents.

27.       SECURITY

Each of the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement validly creates the Encumbrances in respect of the assets of the Master Purchaser which it purports to create except that  no representation is given as to whether or not such Encumbrances are fixed or floating charges.

28.       ENCUMBRANCES VALID AND BINDING

The Encumbrances created by the Styron Security Deed, the German Security Assignment and Trust Agreement and U.S. Security Agreement are legal and valid obligations, binding on it and enforceable against it in accordance with their respective terms and not liable to be avoided or otherwise set aside in the event of any Insolvency Event in relation to the Master Purchaser subject as to enforcement to the effect of applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and general principles of equity.

29.       RANKING OF CLAIMS

The claims of the Secured Creditors against the Master Purchaser will rank  in priority to the claims of unsecured creditors of the Master Purchaser as provided in the Security Deed.

30.       CHOICE OF LAW

Subject to the reservations set out in the Matheson Ormsby Prentice legal opinion dated on or about the Swiss Funding Date relating to the Transaction:

(a)        the choice of English law, Swiss law, German law and U.S. law respectively as the governing law of the Transaction Documents, as applicable, will be recognised and enforced in Ireland; and

(b)        any judgment obtained in England in relation to any Transaction Document will be recognised and enforced in Ireland.

31.       FILINGS

Save for the Required Filings in respect of the Master Purchaser under the laws of Ireland it is not necessary that any Relevant Transaction Document be filed, recorded or enrolled with any court or other authority in Ireland.

32.       CONSENTS

The Master Purchaser does not require the consent of any other party or the consent, licence, approval or authorisation of any Governmental Authority in connection with the creation and issue of the Notes, the entering into or performance of the Relevant Transaction Documents.

33.       STAMP, REGISTRATION AND SIMILAR TAXES

Under the laws of Ireland, it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Relevant Transaction Documents or any of them.

34.       EVENT OF DEFAULT

No Event of Default or Potential Event of Default has occurred.

PART B

COVENANTS

Corporate Covenants of the Master Purchaser

The Master Purchaser shall:

1.         FINANCIAL STATEMENTS AND TAX ELECTIONS

(a)        Preparation of Financial Statements

cause to be prepared in respect of each of its financial years, financial statements for audit purposes in such form as will comply with Irish statutory requirements;

(b)       Delivery of Financial Statements

as soon as the same become available, but in any event within 14 days of the date specified under Irish statutory law for the filing of financial statements deliver to the Investment Manager and the Styron Security Trustee two copies of its Financial Statements for such financial year and deliver to the Investment Manager, the Styron Security Trustee, the Instructing Party and the Regency Noteholder as soon as practicable following the issue or giving of the same two copies of every balance sheet, profit and loss account, source and application of funds statement (if any), report or other notice, statement, circular or document issued or given to any holder of securities or creditors generally of the Master Purchaser;

(c)        Certificate to accompany Financial Statements

on the Determination Date immediately preceding each anniversary of the Closing Date and otherwise forthwith on request by the Styron Security Trustee deliver a certificate signed by two directors of the Master Purchaser stating that no Event of Default or Potential Event of Default has occurred (or, if such is not the case, specifying the particulars of any Event of Default or Potential Event of Default);

2.         CONDUCT

at all times carry on and conduct its affairs in a proper and efficient manner in compliance with any Requirement of Law and any Regulatory Direction from time to time in force in Ireland or in any other jurisdiction in which it carries on business and in compliance with its constitutional documents;

3.         CONSENTS

obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents necessary under any Requirement of Law and any Regulatory Direction from time to time in force in Ireland or in any other applicable jurisdiction:

(a)        in connection with its business; and

(b)        to enable it lawfully to enter into and perform its obligations under the Relevant Transaction Documents and the Notes or to ensure the legality, validity, enforceability or admissibility in evidence in Ireland of the   Relevant

Transaction Documents and the Notes including any registration required under the Irish Companies Acts 1963 - 2009;

4.         AUTHORISED SIGNATORIES

deliver to the Styron Security Trustee (with a copy to the Investment Manager) on the Closing Date and thereafter upon any change of the same, a list of Authorised Signatories of the Master Purchaser together with a specimen signature of each Authorised Signatory;

5.         REGISTERED OFFICE, HEAD OFFICE AND CENTRE OF MAIN INTERESTS

maintain its registered office, its head office and its “centre of main interests”, as that term is used in Article 3(1) of the EU Insolvency Regulation, in Ireland and will not move such offices to another jurisdiction;

6.         BOARD MEETINGS, MANAGEMENT AND ADMINISTRATION

hold all meetings of the board of directors of the Master Purchaser in Ireland and not hold any such meeting outside Ireland and procure that the Master Purchaser’s management, the places of residence of the directors of the Master Purchaser and the place where the Master Purchaser effects its central management and decision-making are all, at all times, situated in Ireland;

7.         NO FOREIGN ESTABLISHMENT

not establish any “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation, outside of Ireland; and

8.         GENERAL NEGATIVE COVENANTS

not until after the Final Discharge Date, save to the extent permitted by the Relevant Transaction Documents or with the prior written consent of the Styron Security Trustee:

(a)        carry on any business or enter into any documents other than those contemplated by the Relevant Transaction Documents;

(b)        except as contemplated by the Transaction Documents, sell, convey, transfer, lease, assign or otherwise dispose of or agree or attempt or purport to sell, convey, transfer, lease or otherwise dispose of or use, invest or otherwise deal with any of its properties, assets or undertaking or grant any option or right to acquire the same;

(c)        grant, create or permit to exist any Encumbrance over (including the grant of security or trust over or the occurrence of execution or diligence in respect of) the Assigned Rights other than any Permitted Encumbrance;

(d)        pay dividends or make other distributions to its members out of profits available for distribution and then only in the manner permitted by its constitutional documents of Association and by applicable laws;

(e)        incur or permit to subsist any indebtedness whatsoever;

(f)        make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

(f)        consolidate or merge with any other person;

(g)        surrender any losses to any other company;

(h)        have any employees or premises or have any subsidiary or become a director  of any company;

(i)         have an interest in any bank account other than the Accounts unless such account or interest is charged to the Trustee on terms acceptable to it;

(j)         amend, supplement or otherwise modify its constitutional documents;

(k)        permit the validity or effectiveness of the Styron Security Deed or of the Security to be impaired or to be amended, hypothecated, subordinated, terminated or discharged; or

(l)         prejudice its status as a qualifying company within the meaning of section 110 of the Taxes Consolidation Act 1997 of Ireland.

Transaction Document Covenants of the Master Purchaser

The Master Purchaser shall:

9.         COMPLIANCE WITH RELEVANT TRANSACTION DOCUMENTS

at all times comply with and perform all its obligations under the Relevant  Transaction Documents and the Notes and use all reasonable endeavours to procure that the other Transaction Parties, other than the Styron Security Trustee, comply with and perform all their respective obligations under the Relevant Transaction Documents;

10.       EXERCISE RIGHTS

preserve or exercise or enforce its rights under and pursuant to the Notes and the Relevant Transaction Documents;

11.       DEALING WITH STYRON SECURITY TRUSTEE

(a)        Inspection by Styron Security Trustee

upon reasonable notice, during normal business hours allow the Styron Security Trustee and any persons appointed by the Styron Security Trustee access to such books of account and other business records relating to the Assigned Rights or the Benefit of the Assigned Rights as the Styron Security Trustee or any such persons may reasonably require and to the extent that such business records are in its possession or it is able to obtain possession;

(b)       Information to Styron Security Trustee

at all times give to the Styron Security Trustee such information, opinions, certificates and other evidence as the Styron Security Trustee and any persons appointed by the Styron Security Trustee shall reasonably require (and which it is reasonably practicable to produce) for the purposes of the discharge of the duties, trusts, powers, authorities and discretions vested in the Styron Security Trustee by or pursuant to the Styron Security Deed or any other Relevant Transaction Document;

12.       NOTIFICATION OF BREACH OF MASTER PURCHASER WARRANTIES AND UNDERTAKINGS

immediately notify the Investment Manager, the Styron Security Trustee and the Instructing Party if the Master Purchaser becomes aware of any breach of the Master Purchaser Warranties or of any breach of any undertaking given by the Master Purchaser in any Relevant Transaction Documents;

13.       LEGAL PROCEEDINGS

(a)        Notification of Legal Proceedings

if any legal proceedings are instituted against it by any of its creditors or in respect of any of the Assigned Rights, including any litigation or claim calling into question in any material way the Master Purchaser’s interest therein, immediately:

(i)         notify the Investment Manager, the Calculation Agent, the Styron Security Trustee and the Instructing Party of such proceedings; and

(ii)       notify the court and any receiver appointed in respect of the property the subject of such proceedings of the interests of the Styron Security Trustee in the Assigned Rights;

(b)       Join in Legal Proceedings

if the Styron Security Trustee so requires the Master Purchaser will join in any legal proceedings brought by the Styron Security Trustee against any person;

14.       EXECUTION OF FURTHER DOCUMENTS

perform any act required by any Requirement of Law or any Regulatory Direction to be performed, and so far as permitted by applicable law, execute such further documents and perform such further acts as may be reasonably incidental to, or reasonably necessary in the opinion of the Styron Security Trustee to give effect to, the Relevant Transaction Documents;

15.       NOTIFICATION OF EVENT OF DEFAULT

deliver notice to the Styron Security Trustee, the Instructing Party, the Regency Noteholder and the Investment Manager forthwith upon becoming aware of any Event of Default or Potential Event of Default without waiting for the Styron Security Trustee to take any further action;

16.       NO ENCUMBRANCES

not create or permit to subsist any Encumbrance in respect of the Master Purchaser Account or any assets of the Master Purchaser other than pursuant to the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement or save as permitted by the Relevant Transaction Documents;

17.       NO VARIATION AND TERMINATION OF RELEVANT TRANSACTION DOCUMENTS

not until the Final Discharge Date, save to the extent permitted by the Relevant Transaction Documents or with the prior written consent of the Styron Security Trustee:

(a)        terminate, repudiate, rescind or discharge any Relevant  Transaction Document;

(b)        vary, novate, amend, modify or waive any material provision of any Relevant Transaction Document;

(c)        permit any person to do any of the things specified in Paragraph (a) or (b); or

(d)        permit any person who has obligations under the Relevant Transaction Documents to be released from such obligations other than in accordance with the terms of the applicable Relevant Transaction Document and any applicable Requirement of Law or Regulatory Direction; and

18.       FILINGS

effect all Required Filings in respect of the Master Purchaser and file, record or enroll each Relevant Transaction Document required to be filed, recorded or enrolled with any court or other authority in Ireland and ensure that such Required Filings and such other filings, recordings or enrolments are at all times maintained in accordance with any applicable Requirement of Law or Regulatory Direction.

Asset Covenants of the Master Purchaser

The Master Purchaser shall:

19.       BOOKS OF ACCOUNT

maintain, or procure that the Investment Manager maintains, clear and unambiguous records and books of account in respect of the Assigned Rights and all Collections received in respect of the Assigned Rights;

20.       NOTIFICATION OF LITIGATION

promptly notify the Servicers, the Styron Security Trustee and the Regency Noteholder if the Master Purchaser receives, after the Closing Date in respect of any Assigned Rights, any notice of any litigation in relation to any of such  Assigned Rights including any litigation or claim calling into question the Master Purchaser’s interest in any Assigned Rights;

21.       PARTICIPATION IN LITIGATION

if reasonably required to do so by a Servicer, the Styron Security Trustee and the Regency Noteholder participate in or join in and lend its name to, and take such other steps as may be required by the Servicers, the Styron Security Trustee, the Instructing Party and the Regency Noteholder (as the case may be) in relation to any action (through the courts or otherwise) relating to any Assigned Rights after the Closing Date in respect of such Assigned Rights, including participation in any legal proceedings to the extent necessary for defending or contesting any litigation in relation to such Assigned Rights including any litigation or claim calling into question in any material way the Master Purchaser’s interest in any such Assigned Rights;

22.       INTERESTS IN THE ASSIGNED RIGHTS

at all times own and exercise its rights in respect of the Assigned Rights and its interest in the Assigned Rights and perform and comply with its obligations in respect of the Assigned Rights under the terms of the Relevant Transaction Documents;

23.       FURTHER ACTION

perform any act incidental to or necessary in connection with the other covenants contained in this Schedule 10 (Master Purchaser Covenants) or any act required by any law, regulation or order of any court to be performed; and

24.       NEGATIVE COVENANT

not until the Final Discharge Date, save to the extent permitted by the Transaction Documents, permit any person other than the Master Purchaser and the Styron Security Trustee to have any interest in the Assigned Rights.

Covenants of the Master Purchaser in respect of the Notes

The Master Purchaser shall:

25.       NOTIFICATION OF NON PAYMENT

procure that the Investment Manager, German Servicer, the Dutch Servicer and the U.S. Servicer notify the Styron Security Trustee forthwith if they do not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in US Dollars or Euro, as applicable, of the monies payable on such due date under the Notes;

26.       NOTIFICATION OF LATE PAYMENT

if unconditional payment to the Investment Manager, the German Servicer, the Dutch Servicer, the U.S. Servicer, the Styron Security Trustee or any Noteholder of any sum due in respect of the Notes is made after the due date for such payment, forthwith give notice to the Regency Noteholder that such payment has been made;

27.       NOTIFICATION OF REDEMPTION OR REPAYMENT

not less than the number of days specified in the relevant Conditions prior to the redemption or Payment Date in respect of any Note, give to the Styron Security Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

28.       TAX OR OPTIONAL REPAYMENT

if the Master Purchaser gives notice to the Styron Security Trustee that it intends to redeem the Notes pursuant to Condition 3.1 (Redemption at the Option of the Master Purchaser) or Condition 3.4 (Redemption due to Tax Event), provide such  information to the Styron Security Trustee as the Styron Security Trustee requires in order to satisfy itself of the matters referred to in those Clauses;

29.       LIABILITY TO TAX

promptly give notice to the Styron Security Trustee:

(a)        if it is required by law to effect a Tax Deduction in respect of any payment due in respect of the Notes; or

(b)        if it would not be entitled to relief for Tax purposes in Ireland for any material amount which it is obliged to pay, or is treated as receiving for Tax purposes  in Ireland under the Transaction Documents; or becomes aware that it is or may become liable to Tax; or

(c)        if, as a result of any change of law or official practice in any jurisdiction which occurs or which the Master Purchaser discovers (in each case) after the date hereof, it becomes liable to Tax, or incurs any increased liability to Tax, in respect of its income or activities or in respect of any of the Assigned Rights;

and take such action as may be required by the Styron Security Trustee in respect thereof; and

30.       INSTRUCTING PARTY

while any of the Notes remain outstanding, give notice, or procure that notice is  given, to the Instructing Party of:

(a)        any proposed amendment to the Transaction Documents which is not of a formal, minor or technical nature or made to correct a manifest error;

(b)        the Notes of any class being repaid in full;

(c)        the delivery of a Swiss Servicer Default, German Servicer Default, Dutch Servicer Default or U.S. Servicer Default;

(d)        the delivery of a notice pursuant to Clause 14 (Termination of Appointment) of the Swiss Servicing Agreement, the German Servicing Agreement or the Dutch Servicing Agreement or pursuant to Clause 15 (Termination of Appointment) of the U.S. Servicing Agreement;

(e)        the appointment of a Successor Trustee or a Successor Investment Manager;

(f)        the occurrence of any Cash Control Event, Perfection Event or Termination Event;

(g)        the occurrence of any Event of Default or Potential Event of Default; and

(h)        the delivery of an Enforcement Notice.

SCHEDULE 8

EVENTS OF DEFAULT

1.         the Master Purchaser fails to pay an amount of principal or interest or any other amount in respect of the Notes; or

2.         the Master Purchaser defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Transaction Documents and such default (a) is, in the opinion of the Styron Security Trustee, incapable of remedy or (b) being a default which is, in the opinion of the Styron Security Trustee, capable of remedy, remains unremedied for 5 days or such longer period as the Styron Security Trustee may agree after the Styron Security Trustee has given written notice thereof  to the Master Purchaser; or

3.         an Insolvency Event occurs with respect to the Master Purchaser; or

4.         it is or will become unlawful for the Master Purchaser to perform or comply with any of its obligations under or in respect of the Notes or the Transaction Documents.

SCHEDULE 9

INITIAL CONDITIONS PRECEDENT

1.         The Seller

(a)        Copies of the latest versions of the articles of association of the Seller certified by the Commercial Register to be a true and up to date copy of the original (where such certification by the Commercial Register shall be dated no earlier than 10 calendar days prior to the Swiss Funding Date).

(b)        Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the management of the Seller authorising the execution, delivery and performance of the Relevant Transaction Documents, certified by an officer of the relevant company as of the Closing Date and the Swiss Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)        A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Relevant Transaction Documents on behalf of the Seller and  any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a manager of the Seller together with evidence of the incumbency of such company secretary or director.

(d)        A copy of an up to date certified Commercial Register excerpt in respect of the Seller dated no earlier than 10 calendar days prior to the Swiss Funding Date.

(e)        Solvency Certificates in respect of the Seller in the form set out in Schedule 2 to the Master Receivables Purchase Agreement, one dated the Closing Date and one dated the Swiss Funding Date.

(f)        Delivery of a closing certificate dated the Swiss Funding Date from the Seller.

(g)        A copy of the latest audited financial statements of the Seller.

2.         Parent

(a)        Certified copies of the latest version of the articles of association of the Parent certified by any manager of the Parent to be a true and up to date copy of the original.

(b)        Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the board of managers of the Parent authorising the execution, delivery and performance of the Relevant Transaction Documents, certified by a manager of the relevant company as of the Closing Date and the Swiss Funding Date which  certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)        A certificate as to the incumbency and signature of the managers or other attorneys authorised to sign the Relevant Transaction Documents on behalf of the Parent and any certificate or other document to be delivered pursuant thereto, certified by any manager of the Parent together with evidence of the incumbency of such manager.

(d)        Up to date Commercial Register excerpts in respect of the Parent dated no earlier than 10 calendar days prior to the Swiss Funding Date.

(e)        Solvency certificates in respect of the Parent, one dated the Closing Date and one dated the Swiss Funding Date, in such form as may be approved by the Instructing Party.

(f)        A certificate from the Luxembourg Register of commerce and companies certifying the status of non bankruptcy (faillites) of the Parent.

3.         The Master Purchaser

(a)        Certified copies of the latest versions of the memorandum and articles of association of the Master Purchaser together with the certificate of incorporation and any certificate change of name certified by the company secretary or a director of the Master Purchaser to be a true and up to date copy of the original.

(b)        Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the boards of directors of the Master Purchaser authorising the execution, delivery and performance of the Relevant Transaction Documents, certified by an officer of  the relevant company as of the Closing Date and the Swiss Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)        A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Relevant Transaction Documents on behalf of the Master Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a director of the Master Purchaser together with evidence of the incumbency of such company secretary or director.

(d)        A certified copy of the power of attorney granted by the Master Purchaser to the attorneys of the Master Purchaser authorised to sign the Transaction Documents on behalf of the Master Purchaser.

(e)        A solvency certificate in respect of the Master Purchaser in the form set out in Schedule 2 to the Master Receivables Purchase Agreement, one dated the Closing Date and one dated the Swiss Funding Date.

(f)        Delivery of a closing certificate dated the Swiss Funding Date from the Master Purchaser.

4.         Legal Opinions and Reports

(a)        Clifford Chance English transaction legal opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee as to the enforceability of the Transaction Documents governed by English law dated the Swiss Funding Date.

(b)        Walder Wyss & Partners Swiss transaction legal opinion as to true sale addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Swiss Funding Date.

(c)        Walder Wyss & Partners Swiss tax opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Swiss Funding Date.

(d)        Matheson Ormsby Prentice Irish transaction legal opinion addressed to, among others, HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Master Purchaser dated  the Swiss Funding Date.

(e)        Matheson Ormsby Prentice Irish tax opinion addressed to, among others, HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Swiss Funding Date.

(f)        Matheson Ormsby Prentice Irish legal opinion addressed to, among others, HSBC Bank plc and the Regency Noteholder, in respect of Regency Assets Designated Activity Company and the Liquidity Facility Agreement dated on or prior to the Swiss Funding Date.

(g)        Homburger Swiss legal opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Seller dated the Swiss Funding Date.

(h)        Loyens & Loeff Luxembourg legal opinion addressed to, HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Parent dated the Swiss Funding Date.

(i)         A legal review report relating to the location of Obligors.

(j)         A legal review summary in respect of the Receivables.

(k)        Clifford Chance Frankfurt legal opinion on the enforceability of the German Account Pledge Agreement.

(l)         Clifford Chance Madrid legal opinion on the enforceability of the Spanish Account Control Agreement.

5.         Fees

(a)        Compliance with the terms of the Fee Letter, including the payment in full of all fees, expenses and other amounts payable under the Fee Letter on or prior to the Swiss Funding Date.

(b)        Evidence that the fees, costs and expenses then due from each Swiss Seller have been paid or will be paid by the Swiss Funding Date.

6.         General

(a)        Due execution and delivery of the Transaction Documents (each in a form satisfactory to the Instructing Party) by the respective parties thereto, and all documentation to be delivered therewith (in a form satisfactory to the Instructing Party).

(b)        Confirmation from each of the Rating Agencies that upon execution of the Variable Loan Note Issuance Deed, the Regency Notes will maintain their then current rating.

(c)        In the opinion of the Investment Manager, there having been no material adverse change or development which could affect the Seller or the Master Purchaser.

(d)        Issuance by the Master Purchaser of the Styron Note and the Regency Note and confirmation of payment by the Regency Noteholder.

(e)        Evidence of execution of and satisfaction of the conditions precedent to the Liquidity Facility Agreement and Master Receivables Purchase Agreement.

(f)        The delivery of the Investment Manager’s Daily Report three days prior to the Swiss Funding Date.

(g)        The accuracy and completeness of all material representations set forth in the Transaction Documents by reference to the facts and circumstances existing as at the date such representations are given.

(h)        The Master Purchaser Warranties are true on the Closing Date and on the Swiss Funding Date.

(i)         Delivery of an Offer pursuant to the Master Receivables Purchase Agreement.

(j)         Receipt by the Master Purchaser of acknowledgements from the Collection Account Bank in respect of Account Control Agreements relating to Collection Accounts held at branches of the Collection Account bank in Frankfurt, London and Madrid.

SCHEDULE 10

ADDITIONAL CONDITIONS PRECEDENT

(a)        No Termination Event or Potential Termination Event or Event of Default or Potential Event of Default shall have occurred and be continuing unwaived.

(b)        The Aggregate Note Principal Amount Outstanding including the Additional Principal Amount requested will not exceed the Total Facility Limit and the Aggregate  Regency Note Principal Amount Outstanding including the Additional Principal Amount requested will not exceed the Facility Limit.

(c)        In the case of the Regency Noteholder only, any Styron Note Additional Principal Amount relating to the request is available and paid by the Styron Noteholder.

(d)        The Transaction Documents remain valid and binding.

(e)        An Initial Purchase Price Payment Request from the Seller relating to the relevant Settlement Date has been duly signed.

(f)        A solvency certificate in respect of the Master Purchaser dated the Settlement Date.

(g)        The delivery of the Investment Manager’s Daily Report three days prior to the relevant Settlement Date.

(h)        The Master Purchaser representations are true on the relevant Settlement Date.

SCHEDULE 11

STANDARD DOCUMENTATION

PART A

SWISS DOCUMENTATION

GENERAL TERMS AND CONDITIONS

1.        Interpretation of  Trade  Terms

Trade terms shall be interpreted in accordance with INCOTERMS 2010. If this Contract does not specify trade terms as defined in INCOTERMS 2010, risk of loss shall pass to Buyer upon delivery into the custody of the carrier.

2.         Seller's Commitments

2.1      Seller undertakes that the Product will at the time of delivery meet Seller's then current Sales Specifications. Seller will notify Buyer if Sales Specifications are changed. All descriptions, drawings, photographs, illustrations, performance and technical data, dimensions, weights and the like, contained in any promotional or technical literature issued by Seller are subject to variation without notice and are not designed to constitute Sales Specifications.

2.2     Seller will supply Buyer with current Material Safety Data Sheets (MSDS) regarding the Product.

2.3      Subject to Section 7 hereof, Seller will convey the Product with good title, free from any lawful lien or encumbrance.

3.        Responsible Practices

3.1     Buyer will (i) familiarise itself with any product literature or information Seller provides under Seller's product stewardship program, including MSDS, (ii) follow safe handling, use, selling, storage, transportation, and disposal practices, including special practices as Buyer's use of the Product requires, and instruct its employees, contractors, agents and Buyers in these practices and (iii) take appropriate action to avoid spills or other dangers to persons, property or the environment. Seller may cancel this Contract on 15 days notice if Buyer fails to comply with any of its commitments under this subsection.

3.2     Notwithstanding the provisions of Article 5 of this Contract, Buyer will indemnify Seller for all claims, damages and related costs, including reasonable attorney fees, arising out of Buyer's noncompliance with any of its commitments under Article 3.1 above.

4.        Patents/Trademarks

Seller warrants only that the manufacture of the Product covered by this Contract does not infringe any Letters Patent of the country of manufacture. Buyer assumes all responsibility for use of any design, trademark, trade name, or part thereof, appearing on the Product at Buyer's request.

5.        Warranty/Liability

5.1      The commitments set out in Articles 2 and 4 above are Seller's sole warranties in respect of the Product. ANY OTHER CONDITION OR WARRANTY AS TO THE QUALITY OF THE PRODUCT SUPPLIED UNDER THIS CONTRACT OR FITNESS FOR ANY PARTICULAR PURPOSE WHETHER ARISING UNDER STATUTE OR OTHERWISE, IS EXCLUDED. Articles 192 – 196 and Art. 197 – 209 of the Swiss Code of Obligations (warranty with regard to title transfer and against defects of the purchase object) are explicitly excluded and do not apply.

5.2      Buyer shall inspect the Product supplied under this Contract immediately after delivery. If any of the supplied Product is rejected because of nonconformity to specifications, Buyer shall have the right to return it to Seller only after inspection by Seller and receipt of definite shipping instructions from Seller, such inspection to be made and instructions to be given by Seller within thirty (30) days after written notice of rejection by Buyer. Either, (1) failure to give written notice of any claim within thirty (30) days from the date of delivery or, (2) use of the Product supplied under this Contract, constitutes an

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unqualified acceptance of such Product by Buyer and a waiver by Buyer of all claims against Seller in respect of such Product. In case after inspection Seller decides that Buyer has a right to return the Product because of its non-conformity to specifications, Seller has the right to choose between remediation of the non-conformity of the originally delivered Product or delivery of a new Product to Buyer.

5.3     In the event of any liability by either party whether arising from breach of contract or from statutes it is agreed that the maximum amount of damages recoverable shall be limited to the contract price for the Product with respect to which damages are claimed. In no event shall either Seller or Buyer be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Contract.

6.       Price and Terms

6.1     Seller may change the previously agreed price, terms and conditions of payment or of transportation, or the minimum requirement per shipment at any time, by fifteen (15) days prior written notice to Buyer. Buyer's failure to make written objection to the change prior to the effective date shall be considered acceptance. If Buyer objects within the 15 day period, Seller shall have the option (a) to continue to supply on the terms and conditions in effect prior to the announced change, or (b) to cancel the affected Product quantities immediately and shall advise Buyer accordingly within fifteen (15) days from receipt of Buyer's written objection.

6.2    Seller reserves the right by written notice given at any time before shipment to increase the price under this Contract if there is any increase in the price or cost of the Product to Seller by virtue of foreign exchange fluctuations, currency regulations, changes in duties or taxes, increase in the cost of raw materials, labour or transport or any other causes beyond the control of Seller. If Buyer is of the opinion that any such increase in price is unreasonable, it may object to such increase by written notice given within fifteen (15) days of the date of receipt of Seller's notice; Seller shall then have the option to continue to supply Buyer at the price currently in effect if willing to do so or to cancel the Contract immediately in writing.

7.        Title

7.1     If Products are delivered to destinations in Switzerland or to other destinations where reservation of title of goods is not permissible, title to the Products shall pass at the same time as the risk of loss passes to Buyer.

7.2     If Products are delivered to destinations outside of Switzerland and if permissible under the laws of the country of destination, title to the Product shall remain with Seller until payment in full has been received by Seller. Until the title to the Product has transferred

(a)       the Product shall so far as practicable be kept separate from other goods on the premises of Buyer so as to be readily identifiable as goods of Seller and

(b)       Buyer shall be entitled to resell the Product in the ordinary course of business or to use the Product in any process provided that such liberty shall be deemed automatically terminated without the need for notice if Buyer shall fail to make any payment when it becomes due, or shall default in due performance or observance of any other obligation under this Contract, or shall enter into or apply for liquidation or receivership. Seller may then by notice in writing to Buyer terminate the Contract. Upon such termination Seller shall be entitled to enter upon Buyer's premises in order to remove any of the Product to which Seller has retained title and for this purpose Buyer shall afford Seller all reasonable assistance to locate and take possession of the Product.

7.3      Upon termination of Buyer's liberty to resell or use the Product it shall promptly place the Product at Seller's disposal and Seller shall be entitled to enter upon Buyer's premises for the purpose of removing the Product.

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7.4     For the purpose of the foregoing paragraphs of this Condition and in the absence of evidence to the contrary Product supplied by Seller to Buyer at any time shall be deemed to have been resold, used or processed in the order in which Product was supplied. Nothing herein shall give Buyer the right to return the Product to Seller.

8.       Schedule of Deliveries

Buyer shall schedule deliveries of the Product uniformly throughout the calendar year. Not more than ten percent (10%) of the annual quantity of the Product shall be scheduled for delivery in any calendar month, except with Seller's prior written consent.

9.       Transportation

Where the price provides for absorption by Seller of any portion of the freight charges or where Seller provides the transportation equipment at its cost, Seller shall have the right to select the means of transportation. Where the price provides for payment by Buyer of any portion of the freight charges, the freight charges will be those in effect at the date of shipment.

10.     Delivery Equipment

During the time that Seller's delivery equipment is in the possession of Buyer, Buyer shall be liable to Seller for damages or destruction of such equipment attributable to Buyer. All repairs to equipment shall be made under the supervision or direction of Seller.

11.     Force Majeure

In the event of accident, mechanical breakdown of facilities, fire, flood, strike, labour trouble, riot, revolt, war, acts of governmental authority, acts of God, or contingencies beyond the reasonable control of the party affected interfering with the performance of this Contract the quantity of Product provided for in this Contract shall be reduced by the amount so affected without liability but the Contract shall otherwise remain unchanged. The decision of the party affected as to the quantities of Product affected shall be final and binding.

12.     Governmental Controls

If the price, freight allowance or terms of payment or any price increase or change in freight allowance or terms of payment under this Contract or Seller's ability to make any such increase or change, should be altered or prohibited by reason of any law, government decree, order or regulation, Seller may cancel this Contract upon fifteen (15) days written notice. However, at its option Seller may by written notice elect to postpone the effective date of any price increase or proposed change to the extent so prevented until such date or dates as it is not so prevented. By electing to postpone rather than cancel, Seller will not waive its right to cancel thereafter because of such continued or further alterations or prohibitions.

13.      Non-performance

13.1    If Buyer fails to perform any of the terms of this Contract when due, Seller may, at its option, decline to make further deliveries against this Contract except for cash, or may recall or defer shipments until such default is made good, or may treat such default as final refusal to accept further shipments and cancel this Contract.

13.2   Seller reserves the right, without prejudice to Buyer's liability to pay on the due date, to charge interest on any overdue balance at a rate of LIBOR plus 5% Such rights are in addition and without prejudice to any other rights Seller may have under this Contract.

14.      Performance by Affiliates

At Seller's option, any Contract obligation may be performed by TRINSEO Europe GmbH, Horgen, Switzerland, or any of its Affiliates. "Affiliates" means any entity that directly or indirectly, through one or more intermediates, now or hereafter, controls or is controlled by,

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or is under common control with TRINSEO Europe GmbH or any entity controlling Trinseo Europe GmbH. For the purposes herein, the term "control" (including the terms "controls", "controlled by", and "under common control with") means the possession, direct or indirect of at least 50% of the ownership. Any deliveries made under this Section 14 may be invoiced by such Affiliate and shall constitute performance of this Contract by Seller.

15.      Assignment/Transfer

Save in relation to a transfer and/or assignment of this Contract or any rights and/or obligations hereunder (and any information relating hereto) in connection with (i) a securitization, factoring or alike financial transaction, or (ii) the sale, divestment and/or reorganization of all or part of the business to which this Contract relates, in each case by Seller, this Contract is neither transferable nor assignable by either party without the other party's prior written consent except that Buyer hereby consents to Seller's potential future assignment of (a) some or all of Seller's obligations hereunder to an Affiliate, or (b) this Contract including all of the Seller's rights and obligations to an Affiliate.

16.      Non-waiver

Failure to exercise any rights under this Contract upon any occasion shall not waive the right to exercise the same on another occasion.

17.      Severability of Provisions

If any provision of this Contract should be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the parties to this Contract to achieve the intended economic result in a legally valid and effective manner.

18.      Applicable Law and Venue

This Contract shall be governed by and construed in accordance with the laws of Switzerland excluding its conflict of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Contract.

Exclusive venue for all disputes arising from the Contract and any sales contract concluded hereunder shall be Zurich, Switzerland. The Seller shall also be entitled, however, to take legal action before the competent court having jurisdiction for the Buyer's registered office.

19.      Controlling Terms & Amendments

By ordering any of the Product detailed in this Contract, Buyer agrees to all the terms and conditions set forth herein which override any additional or different terms or conditions included in Buyer's purchase order or referred to by Buyer. Any amendments or additions to this Contract shall be valid only if in writing and signed by both parties.

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PART B

GERMAN DOCUMENTATION

STYRON Allgemeine VerkaufS- und Lieferbedingungen

I.        Geltungsbereich

1. Unsere Verkäufe, Lieferungen und Leistungen (im Folgenden einheitlich: „Lieferungen“) erfolgen nur nach Maßgabe der nachstehenden Bedingungen. Sie finden Anwendung gegenüber Unternehmern, juristischen Personen des öffentlichen Rechts und öffentlich-rechtlichen Sondervermögen (Käufer). Der Käufer erklärt sich durch deren widerspruchslose Entgegennahme mit ihrer ausschließlichen Geltung für die jeweilige Lieferung sowie für alle Folgegeschäfte einverstanden. Entgegenstehende oder von unseren Bedingungen abweichende Bedingungen des Käufers erkennen wir nicht an, es sei denn, wir hätten ihrer Geltung ausdrücklich schriftlich zugestimmt. Unsere Bedingungen gelten auch dann, wenn wir in Kenntnis entgegenstehender oder von unseren Bedingungen abweichender Bedingungen des Käufers die Lieferung an den Käufer vorbehaltlos ausführen.

2. Wir behalten uns vor, unsere Allgemeinen Verkaufsbedingungen von Zeit zu Zeit zu ändern. Der Käufer erklärt sein Einverständnis mit der ausschließlichen Geltung der geänderten Bedingungen, wenn er nicht innerhalb einer Woche nach Zugang bei ihm der Geltung schriftlich widerspricht und er von uns anlässlich der Bekanntgabe der geänderten Bedingungen auf die Bedeutung seines Verhaltens besonders hingewiesen wurde.

II.       Angebot, Muster, Garantien, Vertragsschluss

1. Unsere Angebote sind bezüglich Preis, Menge, Lieferfrist und Liefermöglichkeit freibleibend. Angebote können nur binnen 30 Tagen angenommen werden.

2. Die in Datenblättern, Broschüren und anderem Werbe- und Informationsmaterial enthaltenen Informationen und Daten dienen nur als Richtschnur und werden nur dann verbindlicher Vertragsinhalt, wenn wir dem ausdrücklich schriftlich zugestimmt haben.

3. Eigenschaften von Mustern und Proben sind nur dann verbindlich, wenn dies ausdrücklich vereinbart wurde.

4. Beschaffenheits- und Haltbarkeitsangaben gelten nur dann als Garantien, wenn sie ausdrücklich als solche bezeichnet werden. Dasselbe gilt für die Übernahme eines Beschaffungsrisikos.

5. Der Vertrag ist erst dann für uns verbindlich, wenn wir die Auftragsbestätigung schriftlich erteilen. Mündliche Abreden bedürfen der schriftlichen Bestätigung durch uns.

III.     Preise, Zahlung, Verzug, Beendigung bei Insolvenzantrag

1. Die Preise verstehen sich ausschließlich gesetzlicher Mehrwertsteuer, äußerer Verpackung und Versandkosten (ab Werk).

2. Alle Preise beruhen auf den Kostenfaktoren im Zeitpunkt des Vertragsschlusses bzw. der Auftragsbestätigung. Treten danach wesentliche Erhöhungen der Kosten für Rohstoffe, Energie, Frachten oder Verpackungsmaterial bei uns oder unserem Lieferanten ein und führen diese zu einer wesentlichen Erhöhung unserer Einkaufspreise oder Selbstkosten, so sind wir berechtigt, unverzüglich mit dem Käufer Verhandlungen über eine Preisanpassung zu verlangen. Kommt innerhalb angemessener Frist eine Übereinkunft nicht zustande, so sind wir bezüglich noch ausstehender Lieferungen von unserer Lieferpflicht entbunden.

3. Unsere Rechnungen sind innerhalb der vereinbarten Zahlungsfrist zu bezahlen, spätestens 30 Tage ab Rechnungsdatum .

Maßgebend für die Einhaltung von Zahlungsfristen ist der Eingang der Zahlung auf unseren Konten. Schecks werden nur zahlungshalber angenommen. Anfallende Spesen gehen zu Lasten des Käufers.

4. Bei Zahlungsverzug werden Zinsen in Höhe von 8 Prozentpunkten jährlich über dem jeweiligen Basiszinssatz (§ 247 BGB) fällig. Der Nachweis eines weitergehenden Verzugsschadens bleibt vorbehalten.

5. Wir sind zur Erfüllung des Vertrages solange nicht verpflichtet, wie der Käufer seinen Pflichten auch aus anderen Verträgen mit uns nicht vereinbarungsgemäß nachkommt, insbesondere fällige Rechnungen nicht bezahlt.

6. Der Käufer kann nur mit solchen Ansprüchen aufrechnen oder ihretwegen die Zahlung zurückhalten, die schriftlich unbestritten oder rechtskräftig festgestellt sind.

7. Wir sind berechtigt, ausstehende Lieferungen nur gegen Vorkasse durchzuführen oder von der Stellung einer Sicherheit abhängig zu machen, wenn der Käufer mit vereinbarten Zahlungszielen auch nach Ablauf einer angemessenen Nachfrist in Verzug ist oder Umstände vorliegen, die bei Anlegung banküblicher Maßstäbe Zweifel an der Zahlungsfähigkeit des Käufers begründen. In diesen Fällen sind wir darüber hinaus berechtigt, alle Forderungen gegen den Käufer aus der Geschäftsverbindung sofort fällig zu stellen.

8. Dieser Kaufvertrag endet automatisch, wenn ein Antrag auf Eröffnung eines Insolvenzverfahrens über das Vermögen des Käufers ge stellt wird und das zuständige Insolvenzgericht daraufhin Sicherungsmaßnahmen gemäß §§ 21, 22 InsO anordnet.

IV.      Lieferung und Lieferzeiten, Verpackung, Gefahrübergang

1. Für Art und Umfang der Lieferung ist unsere schriftliche Auftragsbestätigung maßgebend. Wir sind zu Teillieferungen berechtigt, soweit sie für den Käufer zumutbar sind.

2. Lieferfristen gelten nur annähernd, sofern sie nicht ausdrücklich schriftlich als verbindlich zugesagt wurden. Die Lieferzeit beginnt mit der Absendung unserer Auftragsbestätigung, jedoch nicht vor Klärung aller für die Durchführung des Vertrages wesentlichen Fragen im Zusammenhang mit vom Käufer vorzunehmenden Handlungen. Insbesondere beginnt die Lieferzeit nicht, bevor wir vom Käufer oder dessen Vertreter alle für die Lieferung benötigten Informationen erhalten bzw. bevor der Käufer nachweist, dass er, soweit erforderlich, vertragsgemäß ein Akkreditiv eröffnet oder eine Vorauszahlung bzw. Sicherheit geleistet hat.

3. Die Lieferfrist ist eingehalten, wenn bis zu ihrem Ablauf der Leistungsgegenstand unser Werk verlassen hat oder unsere Lieferbereitschaft mitgeteilt ist.

4. Alle Fälle von höherer Gewalt, Streik, Aussperrung, unzureichender Material-, Rohstoff- oder Energieversorgung, Mangel an Transportmöglichkeiten und andere ähnliche Ereignisse oder Ursachen außerhalb unseres Einwirkungsbereiches entbinden uns für die Zeitdauer und den Umfang solcher Hindernisse von unserer Verpflichtung zur Erfüllung des Vertrages. Dies gilt auch, wenn diese Umstände bei unseren Zulieferern eintreten. Die vorbezeichneten Umstände sind auch dann von uns nicht zu vertreten, wenn sie während eines bereits vorliegenden Verzuges eintreten. Beginn und Ende solcher Hinderungsgründe teilen wir dem Käufer baldmöglichst schriftlich mit.

5. Falls Lieferung einer Gesamtmenge in mehreren Abrufen vereinbart ist, hat der Käufer die Einzellieferungen gleichmäßig über das Kalenderjahr zu verteilen. Falls in einem Kalendermonat mehr als 10% des jährlichen Lieferumfangs abgerufen werden soll, bedarf dies unserer vorherigen, schriftlichen Zustimmung.

6. Wir bestimmen die Art der Verpackung und des Versands.

7. Die Gefahr geht spätestens mit der Absendung des Leistungsgegenstandes auf den Käufer über, und zwar auch dann, wenn wir zusätzliche Leistungen wie Verladung, Transport oder Entladung übernommen haben. Verzögert sich die Lieferung infolge von Umständen, die der Käufer zu vertreten hat, geht die Preisgefahr am Tag der Mitteilung der Lieferbereitschaft auf ihn über. Auf Verlangen des Käufers versichern wir die jeweilige Sendung auf seine Kosten gegen Diebstahl, Bruch-, Transport-, Feuer- und Wasserschäden.

8. Beanstandungen wegen Transportverzögerungen, Fehlmeldungen oder Transportschäden hat der Käufer unverzüglich gegenüber unserem Spediteur und Frachtführer geltend zu machen und uns dies unverzüglich mitzuteilen.

9. Wir sind auch nicht verpflichtet, auf Geheiß des Käufers an Dritte zu liefern.

V.       Mängelansprüche, Pflichten des Käufers bei Mängelanzeige durch seine Kunden, Aufwendungsersatz, Haftung

1. Mängelansprüche des Käufers setzen voraus, dass er seinen gesetzlichen Untersuchungs- und Rügepflichten ordnungsgemäß nachgekommen ist. Bei offensichtlicher Mangelhaftigkeit oder Unvollständigkeit der Ware sind uns die Beanstandungen innerhalb von 2 Wochen nach Ankunft der Lieferung am Bestimmungsort schriftlich unter genauer Bezeichnung des Fehlers und der Auftrags- bzw. Rechnungsnummer anzuzeigen. Auf unsere Aufforderung sind die auf Lieferung bezogenen Dokumente, Muster, und/oder die fehlerhafte Ware an uns zurückzusenden. Ansprüche des Käufers wegen Mangelhaftigkeit oder Unvollständigkeit der Lieferung sind ausgeschlossen, wenn er dieser Verpflichtung nicht nachkommt.

2. Sollte die Ware Mängel aufweisen, können wir nach unserer Wahl als Nacherfüllung die Mängel beseitigen oder mangelfreien Ersatz leisten. Erst wenn dies wiederholt fehlgeschlagen oder unzumutbar sein sollte und es sich nicht nur um unerhebliche Mängel handelt, ist der Käufer nach Maßgabe der gesetzlichen Vorschriften zum Rücktritt oder zur Minderung berechtigt. § 478 BGB bleibt unberührt. Schadensersatzansprüche stehen dem Käufer nach Maßgabe von Ziffer V.6. zu.

Hinsichtlich etwaiger Ersatzlieferungen und Nachbesserungsarbeiten gilt eine Verjährungsfrist von 3 Monaten ab Ablieferung bzw. Ausführung, die aber mindestens bis zum Ablauf der Verjährungsfrist für Mängelansprüche unserer ursprünglichen Leistung läuft (vgl. Ziffer V.9.).

3. Der Käufer hat uns unverzüglich über jede Mängelanzeige seines Kunden in Bezug auf unsere Liefergegenstände zu informieren. Kommt der Käufer dieser Verpflichtung nicht nach, hat er keine Mängelansprüche gegen uns, auch keinen Aufwendungsersatzanspruch gemäß § 478 BGB. Der Käufer hat zudem Beweise in geeigneter Form zu sichern und uns auf Verlangen Gelegenheit zur Überprüfung zu geben.

4. Nicht von uns vorab autorisierte Werbeaussagen des Käufers in seinen Werbematerialien oder gegenüber seinen Kunden begründen keine Mängelansprüche gegen uns.

5.       Mängelansprüche bestehen nicht bei nur unerheblicher Abweichung von der vereinbarten Beschaffenheit und/ oder bei nur unerheblicher Beeinträchtigung der Brauchbarkeit. Wir haften nicht für die Eignung der Ware für die vom Käufer beabsichtigten Zwecke, es sei denn, der beabsichtigte Zweck ist schriftlicher Vertragsinhalt.

6.       Wir haften unbeschränkt nach dem Produkthaftungsgesetz, in Fällen der ausdrücklichen Übernahme einer Garantie oder eines Beschaffungsrisikos sowie wegen vorsätzlicher oder grob fahrlässiger Pflichtverletzungen. Ebenso haften wir unbeschränkt bei vorsätzlicher oder fahrlässiger Verletzung des Lebens, des Körpers oder der Gesundheit. Für leicht fahrlässig verursachte Sach- und Vermögensschäden haften wir nur im Falle der Verletzung solcher Pflichten, deren Erfüllung die ordnungsgemäße Durchführung des Vertrags überhaupt erst ermöglicht und auf deren Erfüllung der Käufer in besonderem Maße vertrauen darf („wesentliche Vertragspflichten), jedoch begrenzt auf den bei Vertragsschluss voraussehbaren, vertragstypischen Schaden.

7.       Ansprüche auf Ersatz von Schäden aller Art, die infolge unsachgemäßer Behandlung, Veränderung, Montage und/oder Bedienung der Liefergegenstände oder durch fehlerhafte Beratung oder Einweisung durch den Käufer entstehen, sind ausgeschlossen, es sei denn, wir haben sie zu vertreten. Zudem trägt der Käufer die volle Verantwortung für die Verwendung eines auf seinen Wunsch auf der Ware erscheinenden Designs, Warenzeichens oder Handelsnamens.

8.       Ist der Käufer berechtigt, Schadensersatz statt der Leistung zu verlangen oder vom Vertrag zurückzutreten, so muss er sich auf unser Verlangen binnen angemessener Frist erklären, ob und wie er von diesen Rechten Gebrauch machen wird. Erklärt er sich nicht fristgerecht oder besteht er auf der Leistung, ist er zur Ausübung dieser Rechte erst nach fruchtlosem Ablauf einer weiteren angemessenen Nachfrist berechtigt.

9.       Ansprüche wegen Mängeln verjähren in 12 Monaten ab Gefahrübergang. Für Rechtsmängel gilt Entsprechendes. Bei vorsätzlichen Pflichtverletzungen, bei Ansprüchen aus unerlaubter Handlung, beim Fehlen garantierter Eigenschaften, bei Übernahme von Beschaffungsrisiken sowie bei Verletzung von Personen gelten die gesetzlichen Verjährungsfristen. Ist die Leistung für ein Bauwerk bestimmt und hat sie dessen Mangelhaftigkeit verursacht, beträgt die Verjährungsfrist für Mängelansprüche 5 Jahre. §§ 438 Abs. 3, 479 und 634 a Abs. 3 BGB bleiben unberührt.

10.     Falls dem Käufer wegen einer von uns zu vertretenden Verzögerung ein Schaden entsteht, kann er für jede volle Woche der Verzögerung 0,5%, insgesamt aber höchstens 5% vom Rechnungspreis desjenigen Teils der Leistung verlangen, der infolge der Verspätung nicht rechtzeitig oder nicht vertragsgemäß benutzt werden kann.

11.     Eine weitergehende Haftung auf Schadensersatz als in den vorstehenden Absätzen dieser Ziffer V. vorgesehen, ist - ohne Rücksicht auf die Rechtsnatur des geltend gemachten Anspruchs - ausgeschlossen.

12.     Die vorstehenden Haftungsbeschränkungen gelten nach Grund und Höhe auch zugunsten unserer gesetzlichen Vertreter, Mitarbeiter und sonstigen Erfüllungs- und/oder Verrichtungsgehilfen.

VI.     Eigentumsvorbehalt

1. Wir behalten uns das Eigentum an allen gelieferten Waren vor, bis der Käufer sämtliche derzeitigen und künftigen Verpflichtungen aus der Geschäftsverbindung mit uns vollständig erfüllt hat. Dies gilt auch dann, wenn Zahlungen auf besonders bezeichnete Forderungen geleistet werden. Bei laufender Rechnung gilt die Vorbehaltsware als Sicherheit für die Saldoforderung.

2. Be- und Verarbeitung der Vorbehaltsware erfolgen für uns als Hersteller im Sinne des § 950 BGB, ohne uns zu verpflichten. Die be-/verarbeitete Ware gilt als Vorbehaltsware im Sinne dieser Bedingungen. Wird die Vorbehaltsware mit anderen, uns nicht gehörenden Gegenständen verarbeitet oder untrennbar vermengt/verbunden, so erwerben wir das Miteigentum an der neuen Sache im Verhältnis des Rechnungswertes der Vorbehaltsware zum Rechnungswert der anderen verwendeten Gegenstände zum Zeitpunkt der Verarbeitung oder Vermengung/Verbindung. Wird die Vorbehaltsware mit anderen, uns nicht gehörenden Gegenständen zu einer einheitlichen Sache verbunden oder untrennbar vermengt und ist diese Sache als Hauptsache anzusehen, so überträgt uns der Käufer hiermit anteilmäßig Miteigentum, soweit die Hauptsache ihm gehört. Der Käufer verwahrt das so entstandene Eigentum unentgeltlich für uns mit.

3. Der Käufer ist bis zu unserem Widerruf, der jederzeit und ohne besondere Begründung zulässig ist, berechtigt, die Vorbehaltsware im ordentlichen Geschäftsgang weiterzuveräußern, weiterzuverarbeiten oder umzubilden. Als Weiterveräußerung in diesem Sinne gilt auch der Einbau in Grund und Boden oder in mit Gebäuden verbundene Anlagen oder die Verwendung zur Erfüllung sonstiger Verträge.

Der Käufer tritt uns für den Fall der Weiterveräußerung bereits hiermit seine aus einer solchen Veräußerung entstehende Kaufpreisforderung gegen den Kunden ab. Wird die Vorbehaltsware vom Käufer zusammen mit anderen, nicht von uns gelieferten Sachen veräußert, so gilt die Abtretung nur in Höhe der in unserer Rechnung genannten Werte der jeweils veräußerten Vorbehaltsware. Bei der Weiterveräußerung von Gegenständen, an denen wir gemäß Ziffer VI.2. Miteigentumsanteile haben, gilt die Abtretung in Höhe dieser Miteigentumsanteile. Die abgetretenen Forderungen dienen in demselben Umfang zur Sicherheit wie die Vorbehaltsware.

Wird die abgetretene Forderung in eine laufende Rechnung aufgenommen, so tritt der Käufer bereits jetzt einen der Höhe nach dieser Forderung entsprechenden Saldo aus dem Kontokorrent an uns ab.

Der Käufer ist bis zu unserem Widerruf, der jederzeit und ohne besondere Begründung zulässig ist, berechtigt, die uns abgetretene Forderung einzuziehen. Er ist auf unser Verlangen verpflichtet, seinen Kunden die Vorausabtretung an uns anzuzeigen und uns die zur Geltendmachung der Forderung erforderlichen Auskünfte und Unterlagen zur Verfügung zu stellen.

4. Übersteigt der Wert der für uns bestehenden Sicherheiten unsere Forderungen insgesamt um mehr als 10%, geben wir auf Verlangen des Käufers entsprechende Sicherheiten nach unserer Wahl frei.

5. Zu anderen Verfügungen über die Vorbehaltsware (Verpfändungen, Sicherungsübereignungen) oder anderen Abtretungen der in Ziffer VI.3. genannten Forderungen ist der Käufer nicht berechtigt. Im Falle von Pfändungen oder Beschlagnahmen der Vorbehaltsware hat der Käufer auf unser Eigentum hinzuweisen und uns unverzüglich zu informieren.

6. Der Käufer ist verpflichtet, die Vorbehaltsware gegen alle üblichen Risiken, insbesondere gegen Feuer, Einbruchs- und Wassergefahren auf eigene Kosten angemessen zu versichern, sie pfleglich zu behandeln und sie ordnungsgemäß zu lagern.

7. Ist der Käufer mit der Zahlung von mindestens zwei Kaufpreisraten ganz oder teilweise in Zahlungsverzug, sind wir nach erfolglosem Ablauf einer von uns gesetzten Nachfrist auch dann zur Rücknahme der Vorbehaltsware berechtigt, wenn wir nicht vom Vertrag zurückgetreten sind.

VII.    Leistung durch verbundene Unternehmen

Auf unser Verlangen kann jede unserer vertraglichen Verpflichtungen durch ein anderes Unternehmen des Konzerns Trinseo S.A. (Luxemburg) erfüllt werden. Die berechtigten Interessen des Käufers sind dabei angemessen zu berücksichtigen. Solange die Leistung gleichwertig ist, gelten die betreffenden vertraglichen Verpflichtungen als erfüllt.

VIII.  Beachtung von Sicherheits- und sonstigen Vorschriften

1. Soweit im Einzelfall nicht abweichend vereinbart, ist der Käufer für die Beachtung gesetzlicher und behördlicher Vorschriften sowie anerkannter Praktiken bezüglich Einfuhr, Transport, Lagerung, Handhabung, Verwendung und Entsorgung der Ware verantwortlich.

2. Der Käufer ist zudem verpflichtet,

•      sich mit allen von uns gestellten Produktinformationen einschließlich Material Safety Data Sheet (MSDS) vertraut zu machen,

•      seinen Mitarbeitern, Auftragnehmern, Agenturen und Kunden ausreichende Anweisungen zum Umgang mit den Produkten zu erteilen,

•      geeignete Maßnahmen zur Verhütung von schädlichen Umwelteinwirkungen und anderen Gefahren für Personen oder Vermögenswerte durch unsere Ware zu treffen.

3. Verletzt der Käufer die in Ziffer VIII.1. und 2. genannten Pflichten nicht unerheblich, sind wir berechtigt, nach vorheriger Abmahnung vom Vertrag zurückzutreten.

4. Der Käufer haftet gegenüber uns für alle Schäden, die infolge der Missachtung der Sicherheitsvorschriften durch ihn entstehen und stellt uns von entsprechenden Inanspruchnahmen Dritter frei.

IX.     Übertragung von Rechten, Markenbenutzung

1. Die Übertragung der Rechte des Käufers aus der Vertragsbeziehung ist nur mit unserer vorherigen, schriftlichen Zustimmung zulässig.

2. Der Käufer darf die für uns geschützten Marken in seiner Werbung nur mit unserem zuvor erteilten Einverständnis, nach unseren Vorgaben, in der Originalgestaltung und nur für unveränderte Originalwaren nutzen. Unser Einverständnis kann jederzeit widerrufen werden. Für die Ausgestaltung seiner Werbung trägt der Käufer die alleinige Verantwortung.

X.      Vertraulichkeit, Vertragsstrafe, Datenschutz

1. Der Käufer hat die ihm im Rahmen der Vertragsbeziehung offenbarten Geschäfts- und Betriebsgeheimnisse, insbesondere die mit ihm vereinbarten Preise, streng vertraulich zu behandeln. Er wird sie Dritten nur nach unserer vorherigen schriftlichen Zustimmung mitteilen. Der Käufer hat seine Mitarbeiter auf diese Vertraulichkeitsverpflichtung hinzuweisen. Für jeden Fall einer Verletzung dieser Ziffer X. hat der Käufer eine Vertragsstrafe in Höhe von € 10.000,-- zu zahlen.

2. Wir sind berechtigt, die im Zusammenhang mit der Geschäftsbeziehung erhaltenen Daten unter Beachtung der gesetzlichen Vorgaben zu verarbeiten, zu speichern oder zu übermitteln, soweit dies für den Vertragszweck oder zur Wahrung unserer berechtigten Interessen erforderlich ist und kein Grund zur Annahme besteht, dass ein überwiegendes, schutzwürdiges Interesse des Käufers dies verbietet.

3. In diesem Zusammenhang können wir Ihre persönlichen Daten innerhalb unserer weltweit tätigen Unternehmensgruppe sowohl an mit uns verbundenen Unternehmen als auch an im In- und Ausland ansässige Dritte, die für uns Dienstleistungen erbringen, übermitteln. In einigen Ländern gelten möglicherweise weniger strenge Datenschutzbestimmungen für Ihre persönlichen Daten. Wir treffen mit Dritten entsprechende vertragliche Vereinbarungen, die diese verpflichten, die datenschutzrechtlichen Erfordernisse zu beachten, soweit dies geboten ist.

XI.     Rechtswahl, Gerichtsstand

1. Es gilt ausnahmslos das für die Rechtsbeziehungen inländischer Vertragspartner maßgebliche Recht der Bundesrepublik Deutschland; die Anwendung des UN-Kaufrechtsübereinkommens vom 11.4.1980 wird ausgeschlossen.

2. Für alle sich aus dem Vertragsverhältnis ergebenden Streitigkeiten ist, wenn der Käufer Kaufmann, eine juristische Person des öffentlichen Rechts oder ein öffentlich-rechtliches Sondervermögen ist oder im Inland keinen allgemeinen Gerichtsstand hat, als Gerichtsstand Frankfurt am Main vereinbart. Wir sind aber berechtigt, den Käufer auch an seinem allgemeinen Gerichtsstand zu verklagen.

PART C
DUTCH DOCUMENTATION

ORDER ACKNOWLEDGEMENT

Styron Netherlands B.V. HERBERT H.Dowweg 5 P.O. BOX 48 4530 AA TERNEUZEN THE NETHERLANDS	Styron order number / No. de commande Styron / Styron [ILLEGIBLE]	Order Date

	03027570	05 NOV 2012

Customer order number / Votre Référence/Best[ILLEGIBLE]	Styron Order entry contact / Votre [ILLEGIBLE] Styron / Styron [ILLEGIBLE]
4500200878	MARION VON GILSA / +49–6196–9693131

Sold To / [ILLEGIBLE] / [ILLEGIBLE]	Ship to / Adresse [ILLEGIBLE] / [ILLEGIBLE]
ICL-IP TERNEUZEN BV	ICL-IP TERNEUZEN BV
FRANKRIJKUEG 6	FRANKRIJKWEG 6
4538 BJ TERNEUZEN	4538 BJ TERNEUZEN

Delivery terms / Conditions [ILLEGIBLE] / [ILLEGIBLE]	Means of transport / Moyen de transport / Transportmitted
DDP / TERNEUZEN	SILOTRUCK

Payment terms / Conditions deréglement / [ILLEGIBLE]	Currency / [ILLEGIBLE] / [ILLEGIBLE]
10 DAYS AFTER DATE OF INVOICE LESS 2.0% – DIRECT DEBIT	EURO

Item Pos.	Quantity & description / Quantité & [ILLEGIBLE] / [ILLEGIBLE] & [ILLEGIBLE]	Gross & Net [ILLEGIBLE] / [ILLEGIBLE] [ILLEGIBLE] & net / Brutto & Netto- Menge	Price per unit / [ILLEGIBLE] / [ILLEGIBLE] per [ILLEGIBLE]	Delivery date / Date [ILLEGIBLE] / [ILLEGIBLE]
01	1.922 KILOS	1.922 KG		31 OKI 2012
	x 0,001 TONNEN	1,922 MT	1.907,29
	Acrylonitrile - ST		EUR/MT

WE THANK YOU FOR THIS ORDER WHICH IS ACCEPTED SUBJECT TO OUR GENERAL TERMS AND CONDITIONS.

NOUS VOUS REMERCIONS DE VOTRE COMMANDE QUE NOUS ACCEPTONS SELON NOS CONDITIONS GENERALES DE VENTE.

WIR DANKEN IHNEN FUER IHREN AUFTRAG, DEN WIR GEMAESS UNSEREN ALLGEMEINEN GESCHAEFTSBEDINGUNGEN ENTGEGENNEHMEN.

GENERAL TERMS AND CONDITIONS

1.    Interpretation of Trade Terms

Trade terms shall be interpreted in accordance with Incoterms 2000. Title shall pass to Buyer at the same time as the risks of loss or damage under Incoterms 2000. If this Sales Contract does not specify trade terms as defined in Incoterms 2000, title and risk of loss shall pass to Buyer upon delivery into the custody of the carrier.

2.    Seller's Commitments

2.1.   Seller undertakes that the Product will at the time of delivery meet Seller's then current Sales Specifications. Seller will notify Buyer if Sales Specifications are changed. All descriptions, drawings, photographs, illustrations, performance and technical data, dimensions, weights and the like, contained in any promotional or technical literature issued by Seller are subject to variation without notice and are not designed to constitute Sales Specifications.

2.2.   Seller will supply Buyer with current Material Safety Data Sheets (MSDS) regarding the Product.

2.3.   Seller will convey the Product with good title, free from any lawful lien or encumbrance.

3.    Responsible Practices

3.1.   Buyer will (i) familiarise itself with any product literature or information Seller provides under Seller’s product stewardship program, including MSDS, (ii) follow safe handling, use, selling, storage, transportation and disposal practices, including special practices as Buyer’s use of the Product requires and instruct its employees, contractors, agents and customers in these practices and (iii) take appropriate action to avoid spills or other dangers to persons, property or the environment. Seller may cancel this Contract on 15 days notice if Buyer fails to comply with any of its commitments under this subsection.

3.2.   Notwithstanding the provisions of Section 5 hereof, Buyer will indemnify Seller for all claims, damages and related costs, including reasonable attorney fees, arising out of Buyer's non-compliance with any of its commitments under Section 3.1 above.

4.    Patents/Trademarks

Seller warrants only that the manufacture of the Product covered by this Contract does not infringe any Letters Patent of the country of manufacture. Buyer assumes all responsibility for use of any design, trademark, trade name, or part thereof, appearing on the Product at Buyer's request.

5.    Warranty/Liability

5.1.   The commitments set out in Sections 2 and 4 above are Seller's sole warranties in respect of the Product. ANY OTHER CONDITION OR WARRANTY AS TO THE QUALITY OF THE PRODUCT SUPPLIED UNDER THIS CONTRACT OR FITNESS FOR ANY PARTICULAR PURPOSE WHETHER ARISING UNDER STATUTE OR OTHERWISE, IS EXCLUDED.

5.2.   Buyer shall inspect the Product supplied under this Contract immediately after delivery. If any of the supplied Product is rejected because of non-conformity to specifications, Buyer shall have the right to return it to Seller only after inspection by Seller and receipt of definite shipping instructions from Seller, such inspection to be made and instructions to be given by Seller within thirty (30) days after notice of rejection by Buyer. Either (1) failure to give written notice of any claim within thirty (30) days from the date of delivery, or (2) use of the Product supplied under this Contract, constitutes an unqualified acceptance of such Product by Buyer and a waiver by Buyer of all claims in respect of such Product.

5.3.   In the event of any liability by either party whether arising from breach of contract or from statutes it is agreed that the maximum amount of damages recoverable shall be limited to the contract price for the Product with respect to which damages are claimed. In no event shall either Seller or Buyer be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Contract.

6.    Price and Terms

6.1.   Seller may change the previously agreed price, terms and conditions of payment or of transportation, or the minimum requirement per shipment at any time, by fifteen (15) days prior written notice to Buyer. Buyer's failure to make written objection to the change prior to the effective date shall be considered acceptance. If Buyer objects within the fifteen (15) day period, Seller shall have the option (a) to continue to supply on the terms and conditions in effect prior to the announced change, or (b) to cancel the affected Product quantities immediately and shall advise Buyer accordingly within fifteen (15) days from receipt of Buyer's written objection.

6.2.   Seller reserves the right by written notice given at any time before shipment, to increase the price under this Contract, if there is any increase in the price or cost of the Product to Seller by virtue of foreign exchange fluctuations, currency regulations, changes in duties or taxes, increase in the cost of raw materials, labor or transport or any other causes beyond the control of Seller. If Buyer is of the opinion that any such increase in price is unreasonable, it may object to such increase by written notice given within fifteen (15) days of the date of receipt of Seller's notice; Seller shall then have the option to continue to supply Buyer at the price currently in effect, if willing to do so or to cancel the Contract immediately upon notice to Buyer in writing.

7.    Schedule of Deliveries

Buyer shall schedule deliveries of the Product uniformly throughout the calendar year. Not more than ten percent (10%) of the annual quantity of the Product shall be scheduled for delivery in any calendar month, except with Seller's prior written consent.

8.    Transportation

Where the price provides for absorption by Seller of any portion of the freight charges, or where Seller provides the transportation equipment at its cost, Seller shall have the right to select the means of transportation. Where the price provides for payment by Buyer of any portion of the freight charges, the freight charges will be those in effect at the date of shipment.

9.    Delivery Equipment

During the time that Seller's delivery equipment is in the possession of Buyer, Buyer shall be liable to Seller for damages or destruction of such equipment attributable to Buyer. All repairs to equipment shall be made under the supervision or direction of Seller.

10.    Force Majeure

In the event of accident, mechanical breakdown of facilities, fire, flood, strike, labor trouble, riot, revolt, war, acts of governmental authority, acts of God, or contingencies beyond the reasonable control of the party affected, interfering with the performance of this Contract, the quantity of Product provided for in this Contract shall be reduced by the amount so affected without liability, but the Contract shall otherwise remain unchanged. The decision of the party affected as to the quantities of Product affected shall be final and binding.

11.    Governmental Controls

If the price, freight allowance, or terms of payment, or any price increase, or change in freight allowance, or terms of payment under this Contract, or Seller's ability to make any such increase or change, should be altered or prohibited by reason of any law, government decree, order or regulation, Seller may cancel this Contract upon fifteen (15) days written notice. However, at its option, Seller may by written notice elect to postpone the effective date of any price increase or proposed change to the extent so prevented until such date or dates as it is not so prevented. By electing to postpone rather than cancel, Seller will not waive its right to cancel thereafter because of such continued or further alterations or prohibitions.

12.    Non-performance

12.1.   If Buyer fails to perform any of the terms of this Contract when due, Seller may, at its option, decline to make further deliveries against this Contract, except for cash, or may recall or defer shipments until such default is made good, or may treat such default as final refusal to accept further shipments and cancel this Contract.

12.2.   Seller reserves the right, without prejudice to Buyer's liability to pay on the due date, to charge interest on any overdue balance of a rate equal to the one month EURIBOR interest for the currency invoiced, as fixed on the last business day of the month preceding the date of payment, plus five percent (5%) points. Such right is in addition and without prejudice to any other rights Seller may have under this Contract.

13.    Performance by Affiliates

At Seller's option, any Sales Contract obligation may be performed by Styron Holding B.V. or any of its affiliates.  Any deliveries made under this condition may be invoiced by such affiliate and shall constitute performance of this Contract by Seller.

14.    Non-transferable

This Contract is neither transferable nor assignable by Buyer without Seller's prior written consent.

15.    Non-waiver

Failure to exercise any rights under this Contract upon any occasion shall not waive the right to exercise the same on another occasion.

16.    Severability of Provisions

Should any provision of this Contract be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the parties to this Contract to achieve the intended economic result in a legally valid and effective manner.

17.    Applicable Law and Jurisdiction

This Contract shall be governed by and construed in accordance with the laws of the Netherlands. Any disputes arising out of this Contract shall be submitted to the competent courts of Rotterdam, the Netherlands. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Contract.

18.    Controlling Terms & Amendments

By ordering any of the Product detailed in this Contract, Buyer agrees to all the terms and conditions contained on both sides of this document which override any additional or different terms or conditions included in Buyer's purchase order or referred to by Buyer. Seller explicitly rejects Buyer's terms and conditions. Any amendments or additions to this Sales Contract shall be valid only if in writing and signed by both parties.

PART D

U.S. DOCUMENTATION

CONDITIONS OF SALE

CONTRACT DEFINED: The following Conditions of Sale apply to the sale of Products by Styron LLC or its affiliate (“Styron”) to Customer except to the extent superseded by an applicable written contract executed by Styron. Any terms and conditions stated by Customer in any purchase order or document related to the Product that are in conflict with, different from, or in addition to, these Conditions shall not be binding unless separately and expressly accepted in writing by Styron. Except as otherwise expressly agreed in writing by Styron, upon Styron's acceptance by Styron of the quantity of Product specified on Customer's purchase order, such quantity, together with these Conditions and all other provisions of any applicable Styron document(s) on or to which these Conditions are printed or attached, will constitute the Contract between Styron and Customer. Except as otherwise expressly agreed in writing by Styron, Styron's acceptance of Customer's purchase order is expressly conditioned on Customer’s acceptance of these Conditions.

STYRON'S COMMITMENTS TO CUSTOMER: (a) The Product when shipped will meet Styron's then current Product sales specifications (“Specifications”);  (b) Styron will convey the Product with good title, free from any lawful lien or encumbrance; and (c) Product delivered, and title and risk of loss pass, to Customer F.O.B. Styron's Shipping Facility, except Styron pays freight and selects carrier. Styron will notify Customer if the Specifications are changed after receipt of a purchase order. Styron will supply Customer with current material safety data sheets (“MSDS”). Styron reserves the right to change the Specifications or properties of any Product at any time on at least thirty (30) days notice. If the change is not acceptable, Customer may terminate the Contract with respect to the changed Product by giving written notice to Styron. Styron also warrants that it will comply with all applicable laws and governmental rules, regulations and orders. STYRON MAKES NO OTHER WARRANTIES REGARDING THE PRODUCT, WHETHER OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANT ABILITY, OR OTHERWISE, AND NONE WILL BE IMPLIED.

CUSTOMER'S COMMITMENTS TO STYRON: Customer will pay for the Product on the agreed payment terms. Customer agrees to notify Styron, in writing, within ten (10) days after receipt of any of Customer’s invoices, if it disputes any such invoice, in whole or in part, and to specify the nature of the dispute. If (a) Customer does not pay on time or (b) Customer's financial responsibility becomes unsatisfactory and Styron deems itself insecure, then Styron may defer shipments, accelerate the due date on amounts owed Styron, require cash payments or other security, call any existing letter of credit held by Styron, and/or terminate this Contract without liability and without waiving any other remedies Styron may have against Customer. Customer agrees to pay all of Styron's collection costs including reasonable legal fees and costs. Styron may charge Customer the maximum interest allowed by law on all overdue amounts. Customer will be solely responsible for determining the suitability of Product in Customer’s formulations and applications prior to use. Customer shall promptly, and in any event prior to use and/or commingling, inspect Product shipments for any damage to packaging, shortage or non-conformance to this Contract.

INDEMNIFICATION: Customer will indemnify Styron against any liability (whether strict or otherwise) for any claim, loss or expense (including reasonable attorney's fees) on account of any injury, disease or death of persons (including Customer's employees) or damage to property (including Customer’s) arising out of Customer's unloading, storage, handling, sale or use of the Product (except to the extent caused by Styron's gross negligence); any failure by Customer to disseminate safety and health information as required hereby, and/or Customer's failure to comply with the export compliance obligations set forth herein. Styron shall have no liability for any claim arising out of or in connection with this Contract unless Customer gives Styron notice of the claim, setting forth fully the facts on which it is based, by the earlier of (a) thirty (30) days after the date such facts were discovered or reasonably should have been discovered, or (b) ninety (90) days after receipt of the Product. Styron's liability for defective or nonconforming Product, whether or not based on negligence, will not exceed the purchase price of the Product involved in the claim and NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSE QUENTIAL OR PUNITIVE DAMAGES. The foregoing provisions will survive termination of this Contract.

CHANGES TO TERMS: Styron may increase Price, change transportation or payment terms, and/or change the notice provision, by giving Customer at least fifteen (15) days prior notice. A Temporary Voluntary Allowance (“TVA”) from the current Price of any Product may be instituted, changed, or withdrawn by Styron at any time, with or without notice, and shall not be deemed a change of Price.

FORCE MAJEURE: Performance is excused when (a) there is any contingency beyond the reasonable control of Styron or Customer (including, for example, war or hostilities, acts of God, accident, fire, explosion, public protest, breakage of equipment, pandemic, acts of terrorism, activity of a governmental authority (including, for example, the passage of legislation or the failure to grant an export license), or labor difficulties) which interferes with Styron's or Customer's production, supply, transportation or consumption practice; or (b) Styron is unable to obtain raw materials, power or energy on terms Styron deems commercially acceptable. During times when performance is excused, all quantities of affected Product will be eliminated from this Contract without liability and Styron will allocate its supplies of raw materials and Product among their various uses in any manner that Styron determines is fair and reasonable, but this Contract will otherwise remain in effect. Styron will not be obligated to obtain raw materials, intermediates, or Product from other sources, or to allocate raw materials, intermediates, or Product from Styron's internal use. The foregoing provisions shall in no event relieve Customer of its obligation to timely pay in-full a Product invoice.

ASSIGNMENT: This Contract is not transferable or assignable by either party without prior written consent of the non-assigning party, however, Styron shall have the right to assign this Contract to a wholly-owned subsidiary of Styron, or to a purchaser or other successor to a significant portion of Styron's assets involved in the manufacture of the Product, without the consent of Customer. Additionally, any corporate restructuring which has the primary purpose of changing the name of Styron shall not be deemed an assignment and shall be freely permitted.

GENERAL: Customer warrants that (a) it understands and shall comply with the requirements of the U.S. Foreign Corrupt Practices Act and all other applicable anti-bribery and anti-corruption laws of the jurisdictions under which Customer is or may be acting hereunder, and (b) it will comply with all U.S. laws, regulations, rules and orders regarding export control. This Contract shall be governed and construed in accordance with the internal laws of Delaware. The United Nations Convention on Contracts for the international Sale of Goods (1980) shall not apply to this Contract. Exclusive venue for all disputes arising out of or in connection with this Contract shall be in any State or Federal court in Delaware.

SCHEDULE 12

APPROVED NON-STANDARD DOCUMENTATION OBLIGORS

Subject in each case to review and approval in writing by the Cash Manager of the relevant non-standard contracts:

1

1  Only in relation to the Styrene Monomer sales contract.

SCHEDULE 13

ACCOUNT DETAILS

Account No :

IBAN no :

Currency : USD

Type of Account: Current

Account No :

IBAN no :

Currency : EUR

Type of Account: Current

SCHEDULE 14

FORM OF BANK MANDATE

Deposit Accounts

Styron Receivables Funding Designated Activity Company

THIS BANK MANDATE is made             [●] 2017

BY:

(1)       TRINSEO EUROPE GMBH (formerly STYRON EUROPE GMBH), a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen, Switzerland, (the “Current Swiss Servicer“);

(2)       TRINSEO EXPORT GMBH, a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen,  Switzerland (the “Acceding Swiss Servicer”);

(3)       TRINSEO DEUTSCHLAND ANLAGENGESELLSCHAFT MBH (formerly STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH), incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung), registered at the “local court (Amtsgericht) of Tostedt under HRB 202609 and having its business address at Kölner Straße 10, 65760 Eschborn, Germany (the “German Servicer”);

(4)       TRINSEO NETHERLANDS B.V. (formerly STYRON NETHERLANDS B.V.), a limited liability company incorporated in The Netherlands, having its registered office at Innovatieweg 14, 4542 NH Hoek (Terneuzen), The Netherlands (the “Dutch Servicer”);

(5)       TRINSEO LLC (formerly STYRON LLC), a Delaware limited liability company, having an office at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312 (the “U.S. Servicer” and together with the Current Swiss Servicer, the Acceding Swiss Servicer, the German Servicer and the Dutch Servicer, the “Servicers”);

(6)       STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY a company incorporated in Ireland with registration number 486138, where registered office is at 3rd Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1, Ireland (the “Company”); and

(7)       HSBC BANK PLC (the “Bank”).

TO:     The Bank

1.        The Company has opened the following deposit accounts in its name at the Bank:

(a)       a Euro deposit account entitled “Styron Receivables Funding Limited re Styron Europe GbmH Euro a/c”

Account No :

IBAN no :

Currency : EUR

Type of Account: Current

(b)       a Dollar deposit account entitled “Styron Receivables Funding Limited re Styron Europe GmbH Dollar a/c”

Account No :

IBAN no :

Currency : USD

Type of Account: Current

(each as from time to time renewed, redesignated or renumbered, a “Deposit Account”).

2.        The Bank agrees that it will operate the Deposit Accounts in accordance with this Mandate and each of the parties hereto acknowledges that this Mandate is given on the basis that the Bank complies with the procedures set out herein and that this Mandate replaces any previous Mandate signed or instructions given by the Company in relation to the Deposit Accounts.

3.        The Company has:

(a)       appointed the Servicers to make deposits from time to time on behalf of the Company with the Bank; and

(b)       granted the Servicers authority to agree to rates and maturities on the Deposit Accounts with the Bank and to instruct the Bank to make repayments in accordance with Clause 5,

until further notice to the contrary from the Company.

4.        The funds paid to the Bank to be deposited in the Deposit Account will be made from the accounts as set out in Schedule 2 hereto, which shall include any accounts from time to time redesignated or renumbered (the “Collection Accounts”).

5.        The Company hereby instructs the Bank to repay any maturing deposits to the Collection Account denominated in the relevant currency until further instructions are received from the Company to the contrary. The Servicers are not authorised to amend any instructions under the terms of this Mandate without the agreement of the Company.

6.        The Company, the Servicers and the Bank acknowledge that the Bank has been provided with the names and signatures of those agents of the Servicers as set out in Part B of Schedule 1 (“B List Signatories”) and those agents of the Company as set out in Part A of Schedule 1 (“A List Signatories”) who have been authorised by the Company to execute and send notices, statements and directions (“Notices”) in connection with this Mandate on the Company’s behalf (each an “Authorised Signatory”).

7.        The Authorised Signatories may be changed at any time, and from time to time, by delivery to the Bank of a replacement schedule signed by any two outgoing or continuing A List Signatories.

8.         Reliance by the Bank upon a Notice apparently or purportedly signed by the Authorised Signatories in accordance with the terms of this Mandate shall operate as a discharge of the Bank in relation to any notice relied and duly acted upon by it.

9.         If any notice or instruction received by the Bank under, and in accordance with, this Mandate is in the Bank’s view unclear or ambiguous, the Bank may in its absolute discretion and without any liability on its part either (i) act upon what it believes in good faith to be the intent of such notice or instruction, or (ii) delay acting on such notice or instruction pending clarification of the unclear or ambiguous element thereof.

10.       The Bank waives all rights of set-off, lien (including pledge rights and any other security rights), combination, consolidation, merger or counterclaim it may have or hereafter acquire in respect of monies held in the Deposit Accounts.

11.       In the performance of this Mandate the Bank may rely on a notice or communication appearing or purporting to be given under and in accordance with this Mandate and believed by the Bank in good faith to be genuine and the Bank shall have no obligation to make enquiries as to the justification, validity or contents of any notices delivered to it pursuant to this Mandate.

12.      The persons issuing this Mandate agree not to take any action or proceedings against the Bank in connection with any dispute arising out of the operation of this Mandate provided that the Bank shall have exercised reasonable skill and care in performing the Mandate.

13.      The Bank agrees that it shall not take any corporate action or other legal steps or legal proceedings for the bankruptcy, winding-up, dissolution, re-organisation, examinership, appointment of a receiver, administrator, administrative receiver, examiner, liquidator, sequestrator or other similar officer of the Company or of any or all of the Company’s assets or participate in any proceedings nor seek any judgment against the Company for the purposes of enforcing payment of any amounts payable to it by the Company under this Mandate for the purpose of recovering any debts whatsoever owing to it by the Company.

14.       The terms of this Mandate may be amended or revoked only by an instrument in writing signed by an A List Signatory and the Bank.

15.      The Company undertakes upon the request of the Bank to execute such further documentation for the purposes of this Mandate as the Bank may reasonably require.

16.      The Bank shall supply confirmations to the Servicers and the Company relating to the Deposit Accounts, either by facsimile, or by any other method agreed between the Bank, the Company and the Servicers.

17.       Any notices, including written directions to the Bank to be given pursuant to this Mandate, shall be sufficiently served if sent by pre-paid post or facsimile transmission and shall be deemed to be given (in the case of any notice by facsimile transmission) when dispatched and (in the case of any notice by post) when received, and shall be sent:

(a)        in the case of the Bank, to the address of its office as set out above, for the attention of [      ] (facsimile number[        ]);

(b)       in the case of the Company, to the address of its office as set out above (facsimile number [      ]) with a copy to [      ] at HSBC Bank plc, 8 Canada Square, London, E14 5HQ (facsimile number [      ]);

(c)       in the case of the Current Swiss Servicer and the Acceding Swiss Servicer, to the address of its office as set out above, for the attention of [      ] (facsimile number         [       ]);

(d)       in the case of the German Servicer, to the address of its office as set out above, for the attention of [      ] (facsimile number [       ]);

(e)       in the case of the Dutch Servicer, to the address of its office as set out above, for the attention of [       ] (facsimile number [       ]); and

(f)        in the case of the U.S. Servicer, to the address of its office as set out above, for the attention of [      ] (facsimile number [      ]).

18.      This Mandate may be executed in any number of counterparts and by different parties on separate counterparts and all such counterparts together shall constitute one and the same instrument; a set of counterparts which together contain signatures of all the parties hereto shall be lodged with the Bank and the Master Purchaser.

19.      This Mandate shall be governed by and construed in accordance with the laws of England.

Trinseo Europe GmbH

Trinseo Export GmbH

Trinseo Deutschland Anlagengesellschaft MBH

Trinseo Netherlands B.V.

Trinseo LLC

Styron Receivables Funding Designated Activity Company

Agreed by:

HSBC Bank plc

SCHEDULE 1 FORM OF Authorised Persons

AUTHORISED PERSONS

PART A
	Name	Specimen signature
Company

PART B
	Name	Specimen signature
Swiss Servicer (Trinseo Europe GmbH)

Swiss Servicer (Trinseo Export GmbH)

Dutch Servicer

German Servicer
2

2 Must sign jointly with

US Servicer

SCHEDULE 2 COLLECTION ACCOUNTS

Servicer	USD Account	EUR Account
Current Swiss Servicer	Account number: Bank: Deutsche Bank AG, Frankfurt, Germany IBAN: SWIFT: DEUTDEFF	Account number: Bank: Deutsche Bank AG, Frankfurt, Germany IBAN: SWIFT: DEUTDEFF
Acceding Swiss Servicer	Account number: Bank: Deutsche Bank AG, Frankfurt, Germany IBAN: SWIFT: DEUTDEFF	Account number: Bank: Deutsche Bank AG, Frankfurt, Germany IBAN: SWIFT: DEUTDEFF
German Servicer	N/A	Account number: Bank: Deutsche Bank AG, Frankfurt, Germany IBAN: SWIFT: DEUTDEFF
Dutch Servicer	N/A	Account number: Bank: Deutsche Bank AG, Amsterdam, Netherlands IBAN: SWIFT: DEUTNL2A Account number: Bank: Deutsche Bank AG, Brussels, Belgium IBAN: SWIFT: DEUTBEBE
US Servicer	Account number: Bank: Deutsche Bank Trust Co, New York, USA IBAN: SWIFT: BKTRUS33	N/A

APPENDIX A

SELLER CREDIT AND COLLECTION PROCEDURES

TRINSEO

GLOBAL CREDIT POLICY

1.0 PURPOSE

The purpose of this policy is to define the requirements for establishing and maintaining credit lines and payment terms for Trinseo’s customers. This policy also provides a framework for:

o      The regular screening and rating of the financial health of our customers

o      The mitigation of customers risk by providing both a prior assessment of the counterparty we are selling to and the deployment of mitigation action plans for potentially defaulting customers in order to secure Trinseo Account Receivable asset.

o     A common methodology across all the globe for all the Trinseo Businesses for determination of Credit Limits

o      A common methodology across all the globe for the calculation of the bad debt reserve (BDR)

o      Alternative payment requirements for accommodating sales to customers who do not qualify for credit with Trinseo.

2.0 SCOPE

This Policy applies to all customers of Trinseo across all businesses and all geographical areas. All organizations within Trinseo responsible for the sales, marketing, contract approval, order acceptance, scheduling and shipment of products must adhere to the policy and guidelines below.

3.0 POLICY

In order to facilitate the flow of orders and shipment of products, Trinseo policy provides a credit facility to all customers who demonstrate both the ability to pay and history of timely payments of debts. The credit department will evaluate all new customers to determine what payment terms and methods will be required and what level of credit will be established.

The credit department will also periodically review customer financial standing and re-evaluate credit limits and/or payment terms of existing customers, take into consideration customer requirements and manage risk as financial and business conditions change. In its day-to-day operations, the credit department will consistently adhere to all company policies regarding fair and equitable treatment in customer communications and relations.

3.1 Global Customer Credit Risk Assessment Process

The Global customer credit risk assessment process provides a standard approach to assessing the financial health of Customers and determining the maximum grantable credit limit. This section outlines the Process as well as the allocation of roles and responsibilities between the different functions and credit team. The detailed description of that process is outlined in the “Trinseo Global Credit Procedure” document (Annex 1)

The Credit assessment Template (CAT) is the standard tool for calculation of the maximum grantable credit limit for customers where needed credit limit is greater than 100,000 USD.

If the required credit limit is 100,000 USD or below, the credit decision should be based on credit agency reports such as D&B, Coface, Creditreform or BVD (Amadeus, Orbis etc..) and/or other factors such as pay habits, long term relationship, references or others.

4.0 RESPONSIBILITY

The corporate credit team is responsible for managing the credit review and approval process and accounts receivable balance to minimize collection exposure in accordance with the overall corporate operational and financial objectives.

Credit Managers make decisions concerning credit limits, acceptable levels of risk and terms of payments. It is Credit Managers responsibility to:

o     Determine credit ceilings.

o     Set up credit-rating criteria.

o     Set up and ensure compliance with a corporate credit policy.

o     Set and enforce payment terms, including cash discounts

o     Revoke credit limits and/or hold shipments, when political, economic and financial conditions are adverse, or when the credit risk is not acceptable

o     Design, implement and enforce company internal control procedures regarding Accounts Receivable management

o     Oversee the Payment Receipt and Handling process (PR&H) and lead collections when appropriate

o     Consult with Business management to set and enforce appropriate order control procedures and business rules consistent with Business Strategies

o     Negotiate repayment schedules as appropriate

o     Provide on time and accurate management performance reporting

o     Define, design and implement information systems to manage orders, accounts receivable and credit process effectively

o     Establish Bad Debt Reserve and Accounts Receivable write-off procedures

Credit analysts assess and make decisions about customer credit applications using a range of criteria including purpose of application, credit viability, customer payment history, customer credit-worthiness etc. It is Credit Analyst responsibility to:

o      Gather information;

o      Read financial statements;

o      Assess, analyze and interpret financial information;

o      Evaluate / analyze risk versus reward to support Businesses

o      Keeping company credit exposures within set risk limits;

o      Undertake various operational tasks in order to support the Credit Managers

The credit department will authorize all communications with the customers and determine which financial information is required, and what level of credit limit will be approved.

4.1 Payment Receipt and Handling ("PR&H") Role

The role and responsibility of each function within the money collection and Accounts Receivable discrepancy resolution is described in the PR&H process.

Businesses have the responsibility for collecting the Accounts Receivable created by each sale, with Customer Financial Services overseeing the PR&H process and leading collections when appropriate.

4.2 Business, Sales & Marketing Role

The sales department is responsible for ensuring that the credit application form is submitted to the credit department (When needed) for a prospective new customer, in advance of order acceptance and in accordance with the Customer Credit Application Procedure. The Field seller also is responsible for instructing the customer regarding the respective roles and requirements of the credit, order administration and sales departments for introducing the customer to the appropriate representative of these departments.

Business Management will provide support to Credit management team in any activity described in 4.0. Business Management is expected to assist in the development of customers specific credit strategies and to enforce the internal control practices referred to in this document.

5.0 GUIDELINES

5.1 Credit Limits and Payment Terms

A credit evaluation is performed by the Credit Department in order to recommend credit limit, payment terms, and any other conditions of sale specific to the customer. The proposal is communicated to the field seller and approved by the appropriate DOA levels holder. Once approved an E-mail informing the Sales Representatives should be sent out, informing all of the appropriate people involved for shipment.

The Credit assessment Template (CAT) is the standard tool for calculation of the credit limit for customers. 3 years financials data is needed to get the most relevant picture of the company financial health. If CAT cannot generate a risk rating and a maximum grantable credit limit due to insufficient financial data, next level approval must be obtained if the needed credit limit is above 100'000 USD.

The standard credit practice within Trinseo is an open credit limit without a secured interest. Based on the assessment of the financial standing of the customer, the credit department has the discretion to require some tangible security instruments in order to continue the credit approval process. The additional security requirements can include, but are not limited to, any of the following:

a)    Irrevocable letter of credit

b)    Bank or other financial institution guarantee

c)    Corporate or parent company guarantee

d)    Personal guarantee of owners or principals

e)    Secured collateral interest

The standard corporate payment terms of sale are net 30 days from date of invoice (product shipment) by company check or wire transfer. However, in order to comply with the Country or industry common practices a certain range of payment terms can be granted accordingly.

Refer to Area Credit Policy.

Temporary situations can occur where the credit line is not adequate to cover the short-term business requirements. In these situations, it is up to the credit department who should work in conjunction with the sales team to recommend the most relevant required actions.

All other non-standard terms or conditions should be treated as business cases and therefore require approval from the Credit Director or Group VP Finance & Treasurer and/or VP Business Directors as per the respective DOA.

5.2 Credit limit Approval

The Chief Financial Officer of Trinseo is authorized to approve the credit matters set out in this Policy and, in accordance with the Authorization and Approvals Matter Policy, is authorized to delegate responsibility for the administration of it to members of the Treasury Team. As such, each credit team member has been assigned a Delegation of Authority (DOA) DOA Type R12 – Credit Limits, and is authorized to approve the credit limit and the related credit matters up to their assigned DOA in the DOA Repository.

Under this Policy, the Delegation of DOA Type R12 cannot exceed the following maximum thresholds:

	Maximum	Position
	USD 1,000,000.00	New Credit Staff (3 months period)
	USD 3,000,000.00	Credit Analysts
	USD 5,000,000.00	Credit Managers
	USD 5,000,000.00	Treasury Managers
	USD 10,000,000.00	Global Credit Director
	USD 20,000,000.00	VP Finance & Treasurer
	USD 30,000,000.00	Executive VP CFO
	USD 50,000,000.00	CEO
Over 50,000,000.00		Board of Directors

Credit limit under this Policy is defined as "the maximum financial risk to be incurred with a customer", which should be enough to cover the sum of Accounts Receivable, plus product shipped and not yet invoiced, plus consignment inventory in customer possession, plus guarantees given by Trinseo to third parties for trade sales transactions (contingent liability), plus loans and other financial obligations.

5.3 Alternatives to Credit

The result to the credit evaluation may be a denial of credit to a customer who is assessed as being a too risky or whose level of risk is indeterminable due to insufficient or lack of financial information or background history. The denial of credit does not constitute, and therefore will not be communicated as, a rejection of the customer.

Alternatively, certain secured payment terms can be proposed and/or approved by the credit department and granted to these customers:

a)    Cash In Advance (CIA) - payment is delivered to Trinseo and receipt of funds is confirmed by the customer service (Receivable specialist) prior to orders release for the product shipment.

b)    Cash on Delivery (COD): Certified funds- payment is made directly to the freight carrier with a check certified by an approved bank of financial institution at the time the product is delivered to the customer.

c)    Avalized Draft: bill of exchange to which the aval of an approved bank of financial institution was added. This has value of bank guarantee for the related payment.

5.4 Credit Control (Holds and Releases)

The credit department is responsible for setting up the appropriate credit order controls in order to trigger an account block or put an order or a shipment on credit hold due to any of the following reasons:

a)    Credit Limit is or will be exceeded

b)    Payments are overdue or inconsistent

c)    Customer faces negative financial path or operational setback

d)    Termination of the business relationship with the customer

e)    Any other reassessment of risk by the credit department

Due to the sensitive nature of credit hold status, only the credit team members or field sellers can communicate this information to the customer.

The credit department will notify the field seller and customer service representative of any decision of keeping an order on credit hold. The credit department will closely work with the customer service and sales departments to effectively resolve the identified credit issues that caused the credit hold.

No orders or shipments with a credit hold status can be released or shipped without approval from the credit department.

5.5 Bad Debts Reserve

A general reserve is established by allocating specific percentages based upon risk category and aging buckets. The specific reserve is determined after taking into consideration the category defined for the critical account. The reserve % and related customer category are listed as below:

Customer Category	Risk Category	Past Due Buckets	Reserve %
Non Critical accounts General Reserve	Risk Category 1 & 2		0%
		Past dues 31 to 60 days	10%
	Risk Category 3	Past dues more than 60 days	20%
		Past dues 1 to 30 days	5%
	Risk Category 4 & 5	Past dues 31 to 60 days	15%
		Past dues more than 60 days	30%
Critical accounts Specific Reserve	Write-off		100%
	Serious Financial problem	High probability of bankruptcy or already on Chap11	100%
	Heavy past dues (requires special attention)	Allocated percentage could be higher depending on judgment of the Credit Manager	>=10%
	Down payment plan		30%

6.0 Appendix

1.   Global Customer Assessment procedure

a)   EMEA regional credit procedures

b)   APAC regional credit procedures

c)   NAA regional credit procedures

d)   LAA regional credit procedures

Responsible Department:	Treasury

Date Effective:

Author:	Solange Regorsek Tagro – Global Credit Director	Signature: /s/ illegible

Trinseo Global Credit Procedure	Customer Risk Assessment

General Task Information for Customer Credit Assessment
Team responsible for this process	Credit Management Team
Role responsible for this task	Credit Manager and Credit Analyst
Process Flow Diagram name	TBD
Input forms/documents required

Front End Filter Questionnaire

New liable request form or/and Customer Credit Data Questionnaire

Financial Statements and/or “Customer Financial Information” template

External Credit Check or Credit Rating Data (Coface, D&B, Orbis etc…)

Internet search of Customer (if available)

Internet VAT number validation

Customer Business Registration Details (if required)

Sales Contracts / Frame Agreement / Purchase Order (if required)

Request form for PT change

Computer system or spreadsheet used	Customer Assessment Template (Excel Format) Customer Credit Decision & Recommendation (Power Point Format) INCA SAP
Credit Management Team Process	Trinseo Global Credit Policy
Output forms/documents produced	Customer Credit Decision & Recommendation (Credit Limit, Payment Term, Securities and Recommendations).
Task trigger (how you know when to start this task)	1. New customer as per the business Qualification Process or inactive liable code being reactivated.
2. Customer qualified Trinseo based on a sample and Credit Limit need to be set up.
3. A periodic Customer or Corporate review which is triggered by the Credit Risk Score whereby Customers are reviewed on the following cycle:
	Credit Risk Score	Frequency of Re-assessments
	1 - Very Low 2 - Low 3 - Medium 4 - High 5 - Very High term was granted to the customer	2 Years 2 Years 1 Years 1 Year 6 Months if an open payment
4. Credit limit review where the total exposure is very close or exceeding the granted credit limit.
5. Substantial change in the sales and/or criticality of the customers where there is no valid score in the system
6. Early Warning Signal

Customer Credit Risk Assessment	1	Company Use Only

7. Business specific request
General Task Information for Customer Credit Assessment
Delegation Of Authority	Each credit team member is authorised to approve the credit limit and the related credit matter up to assigned Delegation Of Authority.

DOA is set up as follows:

	USD 1,000,000	New Credit staff (3 months period)
	USD 3,000,000	Credit Analyst
	USD 5,000,000	Credit Manager
	USD 5,000,000	Treasury Manager
	USD 10,000,000	Global Credit Leader
	USD 20,000,000	VP Finance & Treasurer
	USD 30,000,000	Executive VP CFO
	USD 50,000,000	CEO
	Over USD 10,000,000	Board of Directors

Customer Credit Risk Assessment	2	Company Use Only

Global Trinseo Process	Customer Credit Assessment

General Task Information for Customer Credit Assessment
Step	Instruction	Example Ref. (copy of your report etc or other examples of docs)
1.

New Customer and Re-activating liable account in Inca

Field Sellers will request a new liable account creation for a prospective customer as part of the business qualification process. A credit assessment may also be requested if a customer is in the process of being re-activated in Inca, and there is no valid Credit Risk Score in SAP or the Credit Risk Score is to expire shortly (in 3 months).

2.

Customer has qualified Trinseo based on a sample

A sample liable account has been created as per the customer's supplier qualification process. If our products fit with the customer requirement and they agree to enter in business relationship with Trinseo and prior to accepting the first order from them, a credit assessment is required in order to set up the relevant Credit Limit and Payment Term.

3.

Periodic Customer Credit Assessments

Periodic Customer or Corporate credit reviews are required as part of the internal credit review cycle or may be triggered by Credit management Team for other reasons during the cycle (e.g., possible change in customer circumstances, early warning signal etc…).

With respect to the customer re-assessment or the Corporate Review at the internal credit review cycle, rolled out on a monthly basis.

Prior to commencing the review ensure that the customer file and any notes which have been added to the customer folder on the Trinseo server and/or customer Outlook folder are read and familiarise yourself with the recent history of the customer/related entities/group.

A periodic credit assessment of a Customer is only required if there has been sales in the last 12 months. If there have been no sales with the customer for 12 months, the liable account should be inactivated in the system.

In Inca mark the liable account as inactive as per the related process.

4.

Credit Limit Review

Credit limit review is required where the total exposure is very close or exceeding the granted credit limit. A credit assessment could also be triggered by a substantial change in the sales and/or criticality of the customers where there is no valid score in the system. The credit assessment is only required if:

Customer Credit Risk Assessment	3	Company Use Only

General Task Information for Customer Credit Assessment
Step	Instruction	Example Ref. (copy of your report etc or other examples of docs)

•      The Customer passes through the front-end filter.

•      The next review date close (3 months)

•      Current credit limit was based on financials more than 12 months old.

•      However there may be instances where the FS request a Customer credit assessment, when normally it would not be required (intend to grow business, change in payment term, prices increase, etc…). In such instances, it there is a Business need, the credit assessment may be completed.

Confirm whether the Customer already has a valid Credit Risk Score. If the Credit Risk Score is current, check the age the financials used for the last assessment. If these financials are less than 12 months old base your new credit limit on the last assessment. Update Inca with the needed credit limit. Next review date is automatically calculated as per the internal credit review cycle.

5.

Each time a credit assessment is being completed, the following data should be gathered:

-      New credit data questionnaire: In the case of a Corporate Review, a credit data questionnaire is requested for each liable account. Also ensure to get one credit data questionnaire from each business dealing with the customer.

Credit Data Questionnaire

-      Request financial statements from related the Field Seller, if not available to the credit agency (last 3 years financials if possible). If the assessment has been initiated as part of the internal credit review cycle, this request should be made to the field seller or the key account manager. It is the sales department responsibility to obtain financial statements in case they are not available in the data provider platform in use, however the Credit Management Team may provide assistance when requested, “Customer financial information” template can be provided to the FS for use.

Financial Statements
	- Complete an Internet search to identify any current news about the company. This should include a review of the customer's website.	Credit Agency Report
6.

Methods to obtain Financial Information:

-      Most of customers' financials in Europe could be retrieved directly from the BVD platform.

-      If the customer is listed on stock exchange, financial information may be published on the internet otherwise it may be available directly from the Customer.

Template – Non- disclosure Agreement

Customer Credit Risk Assessment	4	Company Use Only

General Task Information for Customer Credit Assessment
Step	Instruction	Example Ref. (copy of your report etc or other examples of docs)

-      If the customer is unwilling to give financial data directly to FS, they may be comfortable to send this information directly to the CMT upon signing of a Non-disclosure Agreement.

-      Ask whether the customer is willing to provide some key financial information. If so, email the ‘Company Financial Information’ Template.

-      Ask whether CMT Staff can visit the customer and view the financials on-site.

7.

Credit Data Questionnaire

Credit Data Questionnaire provided by the FS should contain sufficient background information to complete the assessment.

The following information should be completed in order to have a better understanding of the customer:

-      Trinseo Business dealing with the customer

-      Customer status: Prospective / Existing / Previous

-      Legal entity name of the company that Trinseo is dealing with.

-      Criticality data

-      Guarantees held

-      Comments about the Customer. Any information that could help CMT to get a better understanding of the customer.

-      If the questionnaire indicates that Trinseo has a Parent Company Guarantee (PCG) from the Customer, the original should be obtained and filed by Trinseo CMT. A credit assessment should be completed based on the financials from the parent in order to determine if the PCG is valid and/or if a Credit Limit could be granted to the customer (depending on the group structure.)

8.

Parent/Subsidiary/Legal Entity

In case a Customer does not produce separate financials or provides weak financials, if the Customer belongs to a group, the financials of the Parent entity can only be used if:

-      A Parental Guarantee has been provided that covers all Orders and Agreements for all Trinseo entities.

-      The Group has a cash pooling system. This practice is very usual in certain countries such as Germany (This is typically acknowledged in the financial notes of the Annual Report.)

-      The parent has guaranteed the debts of it subsidiary via a Letter of Liability (some countries allow parent entities to officially lodge a Letter of Liability to cover the debt of subsidiaries. This is typically acknowledged in the financial notes of the Annual Report.)

Credit Data Questionnaire

Customer Credit Risk Assessment	5	Company Use Only

General Task Information for Customer Credit Assessment
Step	Instruction	Example Ref. (copy of your report etc or other examples of docs)

If a Customer has a Sister entity, the financials of the Sister company can only be used if:

-      A cross guarantee exists between the Sister and the Subsidiary (both entities must belong to the same group as per the corporate structure.)

9.

Credit Assessment Template (CAT)

Complete the customer credit assessment using the Customer Credit Template (CAT). The CAT is a standardized template designed to simplify the credit assessment process. The information required to complete this form may come from various sources.

Key points to note regarding completion of each section:

Section A

-      Select all Businesses dealing with the customer: This information should be provided by business. It also could be retrieved via Business Object or Data Warehouse.

-      Ensure that the raison for credit assessment is selected.

Section B

-      It is vital that Trinseo knows with which legal entity it has a contractual relationship. If there is doubt about the legal entity that requires the credit assessment, request confirmation from the field seller.

-      Ensure the corporate structure is reviewed with each credit assessment and that the parent company is correctly identified.

Section C

-      Using the rating from the Credit Agency Report, translate this rating into an internal Risk Score. Use the ‘External Ratings’ spreadsheet to determine how the rating should be translated into an internal score.

Section D - Consult the customer web site to get as much information about the company as possible

Customer Credit Risk Assessment	6	Company Use Only

General Task Information for Customer Credit Assessment
Step	Instruction	Example Ref. (copy of your report etc or other examples of docs)

-      Use the credit agency report and corporate structure information to confirm the ownership structure, Information about the size of the company could also be get from this report

Section E

-      Whilst the FS will provide an estimated forward looking spend, where possible, obtain from SAP ABAP report or Business Object the total sales of the past year with the customer.

-      Because the range in the ‘criticality fields’ is quite wide, where there are actual values shown in the credit data questionnaire, add this to the remarks/comments section.

Section F

-      Always enter financial data in the local currency of the Customer in the “Financial Data” of the CAT.

-      Only input financials where both the balance sheet and profit & loss statement for the same period are available. Partial financials or key data from part-year results could also be used. A comment should be entered in the Section I.

-      Use the Blumberg screen (if available) or SAP transaction TM08 to obtain the exchange rate with USD as of the customer account closing date where required

-      Review securities provided, in particular obtain copies of any parent company guarantees; confirm they are still valid; what they cover and if they have an expiring date.

-      Check if it is updated in SAP transaction “TM31”, Table “692”.

-      A Credit Risk Score cannot be calculated unless there are at least two consecutive years of financial statements provided. If this is not available, the Credit Risk Score will be “No Data”.

Section G

-      Ensure that Early Warning Signals have been validated prior to being selected.

Customer Credit Assessment Template

Customer Credit Risk Assessment	7	Company Use Only

General Task Information for Customer Credit Assessment
Step	Instruction	Example Ref. (copy of your report etc or other examples of docs)

Section H

-      Any changes to the automatically calculated risk score or criticality score needs to be justified using the provided comments field provided.

-      Select the Final Risk Score from the drop-down list. The “Overall Risk Score” is the same as the Risk Rating. However the score “No Data” could be given due to lack of financial information. Financial risk category will automatically appear when select the risk score:

     1 = Very Low Risk

     2 = Low Risk

     3 = Medium risk

     4 = High Risk

     5 = Very High Risk

     9 = No Data

-      “Computed Credit Limit” & “Optimal Timely Payment” are the two methodologies used to calculate the maximum exposure that should be incurred.

-      “Supported Credit Limit” is the actual maximum Credit Limit gran table to the customer.

-      The ‘Next Review Date’ is the expiring date of the risk score. This is determined as per the Trinseo Credit Policy.

Section I

-      Three areas should be covered in the comments section:

     Background of Customer; what they buy from Trinseo and any bankruptcy proceedings, court rulings, and positive/negative information.

     Describe and comment Criticality.

     Review of financials and any qualitative information considered relevant. If parent financials were reviewed, add a comment confirming the level of health of the parent.

Section J

-      Comment on the criticality score, risk score and overall risk score.

-      Provide the final “Credit Decision”

-      Provide any further recommendations

Customer Credit Risk Assessment	8	Company Use Only

General Task Information for Customer Credit Assessment
Step	Instruction	Example Ref. (copy of your report etc or other examples of docs)
10.

Credit Decision & Recommendation Approval

Once the credit assessment is complete, add the information to the Customer “Credit Decision &  Recommendation” and proceed as follows:

-      If the requested (or needed) Credit Limit is below or equal to DOA, email the credit assessment outcome to the FS, CSR and RS and Management (only attach the “Credit Decision & Recommendation” if the risk score is 4 or No Data). Update Inca and/or SAP with the relevant items.

-      If the requested (or needed) Credit Limit is above the DOA, a documented approval request should be sent via the “Customer Credit Decision & Recommendation” template to the next level.

***If parent financials have been obtained and reviewed, these are to be included. The Corporate Structure should also be added to the “Customer Credit Decision & Recommendation” where available.

Once the Credit Assessment has been reviewed by Management, the final Credit Risk Score, the Requested Credit Limit and the Credit Recommendation have been agreed and approved, the Credit Assessment Template and Credit Recommendation Template are to be updated as necessary. Email the final outcome to the FS, CSR, RS and copy Management where Risk score is 4, 5 or No Data.

Place a hardcopy of the finalised “Customer Credit Decision & Recommendation” into the customer file.

11.

Follow up of Credit Recommendations

Make sure that credit recommendations are actioned.

For those recommendations where there are specific action items, such as obtaining financials, guarantees, undertakings, letters of comfort or specific information to clarify the company situation, the responsible Credit team Member is to follow up with the Business until the action has been completed.

Results of the action should be assessed to determine if the Credit Risk of the customer has reduced as a result of the action being executed.

***Do not forget to update the system (Inca and/or SAP) and the Master Progress report

Credit Recommendation Template

Customer Credit Risk Assessment	9	Company Use Only

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PreCollection_Procedure_L6.doc

Pre-Collection Procedure for Customer Facing Role

Introduction/ Purpose

This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scope

This procedure describes the detailed activities required for securing payment information on target invoices prior to their due dates. It is extremely important to perform pre-collection activities on targeted invoices to increase Dow’s cash flow, reduce days sales outstanding (DSO), and increase percent current.

Please note: Any payment information entered into the Credit Sufficiency Matrix will only take into effect 10 days prior to the due date. This is only applicable for those areas utilizing the Credit Sufficiency Matrix

On a daily basis, each Receivable Specialist is responsible for identifying invoices that meet requirements for pre-collections (i.e. invoices coming due within the next 10 days and are over $100,000 USD). The Receivable Specialist, with the assistance of the Supporting Activities Leveraged Team, will need to secure payment information on those invoices.

Pre-collection activities should be intensified at month-end, quarter-end, and year-end in order to minimize the accounts receivable exposure, increase cash flow, and reduce DSO.

It is the decision of the Receivable Specialist, with input from the respective Credit Manager, to opt to pre-collect all invoices on the account versus big ticket items only. Situations where pre-collections are a priority: customer receives consolidated invoices, customer is high risk, customer routinely pays late or has excuses, customer invoices frequently have errors which prevent payments from being processed on time.

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Pre-Collection Procedure for Customer Facing Role, continued

Related	Exceptions:
Documents
North America

Pacific

Flow Chart:

Pre-Collection Flow Chart

Job Aids:

Creating a Pre-Collection Report - YDT1
Reviewing DTS text - YDT2
Reviewing Customer Credit Info - YFCC
Reviewing/ldentifying Account Contacts in Siebel
Reviewing Notes on Account - Siebel
Displaying Document Flow - TV81
Displaying Document History - TV81
Displaying a QM - QM03
Updating DTS YDT2
Mass Maintenance Update YFCC
Entering a SAR
Creating a Service Request with Activity Plan

Other:

Global Discrepancy Reason Codes

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Customer Service Work Process Documentation	PR&H_GL_CF_PreCollection_Procedure_L6.doc

Pre-Collection Procedure for Customer Facing Role, continued

Process	The following describes the various steps required to execute this work process. These steps are for the Customer Facing Receivable Specialist rule.

Step	Procedures
1

•      Identify a list of invoices that qualify to be pre-collected based on the requirements for your area and business. Refer to your area exception list for the requirement for the area.

•      Utilize the job aid called “Creating a Precollection Report – YDT1,” to pull a list of invoices on your RS match code.

o      Variants have been created which will bring in the required data. Refer to your area exception list for variant name.

•      Remember to execute a report for your RS# in all clients that you have accounts in. If unsure if open receivables are located in other clients, utilize the Cross Client report that is on the PR&H website.

Note: the transaction amount and days late can change based on the business/customer exceptions. If your business or customer base does not have exceptions, the rule of invoices over $100,000 USD coming due in the next 10 days applies

Note: if the Specialized Leveraged team contacts you indicating they are starting the statement process for your customers, stop doing pre-collection on your accounts until you receive notification from the Specialized Leveraged team that they are finished.


2

•      Identify any invoices/accounts that should be excluded based on previous exceptions. Refer to any area pre-collection spreadsheets for this type of information.

•      Review DTS text, Siebel, YFCC, TV81, QM03 on the invoices identified to determine if the invoices should be excluded from pre-collections. Refer to the following job aids:

o      Reviewing DTS Text – YDT2

o      Reviewing Customer Credit Information – YFCC

o      Displaying Document History – TV81

o      Displaying Document Flow – TVB1

o      Displaying a QM – QM03

o      Reviewing Notes on Account - Siebel



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Pre-Collection Procedure for Customer Facing Role, continued

Step	Procedures
3

•      If invoices should be excluded due to return of entire invoice or other outstanding issue on invoice, input a reason code on the invoice via YDT2 to identify the root cause as well as update DTS text with the issue.

o      Refer to the job aid called “Updating DTS- YDT2”

o      Review the “Discrepancy Reason codes” for a complete list of the discrepancy reason codes that should be applied to the item.

•      If additional invoices require action, repeat the process.

•      If multiple invoices exist with the same issue – you may use mass maintenance to update those invoices. Refer to the job aid called “Mass Maintenance Update - YFCC.”


4

•      If for any particular customer there are more than 5 invoices that need to be pre-collected, request the Specialized Leveraged Team completing supporting activities to send a statement (see Step 6) to the customer.


5

•      Contact the customer once all the investigation has taken place to secure payment information and/or identify if items are set to be paid so we receive the money prior to the due date.

•      Utilize Siebel to locate accounts payable contact information. Refer to the job aid “Reviewing/Identifying Account contacts in Siebel” for further information.

•      If payment information has been received, utilize the job aid called “Mass Maintenance Update -YFCC,” to update payment information.

•      If the customer was contacted and a response was not received at the time of the contact, update DTS on the item(s) indicating the items were pre-collected. Utilize the job aid called, “Updating DTS - YDT2,” to record actions taken. Utilize the reason code GD for item that was pre-collected and record in segment text and DTS text the actions taken. The text information should indicate the date and to whom a contact was made to and how (i.e. phone, email, fax).

•      If the customer has a discrepancy or requires backup documentation proceed to the next step.



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Pre-Collection Procedure for Customer Facing Role, continued

Step	Procedures
6

•      If the customer requests a statement of account or proof of delivery, request the Specialized Leveraged Team performing supporting activities to complete this task via a Siebel Service Request. Utilize the job aid. “Creating a Service Request with Activity Plan” to initiate the request.

•      If the customer requests a copy of the item (invoice/debit memo), utilize Documentum (GID) to request the copies. If there are multiple items that are needed, a Siebel Service Request can be initiated to have the Specialized Leveraged Team completing supporting activities complete the task.


7

•      If customer has a discrepancy from Step 5, follow up to ensure corrective action has taken place. If sales adjustment (other than a return order) is needed, enter a SAR to the appropriate delegates, ensure that the Specialized Leveraged Team completing Sales Adjustment is the “RS” as they will receive the approvals and issue the sales adjustment(s) as necessary, refer to area exceptions. Select yourself under Informational. Refer to the job aid called “Entering a SAR” for further details. Refer to the area exception spreadsheet for appropriate contact for “RS” field.

•      If return order is needed, enter QM utilizing the QM Script, if appropriate. Refer to the CAMP website for the script as needed.


8

•      Update DTS on the item(s) to indicate the actions taken. For example, if SAR or QM was entered, remember to log all information into DTS and set the appropriate follow up date. Refer to the job aid called, “Updating DTS – YDT2,” for further details on how to update this text.


9	• Retrieve “Informational” SAR from your personal email box to see completion of sales adjustment. • Communicate discrepancy resolution to customer.	

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Pre-Collection Procedure for Customer Facing Role, continued

Document Owner

It is the responsibility of the Payment Receipt & Handling (PR&H) Global Process & Technology Leader (GPTL) within the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document History	Below are at least the last three revisions of this document, including all revisions within the last three months. Approvals require that revisions to related documents were also made.

Date	Revised By	Changes	Version Number
09/03/09	Roxann DeBeau	Added Pacific Area Exception	4
7/29/08	Susan Erndt	New format, added related documents section, and document owner section.	3
4/1/08	Susan Erndt	Split document by roles	2
10/20/07	Susan Erndt	Created Document	1

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Customer Service Work Process Documentation	PR&H_GL_CF_CollectionsProcedure_L6.doc

Collections Procedure - Customer Facing Role

Introduction/ Purpose

This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scope	This procedure describes the detailed activities required for the Customer Facing Role for securing payment information on target invoices once they become due.
It is extremely important to perform collection activities on targeted invoices to increase Dow’s cash flow, reduce days sales outstanding (DSO), and increase percent current.

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Customer Service Work Process Documentation	PR&H_GL_CF_CollectionsProcedure_L6.doc

Collections Procedure - Customer Facing Role, continued

Related Documents	Flow Chart:

Collections Flow Chart

Exceptions:

Latin America
North America
EMEA
Pacific

Job Aids:

Collections Initial Report - YDT1
Reviewing Customer Credit Info - YFCC
Displaying Document Flow - TV81
Displaying Document History - TV81
Reviewing Items on Account - TB14-15
Reviewing Item Details - YFCC
Displaying RV Invoice - TA93
Updating DTS - YDT2
Updating Documents - YFCC
Mass Maintenance Update - YFCC
Creating Collection Follow Up Report - YDT1
Entering a SAR
Creating a Siebel Service Request with Activity Plan
Determining if a QM Already Exists - QM03
Resolving Manual Rock - YRC2
Reviewing/Identifying Account Contacts - Siebel
View Requests - SAR
ACE Tool User Guide

Other:

Discrepancy Reason Codes

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Customer Service Work Process Documentation	PR&H_GL_CF_CollectionsProcedure_L6.doc

Collections Procedure - Customer Facing Role, continued

Process	The following describes the various steps required to execute this work process. These steps are for the Customer Facing Receivable Specialist role.

Step	Procedures
1

•      Identify a list of invoices that qualify for collection in the initial collection contact. Utilize transaction YDT1 to review list of invoices, refer to area exceptions:

o      Remember to log into all clients that you have accounts assigned to your RS code to complete collections on those accounts you are assigned. If you are unsure if open receivables exists in other clients, utilize the Cross Client report on the PR&H website as appropriate. Refer to your area exceptions for any area specifics.

o      Refer to the job aid called, “Collections initial Report – YDT1.”

o      The variant called, “Collections1” has been created which will bring in the required data.

o      Once list appears, sort by customer name. If the report is lengthy, sort various ways to ensure old items are captured as well.

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Collections Procedure - Customer Facing Role, continued

Step	Procedures
2

•      Start with the first customer - identify all invoices which are past due for that customer (be sure to review YFCC for any invoices coming due the current day or the week to eliminate duplicate calls). These items are 0 days late. Be sure to complete various sorts on report in case the report is lengthy. Sort by days late in order to capture those invoices that are very old.

•      Refer to the job aid called, “Reviewing Customer Credit Information – YFCC” for further assistance.

•      Research the invoice(s) to see if any QMs, previous adjustments, pending adjustments, payments on account exist for the invoice:

o      If the item is a PK08 and a stop payment or insufficient funds, you will need to utilize TB14/15 to review the clearing for the customer. The customer will need to remit payment for these items again as for some reason the original payment was stopped, however, the items were still cleared from the customer’s account. Refer to the job aid called, “Reviewing Items on Account – TB14/15.”

o      Review customer account for open payments. If there are open payments on account review payments for status to see if they will automatically be applied by CISS or need manual application. Refer to your area exceptions for appropriate guidelines.

o      Review invoice history via transaction TV81 to see if any previous adjustments have been issued. If so, take note of the adjustments. Refer to the job aids called “Displaying Document History – TV81” or “Displaying Document Flow - TVB1.”

o      Review customer account (YFCC or TB14/15) to see if adjustments are open on account. If adjustments are open, take note of adjustments – review details on previous and pending adjustments and communicate to customer when contacting them for payment information. Refer to the job aid called “Reviewing Item Details on Customer Account – YFCC” or “Reviewing items on account TB14-15.”

o      To see if any pending QM’s exist against an invoice, retrieve the order number from the invoice (Transaction TA93), then go to transaction QM03. In the Quality Message field use =O..XXXXXXX (where XXXXXX is the order number). Refer to the job aid called, “Determining if a QM Already Exists – QM03.” If QM is found, review the QM by viewing the QM in QM03, refer to the job aid called, “Displaying a QM – QM03,”

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Collections Procedure - Customer Facing Role, continued

Step	Procedures
2, cont

o      If QMs exist, review to determine it they require pending adjustments (returns, quality, etc). Take note to advise customer of pending issue. It QM indicates a full return of the invoice, document this on the invoice in DTS. Ensure you properly code the item for root cause using Global Discrepancy Code List. Update segment text and DTS with information regarding the return. Add a follow up date to ensure follow up on the item. Refer to the job aid called. “Updating DTS-YDT2.”

o      Review the SAR database for any pending sales adjustments as appropriate, refer to your area exceptions for details. Refer to the job aid called “View Requests.”

•      Continue this research on all invoices for each customer.

3

•      If a customer statement is preferred, submit a Service Request to the Supporting Activities team for that specific customer/location. Refer to the job aid called, “Creating a Siebel Service Request with Activity Plan.”

•      Refer to the individual work processes on the PR&H Supporting Activities website for more details.

4

•      Contact the customer for payment information. Utilize Siebel to find the customer accounts payable contact information. Refer to the job aid called, “Reviewing/Identifying Account Contacts – Siebel” for further details.

5

•      Document contacts:

o      Document any requests made to the Supporting Activities team in DTS. Be sure to add a follow up date of 2 business days and the Request number from Siebel to DTS text. Refer to the job aid called, “Updating DTS-YDT2.”

o      If contact was made to customer and a message was left or email sent - update DTS indicating that you left a message and to whom you left a message-ensure reason code is coded as HC for left message, segment text indicates you left a message and the date that you made the contact, and add a follow up date (2 business days after initial contact). Refer to the job aid called, “Updating DTS-YDT2.”

o      If customer provided payment information - update the follow up dates and the credit sufficiency matrix, if this is utilized in your area. Refer to the job aid called, “Updating Documents-YFCC.”

•      Update the check # (if available), dollar value, payment transfer date (either mail or date being transmitted), payment method, and who was contacted and date contacted, if needed.

•      Add follow up date to ensure payment is received. Utilize 3 business days for e-payment or 5 business days for check payment.

•      Repeat for all invoices.

o      If any other issue arises due to the contact with the customer, i.e. need copy, price discrepancy, etc, ensure that you use the appropriate Discrepancy reason code to code the item, update DTS, follow up date, and segment text.

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Collections Procedure - Customer Facing Role, continued

Step	Procedures
6

•      If updating many invoices on the customer’s account use mass maintenance. Refer to the job aid called, “Mass Maintenance update – YFCC” for further information.

•      Repeat for all accounts as necessary

7

•      If customer indicates issue with invoice

•      Review the appropriate PR&H Business Rules for your area for action to be taken.

o      Enter QM as appropriate for quality, quantity issues, etc. Use the ICAMP script. Refer to the job aid called, “Entering a QM – QM01,” for further details.

o      Request approval for any sales adjustment via SAR. Refer to the job aid called, “Entering a SAR” for further details. Refer to your area exceptions for any exceptions to this step.

•      Ensure that you indicate the Specialized Leveraged Team performing sales adjustment activities as the Receivable Specialist to issue the adjustment.

•      Once sales adjustment has been issued or QM resolved, contact customer as follow up to ensure customer pays invoice as necessary.

8

•      Once all initial invoices have been addressed, run another YDT1 report to capture those that have follow up dates of current day and previous.

•      Refer to the job aid called, “Creating a Collection Follow-up Report.”

•      The variant called, Collections2, has been created to assist with running this report.

o      You must update the “TO” date to the currant date in the Follow up date field.

•      Once list appears, sort by customer name or if report is lengthy, complete various sorts to capture older items.

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Collections Procedure - Customer Facing Role, continued

Step	Procedures
9

•      Follow up actions:

o      Use a variety of methods to contact customer. If customer was initially contacted by email, call the customer the second time. Be sure to use the phone to call the customer and leave a message if needed to ensure that a relationship is built between the customer and yourself.

o      If Leveraged Team sent a statement, invoice copy or POD and no response was received from the customer, call the customer to follow up for payment information

•      If a message was left, update DTS text, indicating a message was left and with whom, update the reason code with HC, update segment text, and add a follow up date of 2 business days out. If the invoice is more than 15 days past due and this is only the second time contacting customer, then at the next follow up date, escalate to field seller if a response was not received from the customer. Refer to the job aid called, "Updating DTS-YDT2."

•      If customer indicates they do not have enough money to pay or will not be paying as customer has different terms than we have set up or any other "red flag" issue, escalate immediately to the credit manager and field seller for assistance in collecting. Be sure to update DTS text, follow up date, reason code, and segment text with actions taken. Refer to the job aid called, "Updating DTS-YDT2."

•      If you receive payment information, update credit sufficiency matrix/DTS and follow up date based on date of payment. Refer to job aid called, "Updating Documents-YFCC."

•      Repeat for all invoices.

•      If customer indicates they are not paying invoice due to an error on the invoice. Escalate as necessary:

o      If for quantity/quality issues – enter QM using the ICAMP script. Refer to the job aid called, "Creating a QM – QM01.”

o      If any other discrepancy issue (i.e price, freight, tax, etc), enter SAR as appropriate for your area, refer to the area exceptions for details. Ensure the Specialized Leveraged Team completing sales adjustment activities is the RS on the form to issue the final sales adjustment. Refer to the job aid called, "Entering SAR" for further details.

o      Contact seller or CFS, if necessary, for assistance.

•      If customer indicates that they need a copy of a statement, invoice, or POD, submit a Service Request.

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Collections Procedure – Customer Facing Role, continued

Step	Procedures
10

•      Once items are 15 days past due and you have not received a response from the customer, escalate to the field seller for assistance in collecting the invoice.

o      Before you escalate, ensure the following has been completed:

•      Contact or attempt to contact your accounts payable at least twice – with a variety of different methods (phone and email).

•      If no contact with accounts payable, try to reach another contact at the customer (i.e. supervisor, backup, or purchasing) as appropriate for your area, refer to the area exceptions.

o      Use the appropriate contact lists if available to identify the field seller.

•      Provide the necessary details to the field seller to assist them with collection:

o      Invoice Number

o      Customer PO#

o      Product(s)

o      Value of invoice

o      Ship To customer/location

o      Date of Invoice

o      Quantity and price billed

o      Details of contacts information (i.e. date message left for customer)

o      Who at the customer was contacted

•      Once email has been sent to field seller or voice mail left, update DTS indicating that the invoice was escalated to the field seller (indicate who the seller is).   Refer to the job aid called, "Updating DTS – YDT2."

•      Update Follow up date for 2 business days and continue to follow up with field seller, until resolved.

•      Update the "represent" field in TB02 with a 1 which means you escalated to the field seller as appropriate for your area. Refer to your area exceptions. Refer to the job aid called, "Updating DTS-YDT2," for further information.

•      Repeat for all invoices as necessary.

11

•      Once payment information is obtained by field seller, update credit sufficiency matrix/DTS with information and set follow up date on item based on type of payment (3 days for e-payment and 5 days for check payment). Refer to the job aid called, "Updating Documents – YFCC."

o      Repeat for all invoices.

•      If field seller does not have payment information but requests you to call the customer or provides other actions for you to take, perform those tasks and be sure to update DTS, follow-up date, and credit sufficiency matrix/DTS as appropriate.

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Collections Procedure - Customer Facing Role, continued

Step	Procedures
12

•      If invoice is open at 30 days past due and field seller was unable to assist in obtaining payment information, escalate to the Credit Manager assigned to the customer’s account via email.

o      Before you escalate, ensure the following has been completed:

•      Contact or attempt to contact your accounts payable at least twice – with a variety of different methods (phone and email).

•      If no contact with accounts payable, try to reach another contact at the customer (i.e. supervisor, backup, or purchasing) as appropriate for your area, refer to the area exceptions.

•      Request assistance from account manager via a variety of methods (i.e. email, phone) and follow up with account manager every 3 business days.

•      Provide the necessary details to the credit manager seller to assist them with collection:

o      In the subject line, enter “OVER 30 DAYS, CUSTOMER NAME, LIABLE#” in order to get the credit managers attention.

o      Invoice Number

o      Customer PO#

o      Product(s)

o      Value of invoice

o      Ship To customer/location

o      Date of Invoice

o      Quantity and price billed

o      Details of contacts information (i.e. date message left for customer)

o      Who at the customer was contacted

o      Outline efforts to work with seller to resolve

•      Once email has been sent to the credit manager, update DTS indicating that the invoice was escalated to the credit manager (indicate who the credit manager is). Update Follow up date for 5 business days and continue to follow up with credit manager until the item has been paid. Refer to the job aid called, "Updating Documents – YFCC."

•      Update the segment text indicating the items were escalated to CFS.

•      Update the "represent" field with a 2 which means you escalated to the credit manager as appropriate for your area. Refer to your area exceptions.

•      Repeat for all invoices as necessary.

Note: The RS may need to get involved again at this point when the credit manager requests assistance. Remember that you are responsible for this invoice until paid, therefore, continue to follow up to ensure item is resolved.

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Collections Procedure - Customer Facing Role, continued

Step	Procedures
13

•      Once payment information is obtained by credit manager, update credit sufficiency matrix/DTS with information and set follow up date on item based on type of payment (3 days for e-payment and 5 days for check payment). Refer to the job aid called, “Updating Documents – YFCC.”

•      Repeat for all invoices.

•      If Credit manager indicates item is on legal hold (i.e. bankrupt customer), update reason code to G7, update DTS and Segment text with necessary information from Credit Manager.   Update follow up date with a date 3 months from current date and follow up with credit manager every 3 months to ensure legal items are resolved.

o      Refer to any area exceptions for specific steps for your area.

14

•      Receive ROCK for invoice greater than 7 days past due without a reason code.

•      Investigate invoice and contact customer as appropriate and code the invoice.

•      If payment information is received, update payment information on the invoice, by selecting the Payment Info button in ACE on the My ROCKS tab. You will be prompted to fill in the details of the payment information obtained and once you press OK, it will update SAP as well as assign a follow up date based on that payment information (3 business day for e-payment; 5 business days for check). Please refer to job aid “ACE Tool User Guide” for further instructions.

•      Take action to resolve the invoice.

•      Resolve the ROCK by either using the “Resolve” button in the ACE tool or manually resolving the ROCK. Refer to the job aid called, “Resolving Manual ROCK – YRC2.”

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Collections Procedure - Customer Facing Role, continued

Document Owner

It is the responsibility of the Payment Receipt & Handling (PR&H) Global Process & Technology Leader (GPTL) within the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document History	Below are at least the last three revisions of this document, including all revisions within the last three months. Approvals require that revisions to related documents were also made.

Date	Revised By	Changes	Version Number
07/08/10	Roxann DeBeau	Add Latin Area Specifics	7
09/03/09	Roxann DeBeau	Added Pacific area specifics link	6
7/16/09	Susan Erndt	Updated EU/IMEA specifics	5
9/19/08	Susan Erndt	Added document owner	4
7/29/08	Susan Erndt	New format and added related documents.	3
4/1/08	Susan Erndt	Split document by roles	2
11/14/07	Susan Erndt	Created Document	1

Revised: 10 Aug 2011 - 11:12 AM Printed: 17 Oct 2016 - 01:35 PM	DOW CONFIDENTIAL - Do not share without permission	Page 11 of 11

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PaymentAllocationProcedure_L6.doc

Manual Payment Allocation Procedure - Customer Facing Role

Introduction/ Purpose

This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scope

This procedure details the steps that the Customer Facing role will need to perform in order to have a payment manually applied on a customer’s account. This procedure will be used when payment backup is not available at the time of cash application in Customer Invoicing & Settlement Services (CISS).

Related Documents	Area Exceptions: North America Pacific Job Aids: Creating a List of Open Payments - YDT1 Updating DTS - YDT2

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PaymentAllocationProcedure_L6.doc

Manual Payment Allocation Procedure - Customer Facing Role, continued

Process	The following describes the various steps required to execute this work process. These steps are for the Customer Facing Receivable Specialist role.

Step	Procedures
1

•      Identify an open payment (PK16) on account that has a reason code of GA. These will be identified during the manage discrepancy process.

•      Transaction YDT1 can also be used to identify the PK16 with reason code of GA open on your RS match code. Refer to the job aid called “Creating a list of Open Payments – YDT1.”

o      Remember to review open payments in all the clients that you are assigned accounts. Refer to the Cross Client report on the PR&H website for your area for details.

•      You may also receive emails from the Specialized Leveraged team completing Discrepancies indicating there are open payments on the account and they need backup to resolve them.

2

•      Contact the customer for the remittance detail for the payment received.

•      Update DTS on the item(s) indicating that you have contacted the customer for the remittance information. Follow up with the customer in 2 business days if you do not receive the information. Refer to the job aid called, “Updating DTS – YDT2.”

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PaymentAllocationProcedure_L6.doc

Manual Payment Allocation Procedure - Customer Facing Role, continued

Step	Procedures
3

•      Once you receive the remittance detail, forward the remittance to the Specialized Leveraged team completing discrepancies to offset. Be sure the remittance includes the document number (whether invoice, delivery note, etc) and the value the customer is paying against this item. The team will not process the offset unless there is backup that is received from the customer. Please refer to area exceptions.  For example, if you request the team to offset invoices 123 and 456 with doc # X, then you will need to have remittance detail from the customer in order for the team to accurately apply the payment.

•      In the beginning of the subject line of the email, be sure to indicate the priority by using the following as a guideline:

o      ASAP – to be completed within 2 hours

o      High – to be completed within 4 hours

o      Normal – to be completed same day if received between 8am and 3pm. All requests after 3pm to be completed by noon the next business day.

o      Low – to be completed within 48 hours

•      The team will process an offset where the payment is on account, the original invoice has been canceled and the new invoice is on the account. Please be sure to explain this situation in your email to the team. They will keep the email as backup after they offset.

•      Be sure to include the following information in your email: Refer to your area specifics for any area details.

Liable#:

Client / Company Code:

Document number of payment and value to be offset:

Document numbers to offset, if appropriate (if remittance then do not need to fill in):

Allocation # (if multiple items on document number(s)):

Date to use in offset:

Any special notes regarding the offset:

Attachments: (should be remittance detail from customer):

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PaymentAllocationProcedure_L6.doc

Manual Payment Allocation Procedure - Customer Facing Role, continued

Document Owner

It is the responsibility of the Payment Receipt & Handling (PR&H) Global Process & Technology Leader (GPTL) within the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document History	Below are at least the last three revisions of this document, including all revisions within the last three months. Approvals require that revisions to related documents were also made.

Date	Revised By	Changes	Version Number
09/28/10	Roxann DeBeau	Updated “Normal” SLA to reflect completed same day if received between 8-3	6
09/03/09	Roxann DeBeau	Added NAA & Pacific area exceptions	5
9/18/08	Susan Erndt	Added document owner and changed properties	4
7/29/08	Susan Erndt	New format and added related documents.	3
4/1/08	Susan Erndt	Split document by roles	2
1/2/08	Susan Erndt	Created Document	1

Revised: 03 Aug 2011 - 03:47 PM Printed: 17 Oct 2016 - 01:34 PM	DOW CONFIDENTIAL - Do not share without permission	Page 4 of 4

Sub-process of Payment Receipt & Handling	EMEA PRH SME/CISS
Customer Service Work Process Documentation	Unallocated Cash Handling Procedure Styron

Unallocated Cash Handling Procedure Styron

Introduction/Purpose

This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scope

It often happens in the Money Collection Process that we receive payments which cannot be allocated to the correct customer accounts due to lack of information.

This process shows the steps to follow in those cases.

Related Documents

Revised: 10/17/2016 1:35:04 PM	DOW RESTRICTED – For internal use only	Page 1 of 3

Sub-process of Payment Receipt & Handling	EMEA PRH SME/CISS
Customer Service Work Process Documentation	Unallocated Cash Handling Procedure Styron

Unallocated Cash Handling Procedure Styron, continued

Process	The following describes the various steps required to execute this work process.

Step	Responsibility	Procedure
1	CISS	• Cash received into Styron Bank Accounts. MSC (Mumbai Service Center) cannot allocate to the correct customer account due to lack of transfer information.
2	CISS	• AR MSC will send an e-mail for all Styron payments to Gabriele Racz and Daniel Pawlak for further investigations.
3	RS/WPC	• Correct customer account and details will be provided to MSC.
4	CISS	• Cash allocation team to allocate cash as per details received.

Revised: 10/17/2016 1:35:04 PM	DOW RESTRICTED – For internal use only	Page 2 of 3

Sub-process of Payment Receipt & Handling	EMEA PRH SME/CISS
Customer Service Work Process Documentation	Unallocated Cash Handling Procedure Styron

Document Owner

It is the responsibility of the EMEA Payment Receipt & Handling SME with the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document History	Below are at least the last three revisions of this document, including all revisions within the last three months. Approvals require that revisions to related documents were also made.

Date	Revised By	Changes	Version Number
20.08.12	Paola Tonelli/ Angelique Roctus	Document Created	1

Revised: 10/17/2016 1:35:04 PM	DOW RESTRICTED – For internal use only	Page 3 of 3

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H _GL_CF_CreditLimit_ManageCreditBlockProcedure_L6.doc

Credit Limit Credit Block Procedure – Customer Facing Role

Introduction

This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scope	Procedure outlines how credit blocked orders will be resolved in order to provide the customer with on time delivery.
Related Documents	Flow Chart:
Manage Credit Blocked Orders
RUSH Credit Block Orders
Job Aids:
ACE Tool User Guide
Mass Maintenance Update - YFCC
Creating an Autosignature in Outlook
Reviewing Freight and Taxes - TA03
Updating DTS - YDT2
Location a Remit To - TS07
ACE Color Coding Grid
Area Specifics:
Europe/IMEA
North America
Pacific
Process	The following describes the various steps required to execute this work process. These steps are for the Customer Facing role.

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H _GL_CF_CreditLimit_ManageCreditBlockProcedure_L6.doc

Credit Limit Credit Block Procedure – Customer Facing Role, continued

Step	Procedures
1

Credit Limit

•      Review email from credit department responding to credit limit issue on what actions are needed in order to get the order released. (The Specialized Leveraged team completing credit block activities sent them an email on your behalf).

•      Review list of orders and shipment planning date.

o      Shipment planning dates for current date you need to follow the RUSH process.

o      Shipment planning dates 1-7 days out, follow the following steps.

•      Be sure to call the customer and secure payment information. Provide details on why you are requesting payment information on invoices not due yet. If no response, get the customer's purchasing agent and field seller involved. Keep the Customer Facing CSR in the loop so they are aware if any issues appear. It is very critical to get payment information on the invoices and escalate as necessary to resolve the credit limit issue prior to the shipment planning date.

o      All contacts to customers or internal key partners need to be logged into DTS and follow up dates added. As the shipment planning date gets closer to be within 3 days, work on issue daily until resolved. Refer to the job aid called, Updating DTS - YDT2.

o      Update the shared notes on the ROCK via the ACE tool for key partners to be able to review the details of the actions already taken. Refer to the job aid called, "ACE User Guide" for further information as well as the ACE color coding grid for appropriate information.

•      To update the shared notes, right click and select ROCK comment and then shared notes.

o      Once payment information is secured, update payment information via Mass Maintenance. Refer to the job aid called, "Mass Maintenance Update - YFCC." Once payment Information is updated, the credit sufficiency matrix will work to release any pending orders if the payment information is sufficient to release orders. (The auto-release feature via the credit sufficiency matrix may not be turned on for your area, please see area specifics for appropriate rules). If orders do not release, then contact CFS for further information. The Credit Sufficiency Matrix cycles every 15 minutes ~ wait approx. 30 min after Updating the matrix to see if orders release.

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H _GL_CF_CreditLimit_ManageCreditBlockProcedure_L6.doc

Credit Limit Credit Block Procedure – Customer Facing Role, continued

Step	Procedures
2

•      If resolution is not obtained by the shipment planning date (which can be found in the ACE tool), send email to the specialized leveraged team completing credit block activities to reassign the ROCK to the customer facing CSR as order has to be canceled or shipment date moved out. Be sure to copy the customer facing CSR on the email. Create an auto-signature (Refer to the job aid called, Creating an Autosignature") using the following information: Refer to your area exceptions for appropriate functional mailbox.

CSR (Enter their name) -

The order(s) listed have not been released. Please call the customer to advise that the shipment planning date needs to be moved out or the order should be canceled:

Attached is the history of the actions taken:

•      Document all DOW contact information (i.e. who was called to assist - field seller or CFS)

•      Customer Contacts - who at the customer was contacted

•      Reason for the block

•      Reason for the credit block

•      Reason why customer did not provide payment information (i.e. only have payments scheduled on certain days of the month).

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H _GL_CF_CreditLimit_ManageCreditBlockProcedure_L6.doc

Credit Limit Credit Block Procedure – Customer Facing Role, continued

Step	Procedures
3

Cash In Advance:

•      You receive an email from the Specialized Leveraged Team completing Manage Credit Block activities regarding a Cash In Advance customer. The email details order(s) that will need to be addressed.

•      Contact customer for pre-payment of order(s)

•      To determine the amount the customer has to pay review the order via TA03.

•      You need to check to see if the customer should be charged freight and taxes, if applicable, refer to area exceptions.   Refer to the job aid called, "Reviewing Freight and Taxes – TA03."

•      Provide customer with correct payment instructions. Review your area specifics for the appropriate remit-to addresses.

•      Follow up with Specialized Leveraged team completing Manage Credit Block activities (Refer to your area specifics for appropriate functional mailbox), to advise when customer is sending payment.

•           Update the shared notes on the ROCK associated with the order to indicate action taken.

4

•      Contact customer if appropriate to follow-up for payment information. The Specialized Leveraged Team completing manage credit block activities will monitor the customer's account to find out whether or not the payment has been applied to the customer's account. If the payment has not been applied on the customer's account within 3 days for e-payment or 5 days for check payment, an email will be sent to the Customer Facing RS for followup.

•      Once payment is received, forward the email received initially to the Specialized Leveraged Team completing Manage Credit Block activities via email, to close ROCK and to have them contact CFS to release order. (Refer to your area specifics for appropriate functional mailbox). Use the following canned text as a guideline:

SLT: (Insert their team name or the person you are sending it back to)

Please resolve ROCK(s) # XXXXX, XXXXX...The order(s) have been released from credit block and the ROCK(s) need to be resolved.

Thank you,

Your name

Revised: 10 Aug 2011 -11:13 AM Printed: 17 Oct 2016 - 01:37 PM	DOW CONFIDENTIAL - Do not share without permission	Page 4 of 5

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H _GL_CF_CreditLimit_ManageCreditBlockProcedure_L6.doc

Credit Limit Credit Block Procedure – Customer Facing Role, continued

Document Owner

It is the responsibility of the Payment Receipt & Handling (PR&H) Global Process & Technology Leader (GPTL) within the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document History	Below are at least the last three revisions of this document, including all revisions within the last three months. Approvals require that revisions to related documents were also made.

Date	Revised By	Changes	Version Number
09/28/10	Roxann DeBeau	Step 1: update "purchasing" with "customer's purchasing agent"	7
09/02/09	Roxann DeBeau	Added Pacific Area Exception Link	6
11/12/08	Susan Erndt	Revised step 1 to include to review area specifics if credit sufficiency matrix is not enabled in area. Revised step 3 to include to review area specifics regarding remit to information.	5
9/19/08	Susan Erndt	New format, updated document owner and SLT.	4
8/6/08	Susan Erndt	New format	3
4/2/08	Susan Erndt	Split document by role	2
11/14/07	Susan Erndt	Created Document	1

Revised: 10 Aug 2011 -11:13 AM Printed: 17 Oct 2016 - 01:37 PM	DOW CONFIDENTIAL - Do not share without permission	Page 5 of 5

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PastDue_ManageCreditBlockProcedure_L6.doc

Managing Credit Block Procedure for Past Dues - Customer Facing Role

Introduction

This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scope	Procedure outlines how credit blocked orders will be resolved in order to provide the customer with on time delivery. This procedure is followed by the Customer Facing Role.
Related Documents	Flow Chart:
Manage Credit Blocked Orders
LAA PD Credit Blocked Orders
Job Aids:
Mass Maintenance - YFCC
Updating DTS - YDT2
ACE Color Coding Grid
ACE Tool User Guide
Area Specifics:
EMEA
Latin America
North America
Pacific
Process	The following describes the various steps required to execute this work process. These steps are for the Customer Facing role.

Revised: 26 Nov 2013 -04:58 PM Printed: 17 Oct 2016 - 01:38 PM	DOW CONFIDENTIAL - Do not share without permission	Page 1 of 4

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PastDue_ManageCreditBlockProcedure_L6.doc

Managing Credit Block Procedure for Past Dues - Customer Facing Role, continued

Step	Procedures
1

For items with a PD or P%:

•      The Specialized Leveraged Team completing Manage Credit Block activities will be contacting the customer on behalf of the Customer Facing Role or the Customer Facing RS for payment information when invoices and/or discrepancies are blocking orders. (Refer to your area exceptions for appropriate details). They will use Siebel for the appropriate accounts payable contact. If the customer does not have an email address, the Customer Facing role will receive an email to contact the customer to resolve the credit block issue.

•      Receive email in personal inbox regarding orders on hold due to past dues. The email will contain the documents currently on the customer's account that are blocking their orders.

•      Review list of orders and review the shipment planning date. Refer to area exceptions for additional requirements.

•      If the shipment planning date is current date, follow the RUSH process.

•      Contact the customer and secure payment information on the items that are blocking the customer's account. A list of the items blocking the account will be received via email from the Specialized Leveraged Team completing Manage Credit Block activities. If a response is not received by the customer, get customer's purchasing agent and the field seller involved, refer to area exceptions. It is very critical to get payment information on the invoices and escalate as necessary to resolve the past due issue prior to the shipment planning date.

2

•      If the customer's payment information is obtained, update payment information in DTS. Refer to the job aid called, "Mass Maintenance Update – YFCC." If the credit sufficiency matrix logic is enabled in your area, wait 30 minutes before checking to see if the order has been released. If not, contact the Credit department for the account to advise what needs to be completed in order to get the order(s) released. If the Credit Sufficiency matrix is not enabled, contact the credit department immediately once payment information is updated in SAP for credit block resolution. Refer to your area specifics for appropriate information.

o      All contacts to customers or internal key partners need to be logged into DTS and follow up dates added. As the shipment planning date approaches to within 3 days, work on issue daily until resolved. Refer to the job aid called, "Updating DTS - YDT2" for more details on how to update DTS.

o      If necessary escalate (field seller, customer's purchasing agent and Customer Facing CSR); if no resolution is obtained, send email to the Specialized Leveraged Team completing Manage Credit Block activities to reassign the ROCK to the Customer Facing CSR. If the Customer Facing CSR has not been involved up to this point in discussions, be sure to send them an email that details the actions that were taken in order to get the credit block resolved. Refer to your area specifics for appropriate functional mailbox for the leveraged team.

3	• Once credit has been resolved based on payment information recorded, the Specialized Leveraged team will resolve the ROCK via the ACE tool.

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PastDue_ManageCreditBlockProcedure_L6.doc

Managing Credit Block Procedure for Past Dues - Customer Facing Role, continued

Step	Procedures
4

•      Receive email back from Credit Tech for the orders on credit block due to past dues, refer to area exceptions:

o      Orders not released: contact the field seller or customer as appropriate as detailed in step 1 to get the orders released. If the orders will not be released and no resolution from the customer, email the Specialized Leveraged Team completing Manage Credit Block activities to re-assign the ROCK to the Customer Facing CSR to move the shipment out or cancel the order. Refer to your area exceptions for appropriate functional mailbox.

o      If no resolution is obtained, in the email to the Specialized Leveraged Team completing Manage Credit Block activities ensure the following information has been given:

•      Document all DOW contact information (i.e. who was called to assist – field seller or CFS)

•      Customer Contacts - who at the customer was contacted

•      Reason for the block

•      Reason for the credit block

•       Reason why customer did not provide payment Information (i.e. only have payments scheduled on certain days of the month).

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_PastDue_ManageCreditBlockProcedure_L6.doc

Managing Credit Block Procedure for Past Dues - Customer Facing Role, continued

Document Owner

It is the responsibility of the Payment Receipt & Handling (PR&H) Global Process & Technology Leader (GPTL) within the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document Control Responsibility	It is the responsibility of the Customer Service Expertise Center to ensure the procedures are kept current and distributed to the appropriate personnel affected by these procedures.

Date	Revised By	Changes	Version Number
11/26/13	Abbie McGuire	Updated step 2 of NAA exceptions (wait 2 hrs after credit sufficiency matrix is updated to send release request)	9
11/30/10	Roxann DeBeau	Add Latin Exceptions and requirements	8
09/29/10	Roxann DeBeau	Updated Step 1 & 2 with "customer's purchasing agent" instead of "purchasing" for clarification.	7
09/02/09	Roxann DeBeau	Added Pacific Area Exception Link	6
11/12/08	Susan Erndt	Reworded step 2; bullet 1 to include to review area specifics in the case credit sufficiency matrix is not enabled.	5
9/19/08	Susan rndt	New format, added document owner, changed names of teams	4
8/7/08	Susan Erndt	New Format	3
4/2/08	Susan Erndt	Split document by role	2
11/14/07	Susan Erndt	Created Document	1

Revised: 26 Nov 2013 -04:58 PM Printed: 17 Oct 2016 - 01:38 PM	DOW CONFIDENTIAL - Do not share without permission	Page 4 of 4

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role

Introduction

This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scops	Procedure that details how discrepancies are managed/resolved by the Customer Facing role.

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Related Documents	Flow Chart:

Manage Discrepancies flow chart

Job Aids:

Creating a New Discrepancy Report - YDT1
Reviewing DTS - YDT2
Display Document History - TV81
Reviewing Order Notes - TA03
Determining if QM Exists - QM03
Displaying QM - QM03
Display RV Invoice - TA93
Creating Price Inquiry - TA21
Updating DTS - YDT2
Identifying Account Contacts - Siebel
Using ICAMP Script - QM01
Entering a SAR - NAA
Creating a Follow Up Discrepancy Report - YDT1
View Requests - SAR
Updating QM - QM02
Approving a SAR
Resolving a Manual ROCK - YRC2
Creating an Uncoded Discrepancy Report - YDT1

Exceptions:
North America
Latin America
Europe/IMEA
Pacific

Procedures:
Create Sales Adjustment Procedure for Customer Facing Role

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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role, continued

Process	The following describes the steps required to execute the procedure. This procedure is for the Customer Facing role.

Step	Procedures
1

•      Retrieve initial list of discrepancies (items without follow- up dates). Exclude from YDT1 items coded: DB, GT, GF, GB, CA, G7, HF, SB, H2, KB, KS, KZ and Blank:

•      Use RS match code S..XX, where XX is the RS Code.

•      Posting keys should be 06 and 16

•      Follow up date: less than equal to 01/01/01

These reason codes are excluded as the Specialized Leveraged Team (if implemented in your area) completing managing discrepancy activities will review them first prior to the Customer Facing role doing so. Once the Specialized Leveraged Team is finished, they will code the items DU and update DTS and Segment text with their investigation if they were unable to resolve the item. If they were able to resolve, then they will request the approval appropriately.

•      A variant called “Discrepancy1” has been created to help with this process versus filling in the above information every time.

•      Refer to the job aid called, “Creating a report of new discrepancies – YDT1” for further details.

•      Sort list by customer name. If your list is lengthy, then do a variety of sorts while working on your list to ensure you work on all items. Suggested that you sort A-Z; Z-A, dollar value.

•      Review DTS on the items for actions taken by Leveraged Team to determine the next action to be taken. Refer to the job aid called, “Reviewing DTS Text – YDT2.”



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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role, continued

Step	Procedures
2

•      Research the discrepancy further to identify reason:

o      Check TV81 for previous adjustments or pending returns. Refer to the job aid called, “Reviewing Document History – TV81” for further information.

o      Check TA03 for order notes. Refer to the job aid called, “Reviewing Order notes – TA03.”

o      Check the invoice via TA93 for any obvious deductions, i.e. freight, tax, rush order fees, etc). Refer to the job aid called, “Displaying RV Invoice – TA93.”

o      To see if the discrepancy is for price, take the dollar amount of the discrepancy and divide it by the quantity. If the amount comes out to a round number, like $.01/lb or $.019999 (round to $.02), this means the customer deducted that much. If this did not calculate, proceed to the next bullet of this step in the investigation.

•      Check TA21, to verify whether or not the price the customer paid is correct. Refer to the job aid called, “Create Price Inquiry–TA21” or use the TA21 script on the PR&H Quick pad, if available. If the customer paid correctly according to TA21, refer to the “Create Sales Adjustment Procedure for Customer Facing Role” for further information, otherwise go to step 3 to have the approvals requested.

o      Check for quantity, by dividing the amount of the discrepancy by the base price. If comes out to an even quantity, i.e. 1000 lbs, then discrepancy may be for quantity.

o      Check customer remittance in the case of cash discounts on the invoice to ensure the amount of discrepancy is accurate. Remember: if customer has discounted terms (i.e. 1% 10) the amount of the discrepancy will not match to SAP. SAP doesn’t recognize that the customer short or over paid and therefore will give the customer the amount of discount recorded on their invoice versus adjusting it for the amount short or over paid.

o      Check YDT2 for any previous notes. Refer to the job aid, “Reviewing DTS notes – YDT2,” for further information.

o      Check QM03 for any QM’s entered against the invoice. Refer to the job aid called, “Determining it QM Exists – QM03,” for further information. Refer to the job aid called “Displaying QM – QM03,” to find out more information on the QM. If a QM exists for the discrepancy, update the QM as appropriate. Refer to the job aid called, “Updating QM – QM02.”

o      Check the customer’s remittance for any backup provided. Refer to your area specifics for appropriate remittance locations.

•      If unable to determine reason based on research completed, contact the customer. Refer to your Siebel account contacts to determine the appropriate contact. Refer to the job aid called, “Identifying Account Contacts – Siebel.”



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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role, continued

Step	Procedures
3

•      Once reason has been identified:

o      Optional:  A discrepancy can be coded DB if price or GT if other than price, update DTS for the reason for the discrepancy and remove the follow up date and the Specialized Leveraged Team completing discrepancy activities will pick up the discrepancy to resolve. Refer to the job aid called, “Updating DTS – YDT2,” for further information on how to update DTS.

•      If a QM is needed, enter QM:

o      Refer to the job aid called, “Using ICAMP Script – QM01.”

o      If QM already exists based on investigation in step 2, update the QM as necessary and update the discrepancy with the QM#. Refer to the job aid “Updating DTS – YDT2,” for more details on how to update DTS.

o      On your discrepancy, please utilize a 3 business day follow up to assist response time.

•      If QM is not needed:

o      If approval is needed from business or utilizing your own DOA, enter a SAR. You can access the SAR tool via the Intranet or the scripting tool, by using the “SAR” tab. Refer to your area exceptions for which type of adjustments/business use SAR.

•      Ensure you put the “RS” as the Specialized Leveraged team creating sales adjustments.

•      Enter yourself as “informational” if you want to receive the SAR once it has been completed.

•      Refer to the job aid, “Entering a SAR” for more details as well as the “Create Sales Adjustment Procedure for the Customer Facing Role.”

•      Refer to the job aid called, “Approving a SAR” if using your own DOA to approve.

•      If discrepancy needs to be cleared and reversed back to the customer:

o      Send a request to Specialized leveraged team completing sales adjustments with the information for the reversal of the items. This information should be fitted out for each adjustment:

Liable #:

Invoice#

Company Code:

Item number(s) (if applicable):

Total adjustment amount:

Reason Code:

Sales Adjustment Document Type:

K-conditions/Amount or New Price

Payment Terms:

Currency

Special text requirements:

Document to be offset with: (provide allocation # if multiple lines on document):

Other:



Revised: 10 Aug 2011 -11:32 AM Printed: 17 Oct 2016 - 01:51 PM	DOW CONFIDENTIAL - Do not share without permission	Page 5 of 9

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role, continued

Step	Procedures
4

•      Update the document with the appropriate information via YDT2. Refer to the Job aid called, “Updating DTS-YDT2.”

•      Be sure to set a follow-up date appropriately based on the reason for the discrepancy:

•      Update the reason code with the appropriate code based on the root case of the discrepancy.

•      If you enter a SAR, for the discrepancy, input a follow up date of 3 business days.

•      Enter a QM? - set follow up date for 5 business days

•      Contacted customer – set follow up date out 2 business days.


5

•      Retrieve “informational” SAR from personal inbox. This will indicate that the SAR has been concluded and a FYl for you to review.

•      If customer is to receive a debit or credit back for their short or over payment, contact customer to advise them to payback their unauthorized short pay or deduct credit for incorrectly over paying. This is a proactive task in order to help in the collection process.



Revised: 10 Aug 2011 -11:32 AM Printed: 17 Oct 2016 - 01:51 PM	DOW CONFIDENTIAL - Do not share without permission	Page 6 of 9

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role, continued

Step	Procedures
6

•      Create a follow-up report to find those discrepancies that need follow-up to ensure the item does not age.

•      Utilize transaction YDT1 to create the report. Refer to the job aid called, “Creating a Discrepancy Follow up report – YDT1,” for further details.

o      Utilize posting keys 06 and 16.

o      Enter a date range in the follow up date field that consists of 1/1/01 thru the current date.

•      A variant has also been created to help with this process versus filling in the above information every time. Variant name is “Discrepancy2” and the RS match code needs to be modified.

•      Once report is shown, sort by follow up date to ensure all old items are worked on first in order to have current follow up dates on items.

•      If applicable for your area, sort by items coded DU as well as these items are what the Specialized Leveraged team completing discrepancy activities were unable to research and therefore, these are “uncoded” discrepancies and need action taken on them in order to code them appropriately.

•      Review previous actions taken on discrepancies. Refer to the job aid called, “Reviewing DTS Text – YDT2” for details on how to review any previous actions.

•      If customer was contacted for reason for discrepancy, no response, contact the customer using another form or contact method (i.e. if email was used initially, call the customer the second time). If no response from the customer after many attempts, ask the field seller for assistance in finding out the reason for the discrepancy.

•      Remember to update DTS with all the actions taken and with the appropriate follow up dates and reason code to ensure appropriate follow up is taken place. Refer to the job aid, “Updating DTS – YDT2.”



Revised: 10 Aug 2011 -11:32 AM Printed: 17 Oct 2016 - 01:51 PM	DOW CONFIDENTIAL - Do not share without permission	Page 7 of 9

Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role, continued

Step	Procedures
6, cont

•      Follow up on any open SARs (i.e. if the approver has not approved the adjustment, either call or send them a reminder to approve the SAR). Refer to the job aid called, “View Requests – SAR,” in order to find open SARs.

•      Follow up on any open QMs. If no action was taken in the QM in a few days, be sure to log a request in the QM for an update or call the person who needs to take action to ask them to complete the QM. Refer to the job aid called, “Updating QM – QM02.”

•      Be sure to set appropriate follow-up dates after reviewing and taking any actions. DO NOT move the follow up date without taking action and logging your actions into DTS.


7

For discrepancies that have not been appropriately coded (refer to area exceptions) and are more than 15 days from the posting date, the Specialized Leveraged Team completing credit block activities will be sending a ROCK or email to the Customer Facing Role to resolve.

•      Receive ROCK for uncoded discrepancy.

•      Investigate discrepancy to find root cause of the discrepancy.

•      Take action to resolve the discrepancy

•      Code the discrepancy. Refer to the job aid called. “Updating DTS-YDT2,” to complete the update actions.

•      Resolve the ROCK by either using the “Resolve” button in the ACE tool or manually resolving the ROCK. Refer to the job aid called, “Resolving Manual ROCK – YRC2.”

•      ROCK has now been resolved.

8

•      Create a list of uncoded discrepancies to ensure the items are coded appropriately.

•      Discrepancies may appear uncoded when manual application is completed or reinstated documents.

•      Refer to the job aid called, “Uncoded Discrepancy Report – YDT1,” to create a list on your RS code.

•      This should be completed bi-weekly to ensure accurate accounts.

•      Refer to the Discrepancy Reason codes for appropriate discrepancy codes to apply to discrepancies.


9

•      If at any time during the research of discrepancies, it is identified that a reinstatement is required, please follow the steps below.

•      If a reinstatement is required, please refer to area exceptions for instructions on how to proceed.

•      If CISS completed the offset incorrectly (not Autocash) send an email to their functional mailbox to reinstate the items. Refer to area exception for appropriate functional mailbox.



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Payment Receipt & Handling	Customer Service Expertise Center
Customer Service Work Process Documentation	PR&H_GL_CF_ManageDiscrepancies_L6.doc

Manage Discrepancies Procedure for Customer Facing Role, continued

Document Owner

It is the responsibility of the Payment Receipt & Handling (PR&H) Global Process & Technology Leader (GPTL) within the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document History	Below are at least the last three revisions of this document, including all revisions within the last three months. Approvals require that revisions to related documents were also made.

Date	Revised By	Changes	Version Number
04/15/11	Roxann DeBeau	Updated Step 9 - reinstatement instructions (removed funct. Mailboxes from area exceptions as they won’t be doing reinstatements)	8
09/29/10	Roxann DeBeau	Add Step 9 - Reinstatement instructions	7
06/25/09	Roxann DeBeau	Specified Area Exceptions due to MET	6
01/29/09	Roxann DeBeau	Updated document to add GA reason code to 680 Rock	5
1/3/09	Susan Erndt	Updated document with reversals (flips).	4
10/7/08	Susan Erndt	Updated format, added related documents, added document owner.	3
4/1/08	Susan Erndt	Split document by role	2
11/19/07	Susan Erndt	Created Document	1

Revised: 10 Aug 2011 -11:32 AM Printed: 17 Oct 2016 - 01:51 PM	DOW CONFIDENTIAL - Do not share without permission	Page 9 of 9

EXECUTION PAGE

IN WITNESS of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.

A Swiss Seller and a Swiss Servicer

SIGNED and
DELIVERED as a DEED by
TRINSEO HOLDING S.À R.L.
on behalf of TRINSEO EUROPE GMBH

/s/ Barry J. Niziolek

being a person who, in accordance with the laws of that territory, is acting under the authority of the company

[Master Amendment Deed Signature Page]

A Swiss Seller and a Swiss Servicer

SIGNED and
DELIVERED as a DEED by
TRINSEO HOLDING S.À R.L.
on behalf of TRINSEO EXPORT GMBH

/s/ Barry J. Niziolek

being a person who, in accordance with the laws of that territory, is acting under the authority of the company

[Master Amendment Deed Signature Page]

The German Seller and the German Servicer

SIGNED and
DELIVERED as a DEED by
TRINSEO HOLDING S.À R.L.
on behalf of TRINSEO DEUTSCHLAND
ANLAGENGESELLSCHAFT MBH

/s/ Barry J. Niziolek

being a person who, in accordance with the laws of that territory, is acting under the authority of the company

[Master Amendment Deed Signature Page]

The Dutch Seller and the Dutch Servicer

SIGNED and
DELIVERED as a DEED by
TRINSEO HOLDING S.À R.L.
on behalf of TRINSEO NETHERLANDS B.V.

/s/ Barry J. Niziolek

being a person who, in accordance with the laws of that territory, is acting under the authority of the company

[Master Amendment Deed Signature Page]

The U.S. Seller and the U.S. Servicer

SIGNED and
DELIVERED as a DEED by
TRINSEO HOLDING S.À R.L.
on behalf of TRINSEO LLC

/s/ Barry J. Niziolek

being a person who, in accordance with the laws of that territory, is acting under the authority of the company

[Master Amendment Deed Signature Page]

The U.S. Intermediate Transferor

SIGNED and
DELIVERED as a DEED by
TRINSEO U.S. RECEIVABLES
COMPANY SPV LLC

/s/ Angelo N. Chaclas

being a person who, in accordance with the laws of that territory, is acting under the authority of the company

[Master Amendment Deed Signature Page]

The Master Purchaser and the Chargee

SIGNED and
DELIVERED as a DEED for and on behalf
of STYRON RECEIVABLES FUNDING
DESIGNATED ACTIVITY COMPANY

acting by its duly authorised
Attorney
in the presence of:	/s/ Sam Sengupta
Sam Sengupta

/s/ [illegible]
(Witness’ signature)
3rd Floor, Kilmore House
Park Lane, Spencer Dock
Dublin 1
(Witness’ address)
Client Account Manager
(Witness’ occupation)

]

[Master Amendment Deed Signature Page]

The Investment Manager and the Styron Noteholder

SIGNED and DELIVERED
as a DEED by TRINSEO HOLDING S.À R.L.
for and on behalf
of TRINSEO FINANCE
LUXEMBOURG S.À R.L., LUXEMBOURG,
ZWEIGNIEDERLASSUNG HORGEN

acting by its duly authorised representative:	/s/ Barry J. Niziolek

[Master Amendment Deed Signature Page]

The Regency Noteholder

GIVEN under the common seal of
REGENCY ASSETS DESIGNATED ACTIVITY COMPANY
in the presence of:

/s/ [illegible]
Director

/s/ [illegible]
Director/~~Secretary~~

[Master Amendment Deed Signature Page]

The Cash Manager and the Master Purchaser Account Bank

SIGNED and DELIVERED
as a DEED by for and on behalf	/s/ Rebecca Andrew
of HSBC BANK PLC	Rebecca Andrew
acting by its duly authorised Attorney:	Associate Director

In the presence of
/s/ Marta Pernich
Name:	MARTA PERNICH
Profession:	ASSOCIATE
Address:	8 CANADA SQUARE,
LONDON EIQSHA

[Master Amendment Deed Signature Page]

The Parent and Guarantor

SIGNED and DELIVERED
as a DEED by for and on behalf
of TRINSEO HOLDING S.À R.L.
acting by its duly authorised representative:

/s/ Barry J. Niziolek
	Name:	Barry J. Niziolek
	Title:	Manager

]

[Master Amendment Deed Signature Page]

The Corporate Administrator and Registrar

PRESENT when the COMMON SEAL of
TMF ADMINISTRATION SERVICES
LIMITED was AFFIXED HERETO by:

Director:	/s/ John Hackett
John Hackett

Director/~~Secretary~~:	/s/ Kevin Butler
Kevin Butler

[Master Amendment Deed Signature Page]

The Styron Security Trustee

SIGNED as a DEED by

Director:	/s/ [illegible]

~~Director~~/Secretary:	/s/ [illegible]

For and on behalf of THE LAW
DEBENTURE
TRUST CORPORATION P.L.C.

[Master Amendment Deed Signature Page]